  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1998

                                                REGISTRATION NO. 333-56857
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         ALLIANCE LAUNDRY SYSTEMS LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    35820                   39-1927923
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
     INCORPORATION OR            P.O. BOX 990
      ORGANIZATION)       RIPON, WISCONSIN 54971-0990
                           TELEPHONE: (920) 748-3121
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             THOMAS F. L'ESPERANCE
                                 P.O. BOX 990
                          RIPON, WISCONSIN 54971-0990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                                 LANCE C. BALK
                               KIRKLAND & ELLIS
                             153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)     PRICE(1)      FEE(2)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
9 5/8% Senior
 Subordinated Notes due
 2008...................  $110,000,000     $1,000     $110,000,000   $32,450
-------------------------------------------------------------------------------
Guarantee(3)............      N/A           N/A           N/A          N/A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of the securities as of June 9, 1998.
(2) Previously paid.
(3) The Guarantee by Alliance Laundry Holdings LLC of the payment of principal and interest on the Notes is being registered hereby. Pursuant to Rule 457(g), no registration fee is required with respect to the Guarantee.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(continued from previous page)

                          ALLIANCE LAUNDRY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   35820                     39-1928505
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION OR      CLASSIFICATION CODE NUMBER)     IDENTIFICATION
        ORGANIZATION)                                             NUMBER)

                         ALLIANCE LAUNDRY HOLDINGS LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   35820                     52-2055893
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION OR      CLASSIFICATION CODE NUMBER)     IDENTIFICATION
        ORGANIZATION)                                             NUMBER)

OFFERING MEMORANDUM

[LOGO]
ALLIANCE
LAUNDRY SYSTEMS
                         ALLIANCE LAUNDRY SYSTEMS LLC
                         ALLIANCE LAUNDRY CORPORATION
      OFFER TO EXCHANGE THEIR SERIES B 9 5/8% SENIOR SUBORDINATED NOTES
            DUE 2008 FOR ANY AND ALL OF THEIR OUTSTANDING SERIES A
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2008

                                ---------------
   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,
                            1998, UNLESS EXTENDED.

                                ---------------

  Alliance Laundry Systems LLC, a Delaware limited liability company ("Alliance" or the "Company"), and Alliance Laundry Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("ALC" and, together with the Company, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Offering Memorandum (the "Offering Memorandum") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 9 5/8% Senior Subordinated Notes due 2008 (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Offering Memorandum is a part, for each $1,000 principal amount of its outstanding Series A 9 5/8% Senior Subordinated Notes due 2008 (the "Notes"), of which $110,000,000 principal amount is outstanding. The Issuers' payment obligations under the Exchange Notes will be jointly and severally, irrevocably and fully and unconditionally guaranteed on a senior subordinated basis (the "Guarantees") by Alliance Laundry Holdings LLC, a Delaware limited liability company and parent of the Company, and each of the Company's future direct and indirect domestic subsidiaries (the "Guarantors"). The Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the Senior Credit Facility. The form and terms of the Exchange Notes are the same as the form and term of the Notes (which they replace) except that the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated May 5, 1998 between the Issuers and United States Trust Company of New York (the "Indenture") governing the Notes. See "The Exchange Offer" and "Description of the Exchange Notes."

  Neither Issuer has issued, and does not have any current firm arrangements to issue, any indebtedness to which the Exchange Notes would rank senior or pari passu in right of payment. The Exchange Notes will be general unsecured obligations of the Issuers and will be subordinate in right of payment to all existing and future Senior Debt (as defined) and will be senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Issuers. As of July 26, 1998, the Company and its Subsidiaries (as defined) had $200.0 million of Senior Debt outstanding (exclusive of $67.5 million available under the Revolving Credit Facility (as defined), which would also be Senior Debt). See "Capitalization," "Description of Senior Credit Facility" and "Description of the Exchange Notes--Subordination."

  The Issuers will accept for exchange any and all Notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time, on    , 1998, unless
extended by the Issuers in their sole discretion (the "Expiration Date"). Notwithstanding the foregoing, the Issuers will not extend the Expiration Date
beyond    , 1998. Tenders of Notes may be withdrawn at any time prior to 5:00
p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by the Issuers on May 5, 1998 (the "Note Offering") to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and in offshore transactions pursuant to Regulation S under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Registration Rights Agreement entered into by the Issuers in connection with the offering of the Notes. See "The Exchange Offer".

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Issuers believe the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of either Alliance or ALC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer-- Resales of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Offering Memorandum, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of up to one year from the consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  If any holder of Notes is an affiliate of either Alliance or ALC, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, such holder (i) cannot rely on the applicable interpretations of the Commission and (ii) must comply with the registration requirements of the Securities Act in connection with any resale transaction.

  Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Issuers will pay all the expenses incurred by them incident to the Exchange Offer. See "The Exchange Offer."

                                ---------------

  SEE "RISK FACTORS" ON PAGE 13 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

                                ---------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      COMMISSION OR  ANY  STATE  SECURITIES COMMISSION  PASSED  UPON  THE
        ACCURACY  OR  ADEQUACY   OF  THIS   OFFERING  MEMORANDUM.   ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Offering Memorandum is    , 1998.

  There has not previously been any public market for the Notes or the Exchange Notes. The Issuers do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of Public Market." Moreover, to the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

                             AVAILABLE INFORMATION

  The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Offering Memorandum does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Offering Memorandum as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Issuers.

  As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Issuers to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Issuers other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Issuers will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. In the event the Issuers cease to be subject to the informational requirements of the Exchange Act, Alliance will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture, the Issuers shall file with the Trustee annual, quarterly and other reports within fifteen days after it files such reports with the Commission. Further, to the extent that annual or quarterly reports are furnished by the Issuers to unitholders generally it will mail such reports to holders of Exchange Notes. The Issuers will furnish annual and quarterly financial reports to unitholders of the Issuers and will mail such reports to holders of Exchange Notes pursuant to the Indenture, thus holders of Exchange Notes will receive financial reports every quarter. Annual reports delivered to the Trustee and the holders of Exchange Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. The Issuers will also furnish such other reports as may be required by law.

                               ----------------

  This Offering Memorandum includes "forward-looking statements" which appear in a number of places in this Offering Memorandum and include statements regarding the intent, belief or current expectations of the

Company or its officers with respect to, among other things, the use of proceeds of the Offering, the ability to borrow funds under the Senior Credit Facility, the ability to successfully implement operating strategies, including trends affecting the Company's business, financial condition and results of operations. All statements other than statements of historical facts included in this Offering Memorandum, including, without limitation, the statements under "Offering Memorandum Summary," "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although the Issuers believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Issuers' expectations (the "Cautionary Statements") are disclosed in this Offering Memorandum, including, without limitation, in conjunction with the forward-looking statements included in this Offering Memorandum under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

  All subsequent written and oral forward-looking statements attributable to the Issuers or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements and Risk Factors contained throughout this Offering Memorandum.

                               MARKET SHARE DATA

  The market share data presented herein are based upon estimates by management of the Company, utilizing various third party sources, where available. While management believes that such estimates are reasonable and reliable, in certain cases, such estimates cannot be verified by information available from independent sources. Accordingly, no assurance can be given that such market share data are accurate in all material respects.

                               ----------------

                           TRADEMARKS AND TRADENAMES

  The following items referred to in this document are trademarks that are federally registered in the United States and abroad pursuant to applicable intellectual property laws and are the property of the Company: Speed Queen, Huebsch and UniMac.

  The following items referred to in this document are trademarks owned by the Company, for which applications for registration are pending in the United States pursuant to applicable intellectual property laws: MicroMaster and CardMate Plus.

                          OFFERING MEMORANDUM SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Offering Memorandum. Each prospective investor is urged to read this Offering Memorandum in its entirety, including information set forth under the heading "Risk Factors." As used in this Offering Memorandum, unless the context requires otherwise, references to "Alliance" or the "Company" with respect to periods prior to the Transactions refer to the commercial laundry business of Raytheon Company, a Delaware corporation ("Raytheon"), historically conducted by Alliance Laundry Holdings LLC (the "Parent," formerly known as Raytheon Commercial Laundry LLC) and its predecessors and subsidiaries and with respect to periods subsequent to the Transactions, refer collectively to Alliance Laundry Systems LLC and its subsidiaries. As used herein, the term "stand alone commercial laundry equipment" refers to commercial laundry equipment excluding dry cleaning equipment and custom engineered, continuous process laundry systems and the term "stand alone commercial laundry industry" includes laundromats, multi-housing laundries and on-premise laundries and excludes dry cleaners and continuous process laundries. The financial statements presented herein for all periods except March 29, 1998, have been prepared on a combined basis. The financial statements presented herein as of and for the quarter ended March 29, 1998 have been prepared on a consolidated basis.

                                  THE COMPANY

  Alliance believes it is the leading designer, manufacturer and marketer of stand alone commercial laundry equipment in North America and a leader worldwide. Under the well-known brand names of Speed Queen, UniMac and Huebsch, the Company produces a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds. The Company believes it has had the leading market share in the North American stand alone commercial laundry equipment industry for the last five years and has progressively increased its market share from approximately 21% in 1993 to 38% in 1997. The Company attributes its industry leading position to: (i) the quality, reliability and functionality of its products; (ii) the breadth of its product offerings; (iii) its extensive distributor network and strategic alliances with key customers; and (iv) its substantial investment in new product development and manufacturing capabilities. As a result of its market leadership, the Company has an installed base of equipment that it believes is the largest in the industry and that generates significant recurring sales of replacement equipment and service parts. Internationally, the Company has developed targeted opportunities, generating equipment sales of $45.5 million in 1997. In addition, pursuant to an agreement, the Company supplies consumer washing machines to a large consumer appliance company ("Appliance Co.") for sale at retail. For 1997, the Company generated net sales of $347.7 million and EBITDA (as defined) of $57.2 million.

  The Company believes it has developed the most extensive distribution networks to each of the three distinct customer groups within the North American stand alone commercial laundry equipment industry: (i) laundromats;
(ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; and (iii) on-premise laundries, consisting primarily of in-house laundry facilities in hotels, hospitals, nursing homes and prisons. The Company estimates that in over 80% of the North American market its laundromat and on-premise laundry distributors are either the number one or number two distributor for their respective selling regions. In addition, the Company's in-house sales force has developed superior relationships with leading route operators that own, install and maintain commercial laundry equipment in multi-housing laundries, a critical factor in enabling the Company to grow its market share. Internationally, the Company sells its laundry equipment through distributors and to retailers.

  With an investment of over $70.0 million since 1994, the Company has substantially completed the development of many new products, the redesign of existing products and the modernization of its three manufacturing facilities in Wisconsin, Florida and Kentucky. Since January 1, 1997, the Company has introduced new product designs and new product models that comprise over 85% of its current product offerings. The Company believes its considerable investment in its product line and manufacturing capabilities has strengthened and will continue to enhance its market leadership position.

INDUSTRY OVERVIEW

  The Company estimates that North American stand alone commercial laundry equipment sales were approximately $500.0 million in 1997, of which the Company's equipment sales represented approximately $187.0 million. The Company believes that North American sales of stand alone commercial laundry equipment have grown at a compound annual rate of approximately 4.5% since 1993. North American commercial laundry equipment sales historically have been relatively insulated from business and economic cycles, given that economic conditions do not tend to affect the frequency of use, or replacement, of laundry equipment. Management believes industry growth will be sustained by continued population expansion and by customers increasingly "trading up" to equipment with enhanced functionality, raising average selling prices.

  Manufacturers of stand alone commercial laundry equipment compete on their ability to satisfy several customer criteria, including: (i) equipment reliability and durability; (ii) performance criteria such as water and energy efficiency, load capacity and ease of use; (iii) availability of innovative technologies such as cashless payment systems and advanced electronic controls, which improve ease of use and management audit capabilities; and (iv) value-added services such as rapid spare parts delivery, equipment financing and computer aided assistance in the design of commercial laundries.

COMPANY STRENGTHS

  MARKET LEADER WITH SIGNIFICANT INSTALLED BASE. The Company believes it led the North American industry in sales to all customer groups, with a 38% market share overall in 1997. The Company's market share has increased progressively during the last five years for each customer group. As a result of its leading market position, the Company has achieved superior brand recognition and extensive distribution capabilities. The Company's market position has also allowed it to establish what it believes to be the largest installed base in its industry, which generates a significant level of recurring sales of replacement equipment and service parts and provides a platform for sales growth.

  INDUSTRY-LEADING PRODUCT OFFERING. The Company believes its product line leads the industry in reliability, breadth of offerings, functionality and advanced features. Its development team of more than 120 engineers and technical personnel, together with its marketing and sales personnel, work with the Company's major customers to redesign and enhance the Company's products to better meet customer needs. For example, the Company has introduced since January 1, 1997 new product designs and new product models that comprise over 85% of its current product offerings; the Company's new products emphasize efficiency and new technology, facilitating ease of use as well as improving performance and reliability. In addition, the Company believes it is the only manufacturer in North America to produce a full product line (including washers, dryers, washer-extractors and tumblers for all customer groups), thereby providing customers with a single source for all their stand alone commercial laundry equipment needs.

  EXTENSIVE AND LOYAL DISTRIBUTION NETWORKS. The Company believes it has developed the industry's most extensive North American distribution networks. The Company estimates its distributors are either the number one or number two distributor for their respective selling regions in over 80% of the North American market. Most of the Company's distributors have been customers for over ten years. In addition, through its in-house sales force the Company has developed excellent relationships with industry-leading route operators, who are direct customers of the Company. The Company believes its strong relationships with its customers are based, in part, on the quality, breadth and performance of its products and on its comprehensive value-added services.

  LEADING NATIONAL BRANDS. The Company markets and sells its products under the widely recognized brand names Speed Queen, UniMac and Huebsch. A survey commissioned by the Company in 1993 of more than 1,000 commercial laundry distributors and end-users ranked Speed Queen as the leader in terms of brand awareness and as an industry leader for quality and reliability. In the same study, UniMac was ranked a leading brand in the stand alone on-premise laundry industry; Huebsch and Speed Queen ranked first and second, respectively, in customer satisfaction.

  STRONG AND INCENTIVIZED MANAGEMENT TEAM. Led by Chief Executive Officer Thomas L'Esperance, the Company believes it has assembled the strongest management team in the commercial laundry equipment industry. The Company's seven executive officers have over 80 years of combined experience in the commercial laundry equipment and appliance industries. This management team has executed numerous strategic initiatives, including: (i) ongoing refinements to its product offerings; (ii) the development of strategic alliances with key customers; (iii) the implementation of manufacturing cost reduction and quality improvement programs; and (iv) the acquisition and successful integration of the commercial washer-extractor business of the UniMac Company ("UniMac"). In addition, senior management (the "Management Investors") owns approximately 19% of the Company on a diluted basis.

BUSINESS STRATEGY

  The Company's strategy is to achieve profitable growth by offering a full line of the most reliable and functional stand alone commercial laundry equipment, along with comprehensive value-added services. The key elements of the Company's strategy are as follows:

  OFFER FULL LINE OF SUPERIOR PRODUCTS AND SERVICES. The Company seeks to satisfy all of a customer's stand alone commercial laundry equipment needs with its full line of products and services. The Company seeks to compete with other manufacturers in the commercial laundry equipment industry by introducing new products, features and value-added services tailored to meet evolving customer requirements. In 1997, for example, the Company began field tests for a new line of small-chassis frontload washers, offering multi-housing laundries increased water and energy efficiency. In addition, in 1997, the Company introduced its Automatic Balance System for topload washers, providing industry-leading out-of-balance handling; Alliance's new topload washers generate a higher g-force, thereby reducing moisture left in the laundry and drying time, ultimately reducing operating costs for the Company's customers.

  DEVELOP AND STRENGTHEN ALLIANCES WITH KEY CUSTOMERS. The Company has developed and will continue to pursue long-term alliances and multi-year supply agreements with key customers. The Company is the predominant supplier of new laundry equipment to Coinmach Corporation ("Coinmach"), the largest and fastest growing operator of multi-housing laundries in North America. Similarly, the Company is the supplier of substantially all of the laundry equipment purchased by SpinCycle, Inc. ("SpinCycle"), an emerging leader in the North American laundromat industry.

  CONTINUOUSLY IMPROVE MANUFACTURING OPERATIONS. The Company seeks to continuously enhance its product quality and reduce costs through refinements to manufacturing processes. The Company achieves such improvements through collaboration among key customers and its engineering and marketing personnel. Since 1995, the Company has progressively reduced manufacturing costs through improvements in raw material usage and labor efficiency, among other factors. These improvements are driven in part by the Company's goalsharing programs, through which the Company's manufacturing teams share in a portion of the cost reductions they achieve.

                                  THE SPONSOR

  Bain Capital, Inc. ("Bain"), founded in 1984, manages capital in excess of $1.5 billion and has invested in more than 100 companies. Bain is one of the most experienced and successful private equity investors in the United States, and the firm's principals have extensive experience working with companies on a wide range of operational challenges. Bain's investment strategy is to acquire companies in partnership with excellent management teams and to improve the long-term value of businesses. The firm typically invests in companies that are market share leaders with strong strategic positions and significant opportunities for growth. Following consummation of the Transactions, affiliates of Bain own 54.9% of the outstanding equity interests of the Parent. In addition, Bain has entered into the Management Services Agreement (as defined) with the Company pursuant to which Bain will provide general management, acquisition and financial services.

                                THE TRANSACTIONS

  On May 5, 1998 the Company completed the offering of the Notes (the "Note Offering") and the recapitalization of the Parent (the "Recapitalization") through (i) the Merger whereby, among other things, Bain/RCL, L.L.C., a Delaware limited liability company ("Bain LLC"), the BRS Investors (as defined) and the Management Investors (collectively with Bain LLC and the BRS Investors, the "Securityholders") acquired 93% of the common equity of the Parent, of which the Company is a direct wholly-owned subsidiary, and (ii) financings whereby the Company entered into and borrowed under the Senior Credit Facility and entered into a $250.0 million off-balance sheet receivables and equipment financing facility (the "Asset Backed Facility"). In addition, simultaneously with the consummation of each of the other Transactions, the Parent completed the Parent Contribution (as defined).

  The transactions contemplated by the Merger Agreement (as defined) were funded by: (i) $200.0 million of term loan borrowings by the Company pursuant to the Senior Credit Facility; (ii) the Note Offering, with aggregate gross proceeds of $110.0 million (substantially all of the amounts in clauses (i) and
(ii) was distributed to the Parent to fund the Merger and related fees and expenses); (iii) the issuance by the Parent of the Seller Subordinated Note (as defined) to Raytheon, with a principal amount of $9.0 million; (iv) the issuance by the Parent of the Seller Preferred Equity (as defined) to Raytheon with a liquidation value of approximately $6.0 million; (v) an equity investment in the Parent by the Securityholders of approximately $47.1 million (the "Investors Equity Contribution"); and (vi) a retained equity investment in the Parent by Raytheon with a fair market value of approximately $3.5 million (the "Raytheon Equity"). The Offering, the Senior Credit Facility, the Investors Equity Contribution, the Parent Contribution, the Merger, the Asset Backed Facility and the issuance of the Seller Subordinated Note and the Seller Preferred Equity are collectively referred to herein as the "Transactions." Each of the Transactions was conditioned upon each of the others, and consummation of each of the Transactions occurred simultaneously. See "The Transactions."

                                ----------------

  The executive offices of the Company are located at Shepard Street, Ripon, Wisconsin 54971-0990, and its telephone number is (920) 748-3121.

                             THE NOTE OFFERING
NOTES.......................
                              The Notes were sold by the Alliance and ALC on May 5, 1998 to Lehman Brothers Inc. and Credit Suisse First Boston Corporation (the "Initial Purchasers") pursuant to a Purchase Agreement dated May 5, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. ALC is a wholly owned subsidiary of Alliance that was incorporated for the sole purpose of serving as a co-issuer of the Notes in order to facilitate the Note Offering. ALC does not have any substantial operations or assets of any kind and will not have any revenues. Prospective investors in the Exchange Notes should not expect ALC to participate in servicing the interest, principal obligations or Liquidated Damages, if any, on the Exchange Notes. See "Description of the Exchange Notes--Certain Covenants."

EXCHANGE AND REGISTRATION
 RIGHTS AGREEMENT...........  Pursuant to the Purchase Agreement, the Issuers
                              and the Initial Purchasers entered into a Registration Rights Agreement dated May 5, 1998, which grants the holder of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER
SECURITIES OFFERED..........
                              $110,000,000 aggregate principal amount of Series B 9 5/8% Senior Subordinated Notes due 2008.

THE EXCHANGE OFFER..........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $110,000,000 aggregate principal amount of Notes are outstanding. The Issuers will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of either Alliance or ALC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                              Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Offering Memorandum, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of up to one year from the consummation of the Exchange Offer, it will make this Offering Memorandum available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Issuers.

EXPIRATION DATE.............  5:00 p.m., New York City time, on      , 1998
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE
 EXCHANGE NOTES AND THE       Each Exchange Note will bear interest from its
 NOTES......................  issuance date. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

CONDITIONS TO THE EXCHANGE    The Exchange Offer is subject to certain
 OFFER......................  customary conditions, which may be waived by the
                              Issuers. See "The Exchange Offer--Conditions."

PROCEDURES FOR TENDERING      Each holder of Notes wishing to accept the
 NOTES......................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of

                              Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. Delivery of the Notes may also be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. By executing the Letter of Transmittal or effecting delivery by book-entry transfer, each holder will represent to the Issuers that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of either Alliance or ALC. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

UNTENDERED NOTES............  Following the consummation of the Exchange Offer, holders of Notes eligible to participate but who do not tender their Notes will not have any further exchange rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO
 EXCHANGE...................
                              The Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only: (i) to the Issuers; (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act;
                              (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act; or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer-- Consequences of Failure to Exchange."

SHELF REGISTRATION            If any holder of the Notes (other than any such
 STATEMENT..................  holder which is an "affiliate" of either Alliance or ALC within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange
                              Offer, and such holder has provided information regarding such holder and the distribution of such holder's Notes to the Issuers for use therein, the Issuers have agreed to register the Notes on a shelf registration statement (the
                              "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practicable on or after the consummation of the Exchange Offer. The
                              Issuers have agreed to maintain the continuous effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Notes held by any such holders.

SPECIAL PROCEDURES FOR
 BENEFICIAL OWNERS..........  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Issuers will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY           Holders of Notes who wish to tender their Notes
 PROCEDURES.................  and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent
                              (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange
                              Offer--Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES AND
 DELIVERY OF EXCHANGE         The Issuers will accept for exchange any and all
 NOTES......................  Notes which are properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                              Exchange Offer--Terms of the Exchange Offer."

USE OF PROCEEDS.............  There will be no cash proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT..............  United States Trust Company of New York.

                                              THE EXCHANGE NOTES

GENERAL.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that: (i) the Exchange Notes bear a Series B designation; (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof; and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the

                              Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes." The Notes and the Exchange Notes are referred to herein collectively as the "Senior Subordinated Notes."

SECURITIES OFFERED..........
                              $110,000,000 aggregate principal amount of Series B 9 5/8% Senior Subordinated Notes due 2008 of the Issuers.

MATURITY DATE...............  May 1, 2008.

INTEREST PAYMENT DATES......  May 1 and November 1, commencing November 1,
                              1998.

EVENTS OF DEFAULT...........
                              An Event of Default occurs under the Indenture in instances such as the failure to pay principal when due, the failure to pay any interest within 30 days of when due and payable, the failure to perform or comply with various covenants under the Indenture or the default under the terms of certain other indebtedness of the Company. See "Description of Exchange Notes--Events of Default."

OPTIONAL REDEMPTION.........  The Exchange Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after May 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. In addition, at any time prior to May 1, 2001, the Issuers may, in their discretion, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net cash proceeds of one or more Equity Offerings, provided that at least 65% of the aggregate principal amount of the Exchange Notes issued under the Indenture remains outstanding immediately after each such redemption. See "Description of the Exchange Notes--Optional Redemption."

CHANGE OF CONTROL...........  In the event of a Change of Control, holders of the Notes will have the right to require the Issuers to purchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. At any time on or prior to May 1, 2003, the Exchange Notes may also be redeemed in whole, but not in part, at the option of the Issuers, upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages thereon, if any, to, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). There can be no assurance that the Company will have the financial resources necessary or be able to arrange financing to repurchase the Exchange Notes upon a Change of Control. See "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of Control;--Optional Redemption."

RANKING.....................
                              The Exchange Notes will be general unsecured obligations of the Issuers, subordinate in right of payment to all existing and future Senior Debt of the Issuers, including all borrowings of the Company and its subsidiaries under the Senior Credit Facility. Concurrently with the Note Offering, the Company entered into a new $275.0 million Senior Credit Facility. As of May 5, 1998, after consummation of the Transactions, including the Offering, borrowings under the Senior Credit Facility and application of the net proceeds therefrom, the Company and its Subsidiaries had $200.0 million of Senior Debt outstanding (exclusive of $75.0 million available under the Revolving Credit Facility which would also be Senior Debt). See "Capitalization," "Description of Senior Credit Facility" and "Description of the Exchange Notes-- Subordination."

GUARANTEES..................  The Issuers' payment obligations under the
                              Exchange Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Guarantees") by the Parent and each of the Company's future direct and indirect Domestic Subsidiaries (the "Guarantors"). The Exchange Notes will not be guaranteed by any of the Company's current direct and indirect Domestic Subsidiaries or current or future Foreign Subsidiaries (the "Non-Guarantor Subsidiaries"). For the fiscal year ended December 31, 1997, the Non-Guarantor Subsidiaries accounted for 2.0% of the Company's net sales and generated $2.1 million of EBITDA. The Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the Senior Credit Facility. See "Description of the Exchange Notes--Exchange Note Guarantees."

CERTAIN COVENANTS...........  The indenture pursuant to which the Exchange
                              Notes will be issued (the "Indenture") will contain certain covenants that, among other things, limit the ability of the Company, its Restricted Subsidiaries (as defined) and, with respect to clause (i), any Guarantor to (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or make certain other restricted payments, (iii) enter into transactions with affiliates, (iv) make certain asset dispositions, (v) merge or consolidate with, or transfer all or substantially all of its assets to, another Person (as defined), (vi) encumber assets under certain circumstances,
                              (vii) restrict dividends and other payments from Restricted Subsidiaries or (viii) engage in certain business activities. See "Description of the Exchange Notes--Certain Covenants." In addition, under certain circumstances, the Issuers will be required to offer to purchase the Exchange Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, with the proceeds of certain Asset Sales (as defined). See "Description of the Exchange Notes--Certain Covenants;--Repurchase at the Option of Holders-- Asset Sales."

                                For additional information regarding the
                              Exchange Notes, see "Description of Exchange
                              Notes."

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES, SEE "RISK FACTORS."

  SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL AND OPERATING
                                      DATA

  The following table sets forth (i) summary historical combined financial data of the Company for the four years ended December 31, 1997 and for the quarter ended March 30, 1997 and summary historical consolidated financial data of the Company for the quarter ended March 29, 1998 and (ii) summary unaudited pro forma combined financial data for the fiscal year ended December 31, 1997 and summary unaudited pro forma consolidated financial data for the quarter ended March 29, 1998. Since following the Transactions the Parent is a holding company with no operations other than those of the Company and its subsidiaries, the historical combined financial statements of the Parent represent the historical results of operations of the Company. The summary historical combined financial data for the four years ended December 31, 1997 were derived from the audited combined financial statements of the Company, which for the three years ended December 31, 1997 are included elsewhere herein, together with the report of Coopers & Lybrand, L.L.P., independent accountants. The summary historical combined financial data of the Company for the quarter ended March 30, 1997 and the summary historical consolidated financial data for the quarter ended March 29, 1998 were each derived from unaudited financial statements that were prepared on the same basis as the audited financial statements and that, in the opinion of management, include normal recurring adjustments and adjustments necessary for a fair presentation of the combined results of operations and financial condition of the Company as it operated as a unit of Raytheon. The summary historical consolidated financial data for the quarter ended March 29, 1998 are not necessarily indicative of the results for the full year. The summary unaudited pro forma combined statements of income and other operating data for the fiscal year ended December 31, 1997 and the summary unaudited pro forma consolidated statement of income and other operating data for the quarter ended March 29, 1998 give effect to the Transactions as if each had occurred on January 1, 1997 and January 1, 1998, respectively. The summary unaudited pro forma consolidated balance sheet data at March 29, 1998 give effect to the Transactions as if each had occurred on March 29, 1998. The summary unaudited pro forma combined financial data and the summary unaudited pro forma consolidated financial data are intended for informational purposes and should not be considered indicative of either future results of operations or the results that might have occurred if the Transactions had been consummated on the indicated date or had been in effect for the period presented. The following table should be read in conjunction with "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical combined financial statements and the notes related thereto of the Company included elsewhere in this Offering Memorandum.

                                                                                               PRO FORMA
                               YEARS ENDED DECEMBER 31,         QUARTERS ENDED     PRO FORMA    QUARTER
                          ----------------------------------- -------------------  YEAR ENDED    ENDED
                                                              MARCH 30, MARCH 29, DECEMBER 31, MARCH 29,
                            1994     1995     1996     1997     1997      1998     1997(/1/)   1998(/1/)
                          -------- -------- -------- -------- --------- --------- ------------ ---------
                                (DOLLARS IN THOUSANDS)            (UNAUDITED)          (UNAUDITED)
STATEMENT OF INCOME:
Net sales...............  $267,445 $324,529 $318,263 $347,709  $80,475   $83,295    $346,546    $82,777
Cost of sales...........   208,543  259,272  246,017  263,932   61,881    63,945     263,932     63,945
                          -------- -------- -------- --------  -------   -------    --------    -------
Gross profit............    58,902   65,257   72,246   83,777   18,594    19,350      82,614     18,832
Selling, general and
 administrative expense.    29,782   35,360   34,464   41,070    9,128    10,580      41,940     10,763
Nonrecurring costs(/2/).       --       574    3,704      --       --        --          --         --
                          -------- -------- -------- --------  -------   -------    --------    -------
 Operating income.......    29,120   29,323   34,078   42,707    9,466     8,770      40,674      8,069
Other income, net.......       312      778      685      --       --        --          --         --
Interest expense........       --       --       --       --       --        --       31,287      7,662
                          -------- -------- -------- --------  -------   -------    --------    -------
Income before taxes.....    29,432   30,101   34,763   42,707    9,466     8,770       9,387        407
Provision for income
 taxes(/3/).............    11,265   11,545   13,408   16,431    3,643     3,385         --         --
                          -------- -------- -------- --------  -------   -------    --------    -------
Net income..............  $ 18,167 $ 18,556 $ 21,355 $ 26,276  $ 5,823   $ 5,385    $  9,387    $   407
                          ======== ======== ======== ========  =======   =======    ========    =======

                                                                                                 PRO FORMA
                             YEARS ENDED DECEMBER 31,           QUARTERS ENDED       PRO FORMA    QUARTER
                         -----------------------------------  --------------------   YEAR ENDED    ENDED
                                                              MARCH 30,  MARCH 29,  DECEMBER 31, MARCH 29,
                          1994     1995     1996      1997      1997       1998      1997(/1/)   1998(/1/)
                         -------  -------  -------  --------  ---------  ---------  ------------ ---------
                              (DOLLARS IN THOUSANDS)              (UNAUDITED)            (UNAUDITED)
OTHER OPERATING DATA:
EBITDA(/4/)............. $37,573  $40,948  $45,908  $ 57,152  $ 12,466   $ 12,497     $ 55,119   $  11,796
EBITDA Margin(/5/)......    14.0%    12.6%    14.4%     16.4%     15.5%      15.0%        15.9%       14.3%
Cash interest
 expense(/6/)........... $   --   $   --   $   --   $    --   $    --    $    --      $ 28,632   $   7,067
Depreciation and
 amortization...........   8,141   10,847   11,145    14,445     3,000      3,727       14,445       3,727
Capital
 expenditures(/7/)......  11,579   16,177   22,030    22,623     7,949      1,457       22,623       1,457
Operating cash flows....  19,381   17,517   77,192    40,067     2,058     19,035          --          --
Ratio of EBITDA to cash interest expense.................          --         --           1.9x        1.7x
Ratio of earnings to
 fixed charges(/8/).....   149.6x   153.0x    96.8x    108.8x     95.7x      88.7x         1.3x        1.1x
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................    $ 15,434             $ 13,205                 $  5,325
Total assets....................................     205,086              227,615                  234,881
Total debt......................................         --                   --                   315,146
Parent company investment/(members' deficit)....     148,573              135,824                 (166,008)

-------
(1)  See "Unaudited Pro Forma Combined Financial Data."
(2) Nonrecurring costs associated primarily with reductions in work force. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."
(3) Subsequent to the consummation of the Transactions, the Company will not be a tax paying entity. Historical amounts represent the Company's tax attributes as a division of Raytheon as calculated on a separate return basis. See "Unaudited Pro Forma Combined Financial Data."

(4) "EBITDA," as presented, represents income before income taxes plus depreciation and amortization, interest and expense. Adjusted EBITDA for the year ended December 31, 1997 totals $54.5 million and is calculated by adding to EBITDA (as described above) certain items of income and expense primarily related to the Appliance Co. Transaction (as defined) including:
     (i) the impact of lower contractual selling prices for sales of consumer topload washers to Appliance Co. compared to sales of such washers to Raytheon's consumer appliance business prior to the Appliance Co. Transaction; (ii) the elimination of one time transition costs; and (iii) the elimination of costs incurred by the Company prior to the Appliance Co. Transaction that would have been reimbursed by Appliance Co. under the terms of the Appliance Co. Supply Agreement (as defined). See Supplemental Adjustments in the Unaudited Pro Forma Combined Statements of Income for additional disclosure regarding these adjustments. EBITDA and Adjusted EBITDA should not be considered alternatives to measures of operating performance as determined in accordance with generally accepted accounting principles, including net income as a measure of the Company's operating results and cash flows as a measure of the Company's liquidity. Because EBITDA and Adjusted EBITDA are not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(5)  Represents EBITDA as a percentage of net sales.

(6) Cash interest expense represents pro forma interest expense less amortization of deferred financing costs.

(7) Excludes purchases of assets related to the November 1994 acquisition of the business of UniMac. For each of the four years ended December 31, 1997, capital expenditures excluding those relating to major new products, significant product redesigns and major capacity additions would have been less than $10.0 million.

(8) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and the estimated interest portion of rental expense.

                                 RISK FACTORS

  Holders of the Notes should carefully consider the risk factors set forth below, as well as the other information appearing elsewhere in this Offering Memorandum, before tendering their Notes in the Exchange Offer.

  Certain statements, estimates, predictions and projections contained herein under "Offering Memorandum Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," in addition to certain statements contained elsewhere herein, are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some important factors (but not necessarily all factors) that could affect the Company's revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following: lack of operating history as an independent public company; inability to enter into and borrow under the Senior Credit Facility; ability to successfully implement operating strategies; working capital adjustments; payments pursuant to indemnification arrangements; changes in economic conditions; competition; regulatory difficulties; and the other matters referred to herein or elsewhere in this Offering Memorandum. Holders of the Notes are urged to carefully consider these factors in connection with the forward-looking statements. The Company does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISKS RELATING TO THE NOTES

 Substantial Leverage

  The Company incurred significant debt in connection with the Transactions. As of May 5, 1998, the Company had outstanding indebtedness of $310.0 million, including $200.0 million drawn under the Term Loan Facility and $110.0 million of the Notes, and had a significant members' deficit. In addition, the Company had available borrowings of up to $75.0 million under the Revolving Credit Facility. In addition, subject to restrictions in the Senior Credit Facility and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures. For the year ended December 31, 1997, after giving pro forma effect to the Transactions, the Company's ratio of earnings to fixed charges would have been 1.3 to 1.

  The Company's ability to make scheduled payments of principal of, or to pay the premium, if any, interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and certain anticipated improvements, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. The Company may be required to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance, however, that such refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

  The degree to which the Company has been leveraged following the Transactions could have important consequences to holders of the Exchange Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Exchange Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes;
(v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and (vi) placing the Company at a competitive disadvantage compared to less leveraged competitors. In addition, the Indenture and the Senior Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's business, financial condition and results of operations. If the Company cannot generate sufficient cash to meet its obligations as they become due or refinance such obligations, the Company may have to sell assets or reduce capital expenditures. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of Senior Credit Facility" and "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of Control."

 Subordination of the Exchange Notes; Guarantees

  The Exchange Notes will be contractually subordinated to all Senior Debt including all obligations under the Senior Credit Facility. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Debt will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Exchange Notes can be blocked in the event of defaults on Designated Senior Debt (as defined). In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Exchange Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than holders of Senior Debt. At May 5, 1998, after giving effect to the Transactions, the aggregate amount of consolidated indebtedness and other liabilities to which the Exchange Notes were subordinated was approximately $200.0 million, consisting of secured borrowings under the Term Loan Facility. In addition, the Company had available borrowings of up to $75.0 million under the Revolving Credit Facility, all of which would constitute Senior Debt. Subject to certain limitations, the Indenture will permit the Company to incur additional indebtedness. Substantially all of the assets of the Company will or may in the future be pledged to secure other indebtedness of the Company or its Subsidiaries. See "The Transactions," "Description of Senior Credit Facility" and "Description of the Exchange Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  The Issuers' payment obligations under the Exchange Notes will be jointly and severally guaranteed on a senior subordinated basis by the Parent and each of the Company's future direct and indirect domestic subsidiaries. The Exchange Notes will not be guaranteed by any of the Company's current direct and indirect domestic subsidiaries or current or future foreign subsidiaries. For the fiscal year ended December 31, 1997, the Non-Guarantor Subsidiaries accounted for 2.0% of the Company's net sales and generated $2.1 million of EBITDA . The Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the Senior Credit Facility. Additionally, the Company's payment obligations under the Notes will be structurally subordinated to indebtedness of the Company's subsidiaries. See "Description of the Exchange Notes--Subordination;--Exchange Note Guarantees."

 Restrictions Imposed by the Senior Credit Facility and the Indenture

  The Senior Credit Facility requires the Company to maintain specified financial ratios and tests, among other obligations, including a minimum interest coverage ratio and a maximum leverage ratio. In addition, the Senior Credit Facility contains affirmative and negative covenants customary for financings of that type, including, among other things, limitations on the Company's ability to incur additional indebtedness and make acquisitions and capital expenditures. A failure to comply with such covenants could lead to an event of default thereunder, which could result in an acceleration of such indebtedness. Such an acceleration would constitute an event of default under the Indenture relating to the Exchange Notes. If an event of default exists on Designated Senior Debt, subordination provisions in the Indenture may restrict payments to holders of the Exchange Notes until holders of Senior Debt are paid in full or such default is cured or waived or has ceased to exist. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, sell assets, create liens or other encumbrances, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of Senior Credit Facility" and "Description of the Exchange Notes--Certain Covenants."

 Fraudulent Transfer

  A significant portion of the net proceeds of the Offering were paid as a dividend to the Parent and used to consummate the Merger. Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if the Company, at the time it issued the Notes, (i) incurred such indebtedness with intent to hinder, delay or defraud creditors or (ii)(a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b)(1) was insolvent at the time of incurrence, (2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its businesses or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Notes, or, in the alternative, subordinate the Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. The Company believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Notes were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that the Company, after the issuance of the Notes and the application of the proceeds thereof, was solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's view.

Limitations on Change of Control

  In the event of a Change of Control, the Issuers will be required to make an offer for cash to repurchase the Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, thereon to the repurchase date. The provisions of the Indenture may not, however, afford holders of the Exchange Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Exchange Notes, if such transaction does not result in a Change of Control. A Change of Control will result in an event of default under the Senior Credit Facility and may result in a default under other indebtedness of the Company that may be incurred in the future. The Senior Credit Facility will prohibit the purchase of outstanding Exchange Notes prior to repayment of the borrowings under the Senior Credit Facility, and any exercise by the holders of the Exchange Notes of their right to require the Issuers to repurchase the Exchange Notes will cause an event of default under the Senior Credit Facility. In addition, prior to repurchasing the Exchange Notes upon a Change of Control, the Company must either repay all outstanding indebtedness under the Senior Credit Facility or obtain the consent of the lenders. If the Company does not obtain such consent or repay its outstanding indebtedness under the Senior Credit Facility, the Company would remain effectively prohibited from offering to purchase the Exchange Notes. Finally, there can be no assurance that the Company will have the financial resources necessary or be able to arrange financing to repay obligations under the Senior Credit Facility and the Indenture or to repurchase the Exchange Notes upon a Change of Control. See "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of Control."

ABSENCE OF PUBLIC MARKET

  Prior to the Exchange Offer, there has been no public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Notes (other than any such holder that is an "affiliate" of either Alliance or ALC within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers are required to file a Shelf Registration Statement with respect to such Notes. The Exchange Notes are new securities for which there currently is no market. The Exchange Notes are eligible for trading by qualified buyers in the Private Offerings, Resale and Trading though Automated Linkages (PORTAL) market. The Issuers do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Exchange Notes are eligible for trading through PORTAL, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the Company's performance and other factors. The Issuers have been advised by the Initial Purchasers that they currently intend to make a market in the Exchange Notes as permitted by applicable law and regulations; however, the Initial Purchasers are not obligated to do so and any such market-making activities, if commenced, may be discontinued at any time without notice. In addition, such market-making activities may be limited during the Exchange Offer and pendency of the Shelf Registration Statement. Therefore, there can be no assurance that an active market for any of the Exchange Notes will develop, either prior to or after the Issuers' performance of their obligations under the Registration Rights Agreement. See "Description of the Exchange Notes."

  The Exchange Notes generally will be permitted to be resold or otherwise transferred (subject to the restrictions described under "Description of Exchange Notes") by each holder without the requirement of further registration. The Exchange Notes, however, will also constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-exchanging holders of Notes, the trading market for the Notes following the Exchange Offer.

  The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independently of the financial performance of, and prospects for, the Company.

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for the Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Issuers of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange

Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

COMPANY-SPECIFIC RISKS

 Appliance Co. Transaction

  The Company has mutual supply agreements with Appliance Co. that terminate in 1999 (subject to certain extension rights). Pursuant to such agreements,
(i) the Company purchases commercial small-chassis frontload washers and dryers from Appliance Co.'s Searcy, Arkansas facility and (ii) Appliance Co. purchases consumer topload washers from the Company's Ripon, Wisconsin facility (the "Appliance Co. Supply Agreement"). Consumer topload washers sold to Appliance Co. currently comprise a substantial percentage of the unit volume of the Ripon facility and represented approximately 22% of 1997 net sales. Upon the termination of the Appliance Co. Supply Agreement, the Company will experience a significant decline in unit volume. This volume decline may result in an increase in the Company's average cost per unit, due to, among other factors, unabsorbed manufacturing overhead, reduced raw materials purchasing scale and reduced manufacturing efficiency. In addition, a failure by the Company to successfully implement the reconfiguration of the Ripon plant and thereby to partially offset any impact on the Company's cost per unit following this volume decline could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Ripon Transition" and "Business--Ripon Transition;--Appliance Co. Transaction."

  The Company relies on Appliance Co. to supply it with commercial small-chassis frontload washers and dryers and will continue to rely on Appliance Co. until the Company has established manufacturing capability for such products at the Ripon facility (expected to be September 1998 and 1999 for frontload washers and dryers, respectively). Products sourced from Appliance Co. represented 9% of the Company's 1997 net sales. In the event Appliance Co. is unable or unwilling to continue to manufacture commercial small-chassis frontload washers and dryers for the Company, it could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that Appliance Co. will continue to supply products that are consistent with the Company's standards or that any disagreements will not result therefrom. In this regard, the Company has occasionally received and may in the future receive shipments of products from Appliance Co. that fail to conform with the Company's quality control standards. In such event, the Company risks the loss of revenue from the sale of such frontload washers and dryers. The failure of Appliance Co. to supply frontload washers and dryers that conform to the Company's standards could have a material adverse effect on the Company's business, financial condition and results of operations, as well as on its reputation in the marketplace. See "Ripon Transition" and "Business--Ripon Transition." For a discussion of pending litigation with Appliance Co., see "Business--Appliance Co. Transaction."

 Ripon Transition

  The Company expects to establish manufacturing capability at the Ripon facility for commercial small-chassis frontload washers by September 1998 and for dryers by September 1999. Full implementation of the Company's plan to introduce small-chassis frontload washer and dryer production and to cease production of consumer topload washers for Appliance Co. is expected to require aggregate capital expenditures of approximately $13.0 million in 1998 and 1999 and result in aggregate nonrecurring expenses (such as plant reconfiguration expenses, severance expenses and manufacturing start-up expenses) of approximately $5.0 million in 1998 and 1999. There can be no assurance, however, that the reconfiguration of the Ripon plant will be completed on time or will not exceed estimated costs. In addition, there can be no assurance that the Ripon plant will not experience any production problems once reconfiguration is completed and frontload washer and dryer production begins. To the extent that such transition is not completed in a timely manner or within expected costs or to the extent that production problems occur, it could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Ripon Transition;--Appliance Co. Transaction."

 Dependence Upon Significant Customers

  The Company's top ten equipment customers (excluding Appliance Co.) accounted for approximately 27% of 1997 net sales, of which no single customer accounted for more than 8% of net sales for such period. While the Company believes its relationships with such customers are stable, many arrangements are by purchase order and are terminable at will at the option of either party. In addition, Appliance Co. accounted for 22% of 1997 net sales. The Company's business also depends upon the financial viability of its customers. A significant decrease or interruption in business from the Company's significant customers could result in loss of future business and could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Appliance Co. Transaction," "Business--Appliance Co. Transaction."

 Possible Fluctuations in the Cost of Raw Materials; Possible Loss of
Suppliers

  The major raw materials and components the Company purchases for its production process are motors, stainless steel, aluminum, electronic controls, corrugated boxes and plastics; in addition, the Company externally sources finished frontload washers and dryers from Appliance Co. The price and availability of these raw materials and components are subject to market conditions affecting supply and demand. Raw material costs increased significantly in 1995 due to increases in commodity prices and as a result of such increase, the 1995 results of the Company were adversely affected. There can be no assurance that increases in raw material or component costs (to the extent the Company is unable to pass on such higher costs to customers) or future price fluctuations in raw materials will not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the loss of suppliers or a significant delay in the supply of externally manufactured finished goods from Appliance Co. or of components would not have a material adverse effect on the Company's business, financial condition and results of operations. See "--Appliance Co. Transaction," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Manufacturing."

 Competition

  Within the North American stand alone commercial laundry equipment industry, the Company competes with several large competitors. With respect to laundromats, the Company's principal competitors include Wascomat (the exclusive North American distributor of Electrolux AB products), Maytag Corporation and The Dexter Company. In multi-housing, key competitors include Maytag Corporation and Whirlpool Corporation. In on-premise laundry, the Company competes primarily with Pellerin Milnor Corporation, American Dryer Corporation and Wascomat. There can be no assurance that significant new competitors or increased competition from existing competitors will not have a material adverse effect on the Company's business, financial condition and results of operations.

  Certain of the Company's principal competitors have greater financial resources and/or are less leveraged than the Company and may be better able to withstand market conditions within the commercial laundry industry. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Competition."

 Absence of Recent Independent Operating History

  The Company has benefited in the past from Raytheon's procurement leverage with respect to insurance selection, travel services, telecommunications and computer hardware and operating systems, audit, tax, banking and legal services and retirement/benefits plan selection. No long-term agreement exists or is contemplated between Raytheon and the Company for the supply of such services subsequent to the consummation of the Transactions. While management believes the Company will be able to procure adequate replacement services from third-party suppliers, there can be no assurance that such services will be obtained at favorable prices. As part of the Transactions, the Company and Raytheon entered into a transition services agreement pursuant to which Raytheon will continue to provide the Company with certain of such services for a period of at least 90 days after the closing of the Transactions. See "Certain Relationships and Related Transactions--Transition Services Agreement."

 Foreign Sales Risk

  Sales of equipment to international customers represented approximately 13.0% of 1997 net sales and may increase in the future. Demand for the Company's products are and may be affected by economic and political conditions in each of the countries in which it sells its products and by certain other risks of doing business abroad, including fluctuations in the value of currencies (which may affect demand for products priced in United States dollars), import duties, changes to import and export regulations (including quotas), possible restrictions on the transfer of funds, labor or civil unrest, long payment cycles, greater difficulty in collecting accounts receivable and the burdens and cost of compliance with a variety of foreign laws. Changes in policies by foreign governments could result in, for example, increased duties, higher taxation, currency conversion limitations, or limitations on imports or exports, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

 Risks Relating to Asset Backed Facility

  The Company offers an extensive financing program to end-users, primarily laundromat owners, to assist in their purchases of new equipment from the Company's distributors or, in the case of route operators, from the Company. Typical terms include 2-7 year loans with an average principal amount of approximately $50,000. At the Closing, the Company entered into a five year Asset Backed Facility to finance both new equipment loans as well as the future sale of trade receivables through off-balance sheet bankruptcy remote subsidiaries (the "Financing Subsidiaries"). A significant increase in the cost of funding the Financing Subsidiaries could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, if certain limits in the size of the Asset Backed Facility are reached (either overall size or certain sublimits), additional indebtedness may be required to fund the financing programs. The Company's inability to incur such indebtedness to fund the financing programs could result in the loss of sales and have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Significant Transactions--Equipment Financing Program," "Business--Sales and Marketing--Equipment Financing" and "Description of Asset Backed Facility."

 Dependence on Key Personnel

  The Company is dependent on the continued services of its senior management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management--Directors and Executive Officers."

 Labor Relations

  Approximately 634 of the Company's employees at its Wisconsin facilities are represented by The United Steel Workers of America. The Company is periodically in negotiations with The United Steel Workers of

America, and the collective bargaining agreement covering employees at its Wisconsin facilities expires in February 1999. Although the Company expects to renew the existing agreement or negotiate a new agreement without a work stoppage, there can be no assurance that the Company can successfully negotiate a new agreement or that work stoppages by certain employees will not occur. Any such work stoppages could have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company believes that its relations with its union employees are generally satisfactory, there can be no assurance that the Company will not at some point be subject to work stoppages by some of its employees and, if such events were to occur, that there would not be a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Employees."

 Computer System; Year 2000 Issue

  The Company is evaluating the extent to which its computer operating systems will be disrupted upon the turn of the century as a result of the widely-known dating system flaw inherent in most operating systems (the "Year 2000 Issue"). While the Company believes that new software being installed into its computer system will address the Year 2000 Issue, there can be no assurance that the new software will be installed in time to remedy the Year 2000 Issue, that the Company's computer operating systems will not be disrupted upon the turn of the century or that such modifications will not require unanticipated capital expenditures. Any such disruption, whether caused by the Company's systems or those of any of its suppliers or customers, could have a material adverse effect on the Company's business, financial condition and results of operations.

 Controlling Shareholders

  The Securityholders beneficially own substantially all of the outstanding membership interests of the Parent and collectively control the affairs and policies of the Company, including the ability to amend the Company's Certificate of Formation and the LLC Agreement (as defined). Circumstances may occur in which the interests of the Securityholders could be in conflict with the interests of the holders of the Exchange Notes. In addition, the Securityholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes. See "Security Ownership."

 Environmental, Health and Safety Requirements

  The Company and its operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws and regulations, including laws and regulations governing emissions of air pollutants, discharges of wastewater and storm water and the disposal of solid and hazardous wastes. The Company is also subject to liability for the investigation and remediation of environmental contamination (including contamination caused by other parties) at the properties it owns or operates and at other properties where the Company or predecessors have arranged for the disposal of hazardous substances. As a result, the Company is involved, from time to time, in administrative and judicial proceedings and inquiries relating to environmental matters. There can be no assurance that the Company will not be involved in such proceedings in the future and that the aggregate amount of future clean-up costs and other environmental liabilities will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Liabilities" and "Business--Environmental, Health and Safety Matters."

  Federal, state and local governments could enact laws or regulations concerning environmental matters that affect the Company's operations or facilities or increase the cost of producing, or otherwise adversely affect the demand for, the Company's products. The Company cannot predict the environmental liabilities that may result from legislation or regulations adopted in the future, the effect of which could be retroactive. Nor can the Company predict how existing or future laws and regulations will be administered or interpreted or what environmental conditions may be found to exist at the Company's facilities or at other properties where the

Company or its predecessors have arranged for the disposal of hazardous substances. The enactment of more stringent laws or regulations or stricter interpretation of existing laws and regulations could require expenditures by the Company, some of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Environmental, Health and Safety Matters."

  Pursuant to the Merger Agreement, and subject to a three year notice period following the Closing, Raytheon has agreed to indemnify the Company for certain environmental liabilities in excess of $1,500,000 in the aggregate arising from the operations of the Company and its predecessors prior to the Merger, including with respect to environmental liabilities at the Ripon facility. In addition to the Raytheon indemnification, with respect to the Marianna, Florida facility, a former owner of the property has agreed to indemnify the Company for certain environmental liabilities. In the event that Raytheon or the former owner fail to honor their respective obligations under these indemnifications, such liabilities could be borne directly by the Company and could be material.

 Reliance on Trademarks and Other Intellectual Property

  The Company holds numerous United States and foreign trademarks that management believes have significant value and are important in the marketing of its products to customers. The Company owns numerous United States and foreign patents and has patent applications pending in the United States and abroad. In addition, the Company owns United States (federal and state) and foreign registered trade names and service marks and has applications for the registration of trade names and service marks pending in the United States and abroad. The Company also owns several United States copyright registrations and a wide array of unpatented proprietary technology and know-how. Further, the Company licenses certain intellectual property rights from third parties.

  The Company's ability to compete effectively with other companies depends, to a significant extent, on its ability to maintain the proprietary nature of its owned and licensed intellectual property. Although the Company's trademarks are currently registered with the United States Patent and Trademark Office and in all 50 states and are registered or have applications pending in 58 foreign countries, there can be no assurance that the Company's trademarks cannot be circumvented, do not or will not violate the proprietary rights of others or that the Company would not be prevented from using its trademarks if challenged. Any challenge to the Company for its use of its trademarks could have a material adverse effect on the Company's business, financial condition and results of operations, as a result of either a negative ruling with regard to the Company's use, validity or enforceability of its trademarks or because of the time consumed and the legal costs of defending against such a claim. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks. In addition, there can be no assurance as to the degree of protection offered by the various patents, the likelihood that patents will be issued for pending patent applications or, with regard to the licensed intellectual property, that the licenses will not be terminated. If the Company were unable to maintain the proprietary nature of its intellectual property, such loss could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Patents and Trademarks."

                               THE TRANSACTIONS

OVERVIEW

  On May 5, 1998, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Bain LLC, RCL Acquisitions, L.L.C., a Delaware limited liability company ("MergeCo"), the Parent and Raytheon, MergeCo was merged with and into the Parent (the "Merger") with the Parent being the surviving entity. Prior to the Merger, Raytheon owned 100% of the equity securities of the Parent and Bain LLC, the BRS Investors and the Management Investors owned 100% of the equity securities of MergeCo. As a result of the Merger (i) Raytheon's limited liability company interest in the Parent was converted into the right to receive (a) an aggregate amount of cash equal to $339.5 million, subject to pre-closing and post-closing adjustments (which at Closing were estimated to result in a reduction of $24.8 million, substantially all of which was due to working capital levels) (b) a Junior Subordinated Promissory Note from the Parent in the original principal amount of $9.0 million which matures in 2009 (the "Seller Subordinated Note"), (c) preferred membership interests of the Parent with a liquidation value of approximately $6.0 million which are mandatorily redeemable in 2009 (the "Seller Preferred Equity") and
(d) Common Units (as defined) of the Parent representing 7% of the total common membership interests of the Parent and (ii) Bain LLC's, the BRS Investors' and the Management Investors' limited liability company interests in MergeCo were converted into the right to receive up to 93% of the total common membership interests of the Parent. Pursuant to the Merger Agreement, immediately following the Merger, the corporate name of the Parent was changed to "Alliance Laundry Holdings LLC."

  The Merger Agreement contains various other provisions customary for transactions of this size and type, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the Closing (as defined) and various closing conditions.

  The transactions contemplated by the Merger Agreement were funded by: (i) $200.0 million of term loan borrowings by the Company pursuant to the Senior Credit Facility; (ii) the Note Offering, with aggregate gross proceeds of $110.0 million (substantially all of the amounts in clauses (i) and (ii) were distributed to the Parent to fund the Merger and related fees and expenses);
(iii) the issuance by the Parent of the Seller Subordinated Note to Raytheon in the original principal amount of $9.0 million; (iv) the issuance by the Parent of the Seller Preferred Equity with a liquidation value of approximately $6.0 million; (v) the Investors Equity Contribution; and (vi) the Raytheon Equity. Each of the Transactions was conditioned upon consummation of each of the others, and consummation of each of the Transactions occurred simultaneously.

  Simultaneous with the consummation of each of the other Transactions (the "Closing"), the Parent contributed (the "Parent Contribution") substantially all of its assets and liabilities to the Company. Immediately after the consummation of the Transactions, the Company became the only direct subsidiary of the Parent and succeeded to substantially all of the assets and liabilities of the Parent.

SENIOR CREDIT FACILITY

  In connection with the Transactions, the Company entered into a credit agreement (the "Senior Credit Facility") with a syndicate of financial institutions (the "Lenders") for which Lehman Brothers Inc. acted as arranger and Lehman Commercial Paper Inc. acted as syndication agent. The Senior Credit Facility is comprised of a term loan facility aggregating $200.0 million (the "Term Loan Facility") and a $75.0 million revolving credit facility (the "Revolving Credit Facility"), which was made available in conjunction with the issuance of the Notes. The Term Loan Facility requires no principal payments during the first two years and amortizes at the rate of $1.0 million per year for years three through five, $40.0 million for year six and $157.0 million for year seven. The borrowings under the Term Loan Facility, together with the aggregate gross proceeds from the issuance of the Notes and from the Investors Equity Contribution, were used to consummate the Merger and pay fees and expenses in connection with the Transactions. In addition, the Revolving Credit Facility provides financing for future working capital and other general corporate purposes. See "Description of Senior Credit Facility."

ASSET BACKED FACILITY

  In connection with the Transactions, the Company, through the Financing Subsidiaries, entered into a $250.0 million Asset Backed Facility to finance trade receivables and notes receivable related to equipment loans. The Company offers equipment financing to end-users of its commercial laundry equipment to assist in their purchases of new equipment from the Company's distributors or, in the case of route operators, from the Company. See "Description of Asset Backed Facility."

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The sources and uses of funds from the proceeds from the Note Offering, the Investors Equity Contribution and borrowings under the Senior Credit Facility as of May 5, 1998 are set forth below:

                                                            MAY 5, 1998
                                                       ---------------------
                                                       (DOLLARS IN MILLIONS)
                                SOURCES OF FUNDS
     Senior Credit Facility(/1/):
       Revolving Credit Facility......................        $  --
       Term Loan Facility.............................         200.0
     9 5/8% Senior Subordinated Notes due 2008........         110.0
     Seller Subordinated Note(/2/)....................           9.0
     Seller Preferred Equity(/2/).....................           6.0
     Raytheon Equity(/2/).............................           3.5
     Investors Equity Contribution(/3/)...............          47.1
                                                              ------
       Total sources of funds(/4/)....................        $375.6
                                                              ======
                                  USES OF FUNDS
     Merger consideration(/3/)(/4/)...................        $333.2
     Fees and expenses of the Transactions............          22.1
     Notes received from management(/5/)..............           1.8
     Excess cash to fund working capital(/4/).........          18.5
                                                              ------
       Total uses of funds............................        $375.6
                                                              ======

--------
(1) The Company received commitments of up to $275.0 million for the Senior Credit Facility, of which $200.0 million was in the form of a Term Loan Facility and $75.0 million was in the form of a Revolving Credit Facility maturing in 2003. At May 5, 1998, the Company borrowed $200.0 million under the Term Loan Facility and had no amounts outstanding under the Revolving Credit Facility. The Term Loan Facility requires no principal payments during the first two years and amortizes at the rate of $1.0 million per year for years three through five, $40.0 million for year six and $157.0 million for year seven. See "Description of Senior Credit Facility."
(2) The Seller Subordinated Note and the Seller Preferred Equity issued by the Parent and the Raytheon Equity represent non-cash Merger consideration paid to Raytheon. The Seller Subordinated Note pays interest-in-kind and is not redeemable until 2009 or upon a change of control or an initial public offering. The Seller Preferred Equity does not accrete or accrue or pay dividends and is mandatorily redeemable in 2009 or upon a change of control or an initial public offering.
(3) Reflects the issuance of membership interests in the Parent to the Securityholders in exchange for a capital contribution of $47.1 million.
(4) The Merger consideration of $358.0 is subject to pre-closing and post-closing adjustments estimated as of May 5, 1998 to result in a reduction of $24.8 million, substantially all of which was due to changes in working capital levels. In addition, as a result of this reduction, the Company did not sell any notes receivable or accounts receivable to generate funds for use as of the Closing.
(5) The Parent loaned approximately $1.8 million to the Management Investors to finance a portion of their purchase of membership interests in the Parent.

                                CAPITALIZATION

  The following table sets forth as of March 29, 1998 the historical capitalization of the Parent and pro forma capitalization of the Company as adjusted to give effect to the Transactions, including the sale of the Notes pursuant to the Note Offering, as if they had occurred on March 29, 1998. This table should be read in conjunction with the "Selected Historical Combined Financial Data" and "Unaudited Pro Forma Combined Financial Data" and the historical combined financial statements of the Company and notes related thereto included elsewhere in this Offering Memorandum.

                                                           MARCH 29, 1998
                                                       -----------------------
                                                          PARENT     COMPANY
                                                       (HISTORICAL) (PRO FORMA)
                                                       ------------ ----------
                                                        (DOLLARS IN MILLIONS)
Long-term debt:
  Senior Credit Facility:
    Revolving Credit Facility(/1/)....................    $  --      $   5.1
    Term Loan Facility................................       --        200.0
  9 5/8% Senior Subordinated Notes due 2008...........       --        110.0
                                                          ------     -------
    Total long-term debt..............................       --        315.1
                                                          ------     -------
Parent company investment/(members' defi-
 cit)(/2/)(/3/).......................................     135.8      (166.0)
                                                          ------     -------
    Total capitalization..............................    $135.8     $ 149.1
                                                          ======     =======

--------
(1) The Revolving Credit Facility provides for revolving loans in the aggregate principal amount of $75.0 million and matures in 2003. Pursuant to the Merger Agreement, the cash Merger consideration was reduced by $24.8 million at the Closing, primarily due to changes in working capital levels. This working capital adjustment is subject to review provisions of the Merger Agreement, and therefore the impact of these adjustments has not been reflected in the March 29, 1998 pro forma capitalization. If the impact of these adjustments were to be recorded, revolver borrowings would be reduced and excess cash would be recorded to fund future working capital requirements.
(2) Reflects the net distribution to the Parent to fund the Transactions. See "Unaudited Pro Forma Combined Balance Sheet" and the notes related thereto.
(3) The pro forma Parent's members' deficit is estimated to be $181.0 million, which is $15.0 million greater than the Company's pro forma deficit due to the $9.0 million Seller Subordinated Note and the $6.0 million mandatorily redeemable Seller Preferred Equity, neither of which was contributed to the Company.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The Unaudited Pro Forma Combined Financial Data for the year ended December 31, 1997 and the Unaudited Pro Forma Consolidated Financial Data as of and for the quarter ended March 29, 1998 are based on the historical financial statements of the Parent as adjusted to give effect to the Transactions. Since following the Transactions, the Parent is a holding company with no operations other than those of the Company and its subsidiaries, the historical combined financial statements of the Parent represent the historical financial position and results of operations of the Company. The pro forma adjustments were applied to the historical combined financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the Transactions.

  The following Unaudited Pro Forma Consolidated Balance Sheet as of March 29, 1998 gives effect to the Transactions as if they had occurred on such date. The following Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1997 and the Unaudited Pro Forma Consolidated Statement of Income for the quarter ended March 29, 1998 give effect to the Transactions as if they had occurred on January 1, 1997 and January 1, 1998, respectively. See "The Transactions." The Unaudited Pro Forma Combined Statements of Income are for informational purposes only and do not purport to represent what the Company's results of operations would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods. The Unaudited Pro Forma Combined Financial Data are based upon assumptions the Company believes are reasonable and should be read in conjunction with the historical combined financial statements and the notes related thereto included elsewhere in this Offering Memorandum.

              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 29, 1998

                                          PARENT                     COMPANY*
                             --------------------------------------  ---------
                                         PRO FORMA
                             HISTORICAL ADJUSTMENTS       PRO FORMA  PRO FORMA
                             ---------- -----------       ---------  ---------
                                       (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash......................  $  1,607   $     --         $   1,607   $  1,607
  Accounts receivable, net..    50,505         --            50,505     50,505
  Inventory, net............    36,350         --            36,350     36,350
  Deferred taxes............     7,880      (7,880)(/2/)        --         --
  Prepaid expenses..........     2,265         --             2,265      2,265
                              --------   ---------        ---------  ---------
    Total current assets....    98,607      (7,880)          90,727     90,727
  Notes receivable..........     4,917      (1,270)(/1/)      3,647      3,647
  Property, plant and equip-
   ment, net................    66,810         --            66,810     66,810
  Goodwill, net.............    50,944         --            50,944     50,944
  Debt issuance costs.......       --       16,239 (/1/)     16,239     16,239
  Other assets..............     6,337         177 (/1/)      6,514      6,514
                              --------   ---------        ---------  ---------
    Total assets............  $227,615   $   7,266        $ 234,881  $ 234,881
                              ========   =========        =========  =========
LIABILITIES, MANDATORILY
 REDEEMABLE SECURITIES AND
 EQUITY
Current liabilities:
  Accounts payable..........  $ 20,477         --         $  20,477  $  20,477
  Finance Program obliga-
   tion.....................    44,633         --            44,633     44,633
  Other current liabilities.    20,292         --            20,292     20,292
                              --------   ---------        ---------  ---------
    Total current liabili-
     ties...................    85,402         --            85,402     85,402
Deferred compensation.......       --          341 (/1/)        341        341
Deferred taxes..............     6,389      (6,389)(/2/)        --         --
Long-term debt:
  Senior Credit Facility....       --      205,146 (/1/)    205,146    205,146
  Senior Subordinated Notes.       --      110,000 (/1/)    110,000    110,000
  Seller Subordinated Note..       --        9,000 (/1/)      9,000        --
                              --------   ---------        ---------  ---------
    Total liabilities.......    91,791     318,098          409,889    400,889
Mandatorily redeemable
 Seller Preferred Equity....       --        6,000 (/1/)      6,000        --
Equity:
  Common membership inter-
   ests.....................       --       47,100 (/1/)     50,645        --
                                             3,545 (/1/)
  Notes receivable from man-
   agement..................       --       (1,763)(/1/)     (1,763)       --
  Parent company investment/
  Retained earnings (defi-
  cit)......................   135,824    (363,932)(/3/)   (229,890)       --
                                              (341)(/1/)
                                                50  (/1/)
                                            (1,491)(/2/)
                              --------   ---------        ---------  ---------
    Total equity (deficit)..   135,824    (316,832)        (181,008)       --
                              --------   ---------        ---------  ---------
Contributed capital (defi-
 cit).......................       --          --               --    (166,008)
                              --------   ---------        ---------  ---------
Total liabilities,
 mandatorily redeemable
 securities and equity......  $227,615   $   7,266        $ 234,881  $ 234,881
                              ========   =========        =========  =========

--------
* Immediately prior to the Merger, the Parent formed the Company as a wholly-owned subsidiary with a $1 capital contribution and simultaneously with the consummation of the Merger contributed all of its assets and substantially all of its liabilities to the Company.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the consummation of the Transactions as well as fees and expenses related thereto.

                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
                                                                      ----------
   Sources of Funds:
     Senior Credit Facility:
       Revolving Credit Facility(d)..................................  $  5,146
       Term Loan Facility............................................   200,000
     9 5/8% Senior Subordinated Notes due 2008.......................   110,000
     Asset Backed Facility(a)........................................     1,143
     Seller Subordinated Note........................................     9,000
     Seller Preferred Equity.........................................     6,000
     Raytheon Equity(b)..............................................     3,545
     Investors Equity Contribution(c)(e).............................    47,100
                                                                       --------
         Total sources of funds(d)...................................  $381,934
                                                                       ========
   Uses of Funds:
     Merger consideration(d).........................................  $358,045
     Financing related fees..........................................    16,239
     Fees and expenses related to the Merger.........................     5,887
     Notes received from management(e)...............................     1,763
                                                                       --------
         Total uses of funds(d)......................................  $381,934
                                                                       ========

  (a) Concurrent with the Transactions, on a pro forma basis at March 29, 1998, the Company would have sold an incremental $1.3 million of eligible notes receivable under the Asset Backed Facility and would have received cash proceeds of $1.1 million. As a result, the Company would have recognized a gain of $0.1 million and recorded an asset of $0.2 million, which includes a residual interest in the transferred notes receivable of $0.1 million and an interest receivable of $0.1 million.
  (b) Reflects certain common membership interests retained by Raytheon.
  (c) Reflects the issuance of membership interests in the Parent to the Securityholders in exchange for a capital contribution of $47.1 million.

  (d) In connection with the Transactions, the Parent redeemed Raytheon's membership interests having a fair value of $354.5 million subject to pre- and post-closing working capital adjustments. Raytheon would have received $339.5 million in cash, a $9.0 million Seller Subordinated Note and $6.0 million of Seller Preferred Equity while retaining a $3.5 million common membership interest in the Parent. However, pursuant to the Merger Agreement, the cash Merger consideration was reduced by $24.8 million at Closing due primarily to changes in working capital levels. This working capital adjustment is subject to review provisions of the Merger Agreement, and therefore, the impact of these adjustments has not been reflected in the March 29, 1998 pro forma combined balance sheet. If the impact of these adjustments were to be reflected in the pro forma consolidated balance sheet, merger consideration and revolver borrowings would be reduced and excess cash would be recorded.
  (e) The Parent loaned approximately $1.8 million to the Management Investors to finance a portion of their purchase of common membership interests in the Parent.

(2) Represents the elimination of deferred taxes recorded in the historical financial statements. Historical amounts represent the Company's tax attributes as a division of Raytheon as calculated on a separate return basis. As the Company and the Parent are limited liability companies, the individuals or entities who ultimately hold common membership interests in these limited liabilities companies are responsible for income taxes. As a result, the Company will not reflect a provision for income taxes or the effects of deferred taxes in its financial statements. Subject to certain limitations, the Company anticipates that it will distribute amounts necessary to pay income taxes related to its operations should the Securityholders have income tax obligations related to the ownership of their common membership interests. For income tax purposes, the tax basis of the Company's assets was stepped up to fair market value on the date of the Transactions for the Securityholders. If the Company were to reflect income taxes in its financial statements, a deferred tax asset of approximately $85.0 million would have been recorded on a pro forma basis as of March 29, 1998 as a result of these book/tax basis differences. This deferred tax asset would be reduced by a valuation allowance of approximately the same amount since the realizability of the asset does not meet the requirements for recognition under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

(3) Represents the net change in retained earnings (deficit) as a result of the redemption and subsequent retirement of existing membership interests in conjunction with the Merger.

                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
                                                                      ----------
   Redemption of membership interests and distributions to Raytheon.  $(339,500)
   Issuance of Seller Preferred Equity..............................     (6,000)
   Issuance of Seller Subordinated Note.............................     (9,000)
   Transfer of Raytheon retained interest to common membership equi-
    ty..............................................................     (3,545)
   Estimated fees and expenses related to the Merger................     (5,887)
                                                                      ---------
                                                                      $(363,932)
                                                                      =========

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1997

                                       PRO FORMA                 SUPPLEMENTAL      PRO FORMA
                          HISTORICAL* ADJUSTMENTS      PRO FORMA ADJUSTMENTS      AS ADJUSTED
                          ----------- -----------      --------- ------------     -----------
                                            (DOLLARS IN THOUSANDS)
Net sales...............   $347,709    $ (1,163)(/1/)  $346,546    $(3,633)(/6/)   $342,913
Cost of sales...........    263,932         --          263,932     (2,028)(/7/)    261,904
                           --------    --------        --------    -------         --------
  Gross profit..........     83,777      (1,163)         82,614     (1,605)          81,009
Selling, general and
 administrative expense.     41,070        (130)(/2/)    41,940       (971)(/8/)     40,969
                                          1,000 (/3/)
                           --------    --------        --------    -------         --------
  Operating income......     42,707      (2,033)         40,674       (634)          40,040
Interest expense........        --       31,287 (/4/)    31,287        --            31,287
                           --------    --------        --------    -------         --------
Income before taxes.....     42,707     (33,320)          9,387       (634)           8,753
Provision for income
 taxes..................     16,431     (16,431)(/5/)       --         --               --
                           --------    --------        --------    -------         --------
Net income..............   $ 26,276    $(16,889)       $  9,387    $  (634)        $  8,753
                           ========    ========        ========    =======         ========

--------
* The historical combined statement of income represents the results of operations of the Parent. Since following the Transactions the Parent became a holding company with no operations other than those of the Company and its subsidiaries, the Unaudited Pro Forma Combined Statement of Income represents the results of operations of the Company.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         QUARTER ENDED MARCH 29, 1998

                                               PRO FORMA
                                  HISTORICAL* ADJUSTMENTS     PRO FORMA
                                  ----------- -----------     ---------
                                           (DOLLARS IN THOUSANDS)
Net sales.......................    $83,295     $  (518)(/1/)  $82,777
Cost of sales...................     63,945         --          63,945
                                    -------     -------        -------
 Gross profit...................     19,350        (518)        18,832
Selling, general and
 administrative expense.........     10,580         (67)(/2/)   10,763
                                                    250 (/3/)
                                    -------     -------        -------
 Operating income...............      8,770        (701)         8,069
Interest expense................        --        7,662 (/4/)    7,662
                                    -------     -------        -------
Income before taxes.............      8,770      (8,363)           407
Provision for income taxes......      3,385      (3,385)(/5/)      --
                                    -------     -------        -------
Net income......................    $ 5,385     $(4,978)       $   407
                                    =======     =======        =======

--------

* The historical consolidated statement of income represents the results of operations of the Parent. Since following the Transactions the Parent became a holding company with no operations other than those of the Company and its subsidiaries, the Unaudited Pro Forma Combined Statement of Income represents the results of operations of the Company.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

(1) Represents the reduction in gain recorded on the sale of notes receivable originated in the equipment financing program, as follows:

                                                                       QUARTER
                                                          YEAR ENDED    ENDED
                                                         DECEMBER 31, MARCH 29,
                                                             1997       1998
                                                         ------------ ---------
     Historical gain on equipment financing program.....   $(6,220)    $(2,433)
     Estimated gain under the Asset Backed Facility.....     5,057       1,915
                                                           -------     -------
       Net decrease in net sales........................   $(1,163)       (518)
                                                           =======     =======

  The Company recognizes a gain when notes receivable originated by the Company are sold to the Financing Subsidiaries. If the Asset Backed Facility had been in place for all of 1997 and in the quarter ended March 29, 1998, the pro forma gain would have been lower than the gain recognized by the Company under its historical program principally as a result of two factors:
  (i) the historical program borrowed at a lower interest rate and (ii) the advance rate for notes receivable under the Asset Backed Facility is limited to 90% of eligible notes receivable, as compared to a 100% advance rate under the historical program. These two factors are partially offset by (x) the impact of using estimates (when determining the gain to be recorded under the Asset Backed Facility) that reflect the performance of equipment loans similar to those expected to be sold under the Asset Backed Facility and (y) in 1997, the impact of the additional pro forma gain from sales of notes receivable that were precluded from being sold as a result of having reached the maximum availability under the historical program. The interest earned on the Company's 10% retained interest will be recorded as income as cash proceeds are received in subsequent years. If the Asset Backed Facility had been in place for all of 1997 or for the quarter ended March 29, 1998, the December 31, 1997 and March 29, 1998 balance sheets would have included an asset totaling approximately $9.6 million and $5.3 million, respectively, related to the residual interest in the notes that had been sold; such asset would have been funded from operating cash flow.

(2) Represents the reduction in loss recorded on the sale of trade receivables, as follows:

                                                                       QUARTER
                                                          YEAR ENDED    ENDED
                                                         DECEMBER 31, MARCH 29,
                                                             1997       1998
                                                         ------------ ---------
     Historical loss on the trade receivables financing
      program...........................................   $(3,440)     $(694)
     Estimated loss under the Asset Backed Facility ....     3,310        627
                                                           -------      -----
       Net decrease in selling, general and administra-
        tive expense....................................   $  (130)       (67)
                                                           =======      =====

  The Company recognizes a loss on trade receivables sold to the Financing Subsidiaries. The pro forma loss is less than the historical loss as the advance rate for trade receivables under the Asset Backed Facility is limited to 85% compared to a 100% advance rate under the historical program. The impact of this lower advance rate is partially offset by the higher interest rate in the Asset Backed Facility. If the Asset Backed Facility had been in place for all of 1997 or for the quarter ended March 29, 1998, the December 31, 1997 and March 29, 1998 balance sheets would have included an asset totaling approximately $11.2 million and $9.4 million, respectively, related to the residual interest in the trade receivables that had been sold; such asset would have been funded from operating cash flow.

(3) Represents the $1.0 million annual management fee to be paid to Bain for consulting and financial services to be provided to the Company. See "Certain Relationships and Related Transactions--Management Services Agreement."

(4) The increase in pro forma interest expense as a result of the Transactions is as follows:

                                                                        QUARTER
                                                           YEAR ENDED    ENDED
                                                          DECEMBER 31, MARCH 29,
                                                              1997       1998
                                                          ------------ ---------
     Senior Credit Facility:
       Revolving Credit Facility(a)......................   $ 1,194     $  207
       Term Loan Facility(b).............................    16,850      4,213
       9 5/8% Senior Subordinated Notes due 2008(c)......    10,588      2,647
                                                            -------     ------
     Cash interest expense...............................    28,632      7,067
     Non-cash interest expense(d)........................     2,655        595
                                                            -------     ------
       Net increase in interest expense..................   $31,287     $7,662
                                                            =======     ======

  (a) Represents interest and commitment fees on the $75.0 million Revolving Credit Facility using an assumed interest rate of 8.175% (LIBOR plus 2.375%, assuming an average annual outstanding balance of $10.9 million for 1997 and $5.8 million for the quarter ended March 29, 1998).
  (b) Represents interest on the Term Loan Facility using an assumed interest rate of 8.425% (LIBOR plus 2.625%).
  (c) Represents interest on the Notes using an interest rate of 9.625%.
  (d) Represents amortization of $16.2 million in deferred financing costs utilizing a weighted average maturity of 6.7 years.

  An increase or decrease in the assumed weighted average interest rate on the Senior Credit Facility of 0.125% would change pro forma interest expense by $0.3 million for the year ended December 31, 1997.

(5) Represents the elimination of the historical provision for income tax. Historical amounts represent the Company's tax attributes as a division of Raytheon as calculated on a separate return basis. As the Parent and the Company are both limited liability companies, the individuals or entities who ultimately hold common membership interests in these limited liability companies are responsible for income taxes. Subject to certain limitations, the Company anticipates that it will distribute amounts necessary to pay income taxes related to its operations should the Securityholders have income tax obligations related to the ownership of their common membership interests. If the Company was a tax paying entity and were to record a provision for income taxes, the pro forma provision for income taxes would be based on: (i) the historical tax provision using historical amounts; (ii) the direct tax effects of the pro forma transactions and offering adjustments described herein at an estimated 38.5% effective tax rate; and
  (iii) the direct tax effects of the amortization of the step-up in basis for income tax purposes resulting from the Investors Equity Contribution, estimated at a 38.5% effective tax rate. As a result of the incremental interest expense and the deductibility of the amortization of the step-up in basis for tax purposes, on a pro forma basis, the Company would have recorded a tax loss in 1997 and for the quarter ended March 29, 1998.

(6) Under the terms of the Appliance Co. Supply Agreement, the Company sells consumer topload washers to Appliance Co. at a negligible margin to cost, whereas sales to Raytheon's former consumer appliance business generated modest margins. The adjustment reflects the revenues that the Company would have realized from sales of consumer topload washers to Raytheon's former consumer appliance business from January 1, 1997 to September 10, 1997 under the terms of the Appliance Co. Supply Agreement had the Appliance Co. Transaction occurred on January 1, 1997. See "Business--Appliance Co. Transaction."

(7) Represents the elimination of $0.9 million of one-time transition costs incurred in connection with the Appliance Co. Transaction and approximately $1.1 million of costs that would have been reimbursed under the terms of the Appliance Co. Supply Agreement had the Appliance Co. Transaction occurred on January 1, 1997. See "Business--Appliance Co. Transaction."

(8) Under the terms of the Appliance Co. Supply Agreement, the Company charges Appliance Co. for certain engineering costs incurred by the Company for the production of consumer topload washers sold to Appliance Co. The adjustment reflects the amount that would have been charged to Raytheon's former consumer appliance business from January 1, 1997 to September 10, 1997 under the terms of the Appliance Co. Supply Agreement had the Appliance Co. Transaction occurred on January 1, 1997. See "Business--Appliance Co. Transaction."

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA

  The following table sets forth selected historical combined financial data of the Company for the five years ended December 31, 1997 and for the quarter ended March 30, 1997 and selected historical consolidated financial data of the Company for the quarter ended March 29, 1998. Since following the Transactions the Parent is a holding company with no operations other than those of the Company and its subsidiaries, the historical combined financial statements of the Parent represent the historical results of operations of the Company. The selected historical combined financial data for the fiscal year ended December 31, 1993 was derived from unaudited combined financial statements of the Company. The selected historical combined financial data for the four years ended December 31, 1997 were derived from the audited combined financial statements of the Company which for the three years ended December 31, 1997 are included elsewhere in this Offering Memorandum, together with the report thereon of Coopers & Lybrand, L.L.P., independent accountants. The selected historical combined financial data of the Company for the quarter ended March 30, 1997 and the selected historical consolidated financial data of the Company for the quarter ended March 29, 1998 were each derived from unaudited financial statements that were prepared on the same basis as the audited financial statements and that, in the opinion of management, include normal recurring adjustments and adjustments necessary for a fair presentation of the combined results of operations and financial condition of the Company as it operated as a unit of Raytheon. The selected historical consolidated financial data for the quarter ended March 29, 1998 are not necessarily indicative of the results for the full year. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical combined financial statements and the notes related thereto of the Company included elsewhere in this Offering Memorandum.

                                    YEARS ENDED DECEMBER 31,                  QUARTERS ENDED
                          ------------------------------------------------  -------------------
                                                                            MARCH 30, MARCH 29,
                            1993      1994      1995      1996      1997      1997      1998
                          --------  --------  --------  --------  --------  --------- ---------
                                     (DOLLARS IN THOUSANDS)                     (UNAUDITED)
STATEMENT OF INCOME:
Net sales...............  $232,703  $267,445  $324,529  $318,263  $347,709   $80,475   $83,295
Cost of sales...........   176,961   208,543   259,272   246,017   263,932    61,881    63,945
                          --------  --------  --------  --------  --------   -------   -------
Gross profit............    55,742    58,902    65,257    72,246    83,777    18,594    19,350
Selling, general and
 administrative expense.    30,272    29,782    35,360    34,464    41,070     9,128    10,580
Nonrecurring costs(/1/).        --        --       574     3,704        --        --        --
                          --------  --------  --------  --------  --------   -------   -------
Operating income........    25,470    29,120    29,323    34,078    42,707     9,466     8,770
Other income, net.......       318       312       778       685        --        --        --
Interest expense........        --        --        --        --        --        --        --
Income before taxes.....    25,788    29,432    30,101    34,763    42,707     9,466     8,770
                          --------  --------  --------  --------  --------   -------   -------
Provision for income
 taxes(/2/).............     9,169    11,265    11,545    13,408    16,431     3,643     3,385
                          --------  --------  --------  --------  --------   -------   -------
Net income..............  $ 16,619  $ 18,167  $ 18,556  $ 21,355  $ 26,276   $ 5,823   $ 5,385
                          ========  ========  ========  ========  ========   =======   =======
OTHER OPERATING DATA:
EBITDA(/3/).............  $ 33,962  $ 37,573  $ 40,948  $ 45,908  $ 57,152   $12,466   $12,497
EBITDA Margin(/4/)......      14.6%     14.0%     12.6%     14.4%     16.4%     15.5%     15.0%
Depreciation and
 amortization...........  $  8,174  $  8,141  $ 10,847  $ 11,145  $ 14,445   $ 3,000   $ 3,727
Operating cash flows....    15,762    19,381    17,517    77,192    40,067     2,058    19,035
Capital
 expenditures(/5/)......     5,985    11,579    16,177    22,030    22,623     7,949     1,457
Ratio of earnings to
 fixed charges(/6/).....    131.2x    149.6x    153.0x     96.8x    108.8x      95.7x     88.7x
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital
 (deficit)..............  $ 78,920  $ (5,222) $ 66,673  $ 23,899  $ 15,434             $13,205
Total assets............   163,509   201,496   220,063   186,553   205,086             227,615
Total debt..............     3,493     1,400     1,100     1,000        --                  --
Parent company
 investment.............   121,908    93,335   175,317   141,546   148,573             135,824

--------
(1) Nonrecurring costs associated primarily with reductions in work force. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."
(2) Subsequent to the consummation of the Transactions, the Company is not a tax paying entity. Historical amounts represent the Company's tax attributes as a division of Raytheon as calculated on a separate return basis. See "Unaudited Pro Forma Combined Financial Data."

(3) "EBITDA," as presented, represents income before income taxes plus depreciation, amortization, and interest expense. EBITDA is included because management believes that such information provides an additional basis for evaluating the Company's ability to pay interest, repay debt and make capital expenditures. EBITDA should not be considered an alternative to measures of operating performance as determined in accordance with generally accepted accounting principles, including net income as a measure of the Company's operating results and cash flows as a measure of the Company's liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.
(4) Represents EBITDA as a percentage of net sales.


(5) Excludes purchase of assets related to the November 1994 acquisition of the business of UniMac. For each of the five years ended December 31, 1997, capital expenditures excluding those relating to major new products, significant product redesign and major capacity additions, would have been less than $10.0 million.

(6) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and the estimated interest portion of rental expense. The Company had no significant interest or rental expense for the periods presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis of the financial condition and results of operations covers periods before the consummation of the Transactions. In connection with the Transactions, the Company has entered into financing arrangements and significantly altered its capital structure. As a result of the Transactions, the Company is operating as a stand alone entity for the first time, and the historical combined financial statements and notes related thereto reflect management's estimates of certain costs associated with operating as a stand alone entity and reflect taxes that are not applicable to the Company following the consummation of the Transactions. Additionally, since September 10, 1997 the Company has sold consumer laundry equipment to Appliance Co. at negligible margins to cost compared to modest margins for sales to Raytheon's consumer appliance business in prior periods. Accordingly, the results of operations for the periods subsequent to the consummation of the Transactions will not necessarily be comparable to prior periods. See "The Transactions," "Capitalization," "Unaudited Pro Forma Combined Financial Data," "Selected Historical Combined Financial Data," "Description of Senior Credit Facility," "Description of Asset Backed Facility" and the historical combined financial statements and notes related thereto included elsewhere in this Offering Memorandum.

OVERVIEW

  The Company believes it is the leading designer, manufacturer and marketer of stand alone commercial laundry equipment in North America and a leader worldwide. Under the well-known brand names of Speed Queen, UniMac and Huebsch, the Company produces a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds. The Company's commercial products are sold to three distinct customer groups: (i) laundromats; (ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; and (iii) on-premise laundries, consisting primarily of in-house laundry facilities of hotels, hospitals, nursing homes and prisons. In addition, pursuant to the Appliance Co. Supply Agreement, the Company supplies consumer washing machines to the consumer appliance business of Appliance Co. for sale at retail. Internationally, the Company has developed targeted opportunities, generating equipment sales of $45.5 million in 1997. The Company's net sales have grown at a compound annual rate of 10.6% to $347.7 million in 1997 from $232.7 million in 1993. For this same period operating income has grown at a compound annual rate of 13.8% to $42.7 million in 1997 from $25.5 million in 1993.

SIGNIFICANT TRANSACTIONS

 Appliance Co. Transaction

  The Company's former parent, Raytheon, sold its consumer appliance business to Appliance Co. on September 10, 1997. In connection with the Appliance Co. Transaction, the Company entered into a two year agreement to supply consumer topload washers to Appliance Co. at selling prices that approximate cost. Prior to this supply agreement, transfers of product to Raytheon's consumer appliance business generated modest margins; in addition, in 1997, the Company incurred $0.9 million of transition costs associated with the Appliance Co. Transaction and $2.1 million of costs which would have been reimbursed under the terms of the Appliance Co. Supply Agreement. If this supply agreement had been in place for the full year of 1997, net sales would have been lower by approximately $3.6 million and operating income would have been lower by approximately $0.6 million. Accordingly, the results of operations for the periods subsequent to the Appliance Co. Transaction will not necessarily be comparable to prior periods. A similar supply agreement is in place for the Company to purchase commercial small-chassis frontload washers and dryers from Appliance Co. for one year and two years, respectively.

 Ripon Transition

  The Company is in the process of establishing at its Ripon facility the capability to manufacture small-chassis frontload washers and dryers beginning in September 1998 and September 1999, respectively; until such time, the Company will continue to source these products from Appliance Co. Similarly, the Company anticipates that Appliance Co. will no longer purchase consumer topload washers from the Company after September 1999. As a result, the Company will experience a significant decline in unit volume. The Company's plan to introduce small-chassis frontload washer and dryer production and to cease production of consumer topload washers for Appliance Co. (the "Transition Plan") is expected to require aggregate capital expenditures of approximately $13.0 million in 1998 and 1999 and nonrecurring expenses (such as plant reconfiguration, severance expenses and manufacturing start-up expenses) of approximately $5.0 million in 1998 and 1999. To the extent that the Transition Plan is not completed in a timely manner or within expected costs, it could have a material adverse effect on the Company's business, financial condition and results of operations.

 Equipment Financing Program

  Since 1992, the Company has provided equipment financing to laundromat owners, multi-housing route operators and on-premise laundry operators. From 1992 to January 1996, the Company provided financing through several external sources. Under these programs, the Company originated financing transactions and sold the notes receivable and the servicing rights to third parties.

  In January 1996, the Company developed an in-house program to replace its external financing programs, thereby retaining the benefits and risks associated with these financings. As notes receivable in this program were sold to the Company's Financing Subsidiaries, the Company recognized a gain in accordance with generally accepted accounting principles.

  Subsequent to March 29, 1998, the Company received a prepayment of notes receivable from a large customer totaling approximately $42.7 million. The notes receivable had been sold by the Company to its Financing Subsidiaries. The Company anticipates that it will reduce second quarter earnings by approximately $1.0 million to reflect the write-off of the asset recorded when the Company sold such notes receivable to the Financing Subsidiaries.

RESULTS OF OPERATIONS

  The following table sets forth the Company's historical net sales for the periods indicated:

                               YEARS ENDED DECEMBER
                                        31,                 QUARTERS ENDED
                               --------------------- -----------------------------
                                1995    1996   1997  MARCH 30, 1997 MARCH 29, 1998
                               ------- ------ ------ -------------- --------------
                                              (DOLLARS IN MILLIONS)
     Net sales
       Commercial laundry
        equipment............  $ 213.4 $209.1 $239.3     $ 52.6         $51.7
       Appliance Co. consumer
        laundry equipment....     79.4   77.0   76.9       19.6          23.3
       Service parts.........     31.8   32.1   31.6        8.3           8.3
                               ------- ------ ------     ------         -----
                               $ 324.5 $318.3 $347.7     $ 80.5         $83.3
                               ======= ====== ======     ======         =====

  The following table sets forth certain condensed historical financial data for the Company expressed as a percentage of net sales for each of the periods indicated:

                                 YEARS ENDED
                                DECEMBER 31,              QUARTERS ENDED
                              -------------------  -----------------------------
                              1995   1996   1997   MARCH 30, 1997 MARCH 29, 1998
                              -----  -----  -----  -------------- --------------
       Net sales............. 100.0% 100.0% 100.0%     100.0%         100.0%
       Cost of sales.........  79.9%  77.3%  75.9%      76.9%          76.8%
       Gross profit..........  20.1%  22.7%  24.1%      23.1%          23.2%
       Selling, general and
        administrative
        expense..............  10.9%  10.8%  11.8%      11.3%          12.7%
       Nonrecurring costs....   0.2%   1.2%   0.0%       0.0%           0.0%
       Operating income......   9.0%  10.7%  12.3%      11.8%          10.5%

QUARTER ENDED MARCH 29, 1998 COMPARED TO QUARTER ENDED MARCH 30, 1997

  Net sales. Net sales for the quarter ended March 29, 1998 increased $2.8 million, or 3.5%, to $83.3 million from $80.5 million for the quarter ended March 30, 1997. This increase was due to an increase in consumer laundry equipment sales of $3.7 million, partially offset by slightly lower commercial laundry equipment sales. The decrease in commercial laundry equipment sales was due to a decrease of $3.7 million in sales to international customers as the Company's products (priced in U.S. dollars) became less competitive due to unfavorable exchange rate movements. The international sales decrease was partially offset by increases of (i) $1.4 million in North America equipment sales and (ii) $1.4 million due to increased volume of equipment financing promissory notes originated and sold through the Company's off-balance sheet equipment financing program.

  Gross profit. Gross profit for the quarter ended March 29, 1998 increased $0.8 million, or 4.1%, to $19.4 million from $18.6 million for the quarter ended March 30, 1997. Gross profit as a percentage of net sales increased to 23.2% for the quarter ended March 29, 1998 from 23.1% for the quarter ended March 30, 1997. This increase was primarily attributable to manufacturing efficiencies and growth in the Company's equipment financing program, partially offset by a decrease in Appliance Co. consumer laundry selling prices under the Appliance Co. Supply Agreement, increased depreciation, and one time warranty costs of $0.4 million related to a new product introduction.

  Selling, general and administrative expense. Selling, general and administrative expense for the quarter ended March 29, 1998 increased $1.5 million, or 15.9%, to $10.6 million from $9.1 million for the quarter ended March 30, 1997. Selling, general and administrative expense as a percentage of net sales increased to 12.7% for the quarter ended March 29, 1998 from 11.3% for the quarter ended March 30, 1997. The increase in selling, general and administrative expense was primarily due to an increase of $1.0 million in selling and distribution expense and $0.4 million in administrative expense.

  Operating income. As a result of the foregoing operating income for the quarter ended March 29, 1998 decreased $0.7 million, or 7.4%, to $8.8 million from $9.5 million for the quarter ended March 30, 1997. Operating income as a percentage of net sales decreased to 10.5% for the quarter ended March 29, 1998 from 11.8% for the quarter ended March 30, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Net sales. Net sales for 1997 increased $29.4 million, or 9.3%, to $347.7 million from $318.3 million for 1996. This increase was due to an increase in commercial laundry sales of $30.2 million partially offset by slight reductions in Appliance Co. consumer laundry equipment sales and service parts. The increase in commercial laundry equipment sales consisted of increases of: (i) $14.7 million in laundromat sales due to the inclusion of a full year of sales to a new laundromat customer compared to two months in the prior year as well as increased sales to existing and other new customers;
(ii) $4.7 million in multi-housing customer sales primarily due to increased sales to key customers under supply agreements; (iii) $3.7 million in on-premise laundry sales due in part to the Company's new product offerings in 1996 and 1997; (iv) $5.6 million due to increased volume of equipment financing promissory notes originated and sold pursuant to the Company's off-balance sheet equipment financing program; and (v) $1.5 million in other commercial laundry equipment sales.

  Gross profit. Gross profit for 1997 increased $11.6 million, or 16.0%, to $83.8 million from $72.2 million for 1996. Gross profit as a percentage of net sales increased to 24.1% for 1997 from 22.7% for 1996. This increase was primarily attributable to an increase in commercial laundry equipment sales volume and related efficiencies, manufacturing cost reductions and growth in the Company's equipment financing program, which were partially offset by a decrease in Appliance Co. consumer laundry equipment selling prices under the Appliance Co. Supply Agreement, costs related to the Appliance Co. Transaction, new product start-up costs as well as increased depreciation.

  Selling, general and administrative expense. Selling, general and administrative expense for 1997 increased $6.6 million, or 19.2%, to $41.1 million from $34.5 million for 1996. Selling, general and administrative expense as a percentage of net sales increased to 11.8% for 1997 from 10.8% for 1996. The increase in selling, general and administrative expense was primarily due to a $3.4 million loss on sale recognized in connection with the increased level of trade receivables sold through the Company's Financing Subsidiaries, an increase of $1.9 million in selling and distribution expense resulting from increased sales and an increase of $1.3 million in engineering expense principally to support new product introductions.

  Operating income. Operating income for 1997 increased $8.6 million, or 25.3%, to $42.7 million from $34.1 million for 1996. Operating income as a percentage of net sales increased to 12.3% for 1997 from 10.7% for 1996. The increase in operating income was primarily due to the factors discussed above; in addition, nonrecurring costs of $3.7 million were incurred in 1996 primarily associated with the elimination of certain redundant processes as part of the consolidation of Raytheon's appliance businesses, which included the Company. See Note G to the Company's historical combined financial statements and notes related thereto included elsewhere herein.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net sales. Net sales for 1996 decreased $6.2 million, or 1.9%, to $318.3 million from $324.5 million for 1995. This decrease was due to declines in commercial laundry equipment sales of $4.3 million and in Appliance Co. consumer laundry equipment sales of $2.4 million, partially offset by a slight increase in sales of service parts. The decrease in commercial laundry equipment sales was due to decreases of (i) $8.6 million in sales to Maytag Corporation, a competitor of the Company, which terminated its supply agreement with UniMac after the Company's acquisition of the washer-extractor business of UniMac and (ii) $8.8 million in sales to international customers as the Company's products became less competitive due to unfavorable exchange rate movements and newly instituted importation duties that no longer apply to the Company's products. This decrease was partially offset by increases of:
(i) $3.5 million in laundromat sales principally as a result of sales to a new customer beginning in the fourth quarter of 1996; (ii) $6.4 million in multi-housing laundry sales due to increased sales to key customers under supply agreements; and (iii) $3.4 million in on-premise laundry sales due in part to the Company's new product offerings in 1996. The decrease in Appliance Co. consumer laundry equipment sales was primarily the result of lower unit volume.

  Gross profit. Gross profit for 1996 increased $7.0 million, or 10.7%, to $72.2 million from $65.3 million for 1995. Gross profit as a percentage of net sales increased to 22.7% for 1996 from 20.1% for 1995. The increase in gross profit, despite lower net sales, was primarily attributable to manufacturing process improvements and lower material purchase costs for aluminum, motors, corrugated boxes and plastics. Material purchase costs had increased significantly in 1995 due to increases in commodity prices and returned to historical levels in 1996.

  Selling, general and administrative expense. Selling, general and administrative expense for 1996 decreased $0.9 million, or 2.5%, to $34.5 million from $35.4 million for 1995. Selling, general and administrative expense as a percentage of net sales decreased to 10.8% for 1996 from 10.9% for 1995. The decrease in selling, general and administrative expense was primarily due to reductions in work force implemented in 1995 and 1996.

  Operating income. Operating income for 1996 increased $4.8 million, or 16.4%, to $34.1 million from $29.3 million for 1995. Operating income as a percentage of net sales increased to 10.7% for 1996 from 9.0% for 1995. The increase in operating income was primarily due to the factors discussed above, partially offset by the impact of nonrecurring costs of $3.7 million incurred in 1996 (primarily associated with the consolidation of Raytheon's appliance businesses, which included the Company), compared to $0.6 million of nonrecurring severance and benefit costs incurred in 1995 associated with reductions in work force. See Note G to the Company's historical combined financial statements and notes related thereto included elsewhere herein.

LIQUIDITY AND CAPITAL RESOURCES

 Post-Transactions

  Following the Transactions, the Company's principal sources of liquidity are cash flow generated from operations and borrowings under the $75.0 million Revolving Credit Facility. The Company's principal uses of liquidity are to meet debt service requirements, finance the Company's capital expenditures and provide working capital. The Company expects that capital expenditures in 1998 will not exceed $15.0 million. The Company expects that ongoing requirements for debt service, capital expenditures and working capital will be funded by internally generated cash flow and borrowings under the Revolving Credit Facility. The Company has incurred substantial indebtedness in connection with the Transactions. Following the Transactions, the Company has approximately $310.0 million of combined indebtedness outstanding. The Company's debt service obligations could have important consequences to holders of the Exchange Notes. See "Risk Factors--Risks Relating to the Exchange Notes-- Substantial Leverage."

  At May 5, 1998, after giving effect to the Transactions, the Company borrowed $200.0 million under the Term Loan Facility, issued $110.0 million of the Notes and had additional availability of approximately $75.0 million under the Revolving Credit Facility.

  The $200.0 million Term Loan Facility amortizes quarterly and is repayable in the following aggregate annual amounts:

                                            AMOUNT DUE
                                            ----------
                                             (DOLLARS
             YEAR                               IN
             ----                            MILLIONS)
             1............................    $  0.0
             2............................    $  0.0
             3............................    $  1.0
             4............................    $  1.0
             5............................    $  1.0
             6............................    $ 40.0
             7............................    $157.0

  The Term Loan Facility is also subject to mandatory prepayment with the proceeds of certain debt incurrences, asset sales and a portion of Excess Cash Flow (as defined in the Senior Credit Facility). The Revolving Credit Facility will terminate in 2003. See "Description of Senior Credit Facility."

  Concurrent with the Closing of the other Transactions, the Company entered into the Asset Backed Facility, which provides $250.0 million of off-balance sheet financing for trade receivables and equipment loans. The finance programs have been and will continue to be structured in a manner that qualifies for off-balance sheet treatment in accordance with generally accepted accounting principles. It is expected that under the Asset Backed

Facility, the Company will continue to act as originator and servicer of the equipment financing promissory notes and the trade receivables. See "Description of Asset Backed Facility."

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures, will depend upon its future performance, which, in turn, is subject to general economic, financial, competitive and other factors that are beyond its control. Based upon the current level of operations and anticipated growth, management believes that future cash flow from operations, together with available borrowings under the Revolving Credit Facility, will be adequate to meet the Company's anticipated requirements for capital expenditures, working capital, interest payments and scheduled principal payments. There can be no assurance, however, that the Company's business will continue to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures after satisfying certain liabilities arising in the ordinary course of business. If unable to do so, the Company may be required to refinance all or a portion of its existing debt, including the Exchange Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be available or that any such sales of assets or additional financing could be obtained. See "Risk Factors--Risks Relating to the Exchange Notes-- Substantial Leverage."

 Historical

  Historically, the Company's principal sources of funds have been operations and short-term funding from Raytheon. The Company's principal uses of funds have been capital expenditures and distributions to Raytheon as described below.

  Cash generated from operations for the quarter ended March 29, 1998, of $19.0 million was principally derived from net income and the sale of trade and notes receivable pursuant to the Company's off-balance sheet financing facilities. During the first quarter, the maximum availability under the off-balance sheet equipment financing facility was increased by $24.5 million from its previous limit allowing the Company to sell during the first quarter additional notes receivable previously retained.

  The Company's cash generated from operations during the year ended December 31, 1997 of $40.1 million decreased from $77.2 million for the year ended December 31, 1996. The decrease is primarily attributable to the one time impact in 1996 of the initial sale of $56.7 million of trade receivables through the Company's off-balance sheet financing facility and to the higher levels of notes receivable retained at December 31, 1997. These impacts were partially offset by a decrease in inventory levels in 1997. The Company retained a portion of notes receivable eligible for sale under its off-balance sheet equipment financing facility at December 31, 1997, as a result of having reached the maximum availability under that facility. Inventory decreased during the year ended December 31, 1997 principally due to the transfer of consumer laundry finished goods inventory to Appliance Co. at the time of the Appliance Co. transaction. The Company generated cash from operations of $17.5 million during the year ended December 31, 1995 impacted principally by net income, depreciation and changes in trade and notes receivable and inventory balances.

  Historically, cash has been transferred between the Company and Raytheon based on the Company's cash position. For the quarter ended March 29, 1998 and the years ended December 31, 1997 and 1996, respectively, the Company transferred cash to Raytheon of $18.1 million, $19.2 million and $55.1 million (including dividends of $7.7 million), respectively. The substantial transfer in 1996 was attributable to the cash generated from the initial sale of trade receivables through the Company's off-balance sheet financing facility. During the year ended December 31, 1995, cash of $63.4 million (net of dividends of $6.3 million) was transferred to the Company from Raytheon to help fund operations.

 Capital Expenditures

  The Company's capital expenditures for the quarters ended March 29, 1998 and March 30, 1997 were approximately $1.5 million and $7.9 million, respectively. For the years ended December 31, 1997, 1996 and

1995, capital expenditures were approximately $22.6 million, $22.0 million and $16.2 million, respectively. For all periods presented, capital expenditures included investments for major new product updates and designs (approximately $16.4 million) and modernization programs at all three of the Company's manufacturing facilities, primarily related to increasing production capacity and reducing manufacturing cost (approximately $22.9 million). Other capital expenditures of $21.5 million for the three years ended December 31, 1997 included ongoing cost improvements and maintenance programs.

YEAR 2000

  The Company is evaluating the extent to which its computer operating systems will be disrupted upon the turn of the century as a result of the Year 2000 Issue. While the Company believes that new software being installed into its computer system will address the Year 2000 Issue, there can be no assurance that the new software will be installed in time to remedy the Year 2000 Issue or that the Company's computer operating systems will not be disrupted upon the turn of the century. Any such disruption, whether caused by the Company's systems or those of any of its suppliers or customers, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Company-Specific Risks--Computer System; Year 2000 Issue."

ENVIRONMENTAL LIABILITIES

  Federal, state and local governments could enact laws or regulations concerning environmental matters that affect the Company's operations or facilities or increase the cost of producing, or otherwise adversely affect the demand for, the Company's products. The Company cannot predict the environmental liabilities that may result from legislation or regulations adopted in the future, the effect of which could be retroactive. Nor can the Company predict how existing or future laws and regulations will be administered or interpreted or what environmental conditions may be found to exist at Company facilities or at other properties where the Company or predecessors have arranged for the disposal of hazardous substances. The enactment of more stringent laws or regulations or stricter interpretation of existing laws and regulations could require expenditures by the Company, some of which could be material. See "Business--Environmental, Health and Safety Matters."

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the manner in which public companies report information about their operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the geographic locations in which the entity holds assets and reports revenue. The Company will adopt SFAS No. 131 for the fiscal year ended December 31, 1998.

  In February 1998, the FASB issued SFAS No. 132, "Employees Disclosures about Pensions and Other Postretirement Benefits." The new requirements require increased disclosures for public entities. SFAS No. 132 only affects disclosure issues and does not change any existing measurements or recognition provisions previously required. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification for earlier periods is required for comparative purposes. The Company will adopt SFAS No. 132 for the fiscal year ended December 31, 1998.

                                   BUSINESS

  Alliance believes it is the leading designer, manufacturer and marketer of stand alone commercial laundry equipment in North America and a leader worldwide. Under the well-known brand names of Speed Queen, UniMac and Huebsch, the Company produces a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds. The Company believes it has had the leading market share in the North American stand alone commercial laundry equipment industry for the last five years and has progressively increased its market share from approximately 21% in 1993 to 38% in 1997. The Company attributes its industry leading position to: (i) the quality, reliability and functionality of its products; (ii) the breadth of its product offerings; (iii) its extensive distributor network and strategic alliances with key customers; and (iv) its substantial investment in new product development and manufacturing capabilities. As a result of its market leadership, the Company has an installed base of equipment that it believes is the largest in the industry and that generates significant recurring sales of replacement equipment and service parts. Internationally, the Company has developed targeted opportunities, generating equipment sales of $45.5 million in 1997. In addition, pursuant to an agreement, the Company supplies consumer washing machines to a large consumer appliances company ("Appliance Co.") for sale at retail. For 1997, the Company generated net sales of $347.7 million and EBITDA (as defined) of $57.2 million.

  The Company believes it has developed the most extensive distribution networks to each of the three distinct customer groups within the North American stand alone commercial laundry equipment industry: (i) laundromats;
(ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; and (iii) on-premise laundries, consisting primarily of in-house laundry facilities in hotels, hospitals, nursing homes and prisons. The Company estimates that in over 80% of the North American market its laundromat and on-premise laundry distributors are either the number one or number two distributor for their respective selling regions. In addition, the Company's in-house sales force has developed superior relationships with leading route operators that own, install and maintain commercial laundry equipment in multi-housing laundries, a critical factor in enabling the Company to grow its market share. Internationally, the Company sells its laundry equipment through distributors and to retailers.

  With an investment of over $70.0 million since 1994, the Company has substantially completed the development of many new products, the redesign of existing products and the modernization of its three manufacturing facilities in Wisconsin, Florida and Kentucky. Since January 1, 1997, the Company has introduced new product designs and new product models that comprise over 85% of its current product offerings. The Company believes its considerable investment in its product line and manufacturing capabilities has strengthened and will continue to enhance its market leadership position.

  ALC is a wholly owned subsidiary of Alliance that was incorporated for the sole purpose of serving as a co-issuer of the Notes in order to facilitate the Note Offering. ALC does not have any substantial operations or assets of any kind and will not have any revenues. Prospective investors in the Exchange Notes should not expect ALC to participate in servicing the interest, principal obligations or Liquidated Damages, if any, on the Exchange Notes. See "Description of the Exchange Notes--Certain Covenants."

COMPANY STRENGTHS

  MARKET LEADER WITH SIGNIFICANT INSTALLED BASE. The Company believes it led the North American industry in sales to all customer groups, with a 38% market share overall in 1997. The Company's market share has increased progressively during the last five years for each customer group. As a result of its leading market position, the Company has achieved superior brand recognition and extensive distribution capabilities. The Company's market position has also allowed it to establish what it believes to be the largest installed base in its industry, which generates a significant level of recurring sales of replacement equipment and service parts and provides a platform for sales growth.

  INDUSTRY-LEADING PRODUCT OFFERING. The Company believes its product line leads the industry in reliability, breadth of offerings, functionality and advanced features. Its development team of more than 120 engineers and technical personnel, together with its marketing and sales personnel, work with the Company's major customers to redesign and enhance the Company's products to better meet customer needs. For example, the Company has introduced since January 1, 1997 new product designs and new product models that comprise over 85% of its current product offerings; the Company's new products emphasize efficiency and new technology, facilitating ease of use as well as improving performance and reliability. In addition, the Company believes it is the only manufacturer in North America to produce a full product line (including washers, dryers, washer-extractors and tumblers for all customer groups), thereby providing customers with a single source for all their stand alone commercial laundry equipment needs.

  EXTENSIVE AND LOYAL DISTRIBUTION NETWORKS. The Company believes it has developed the industry's most extensive North American distribution networks. The Company estimates its distributors are either the number one or number two distributor for their respective selling regions in over 80% of the North American market. Most of the Company's distributors have been customers for over ten years. In addition, through its in-house sales force the Company has developed excellent relationships with industry-leading route operators, who are direct customers of the Company. The Company believes its strong relationships with its customers are based, in part, on the quality, breadth and performance of its products and on its comprehensive value-added services.

  LEADING NATIONAL BRANDS. The Company markets and sells its products under the widely recognized brand names Speed Queen, UniMac and Huebsch. A survey commissioned by the Company in 1993 of more than 1,000 commercial laundry distributors and end-users ranked Speed Queen as the leader in terms of brand awareness and as an industry leader for quality and reliability. In the same study, UniMac was ranked a leading brand in the stand alone on-premise laundry industry; Huebsch and Speed Queen ranked first and second, respectively, in customer satisfaction.

  STRONG AND INCENTIVIZED MANAGEMENT TEAM. Led by Chief Executive Officer Thomas L'Esperance, the Company believes it has assembled the strongest management team in the commercial laundry equipment industry. The Company's seven executive officers have over 80 years of combined experience in the commercial laundry equipment and appliance industries. This management team has executed numerous strategic initiatives, including: (i) ongoing refinements to its product offerings; (ii) the development of strategic alliances with key customers; (iii) the implementation of manufacturing cost reduction and quality improvement programs; and (iv) the acquisition and successful integration of the commercial washer-extractor business of the UniMac Company ("UniMac"). In addition, senior management (the "Management Investors") owns approximately 19% of the Company on a diluted basis.

BUSINESS STRATEGY

  The Company's strategy is to achieve profitable growth by offering a full line of the most reliable and functional stand alone commercial laundry equipment, along with comprehensive value-added services. The key elements of the Company's strategy are as follows:

  OFFER FULL LINE OF SUPERIOR PRODUCTS AND SERVICES. The Company seeks to satisfy all of a customer's stand alone commercial laundry equipment needs with its full line of products and services. The Company seeks to compete with other manufacturers in the commercial laundry equipment industry by introducing new products, features and value-added services tailored to meet evolving customer requirements. In 1997, for example, the Company began field tests for a new line of small-chassis frontload washers, offering multi-housing laundries increased water and energy efficiency. In addition, in 1997, the Company introduced its Automatic Balance System for topload washers, providing industry-leading out-of-balance handling; Alliance's new topload washers generate a higher g-force, thereby reducing moisture left in the laundry and drying time, ultimately reducing operating costs for the Company's customers.

  DEVELOP AND STRENGTHEN ALLIANCES WITH KEY CUSTOMERS. The Company has developed and will continue to pursue long-term alliances and multi-year supply agreements with key customers. The Company is the predominant supplier of new laundry equipment to Coinmach Corporation ("Coinmach"), the largest and fastest growing operator of multi-housing laundries in North America. Similarly, the Company is the supplier of substantially all of the laundry equipment purchased by SpinCycle, Inc. ("SpinCycle"), an emerging leader in the North American laundromat industry.

  CONTINUOUSLY IMPROVE MANUFACTURING OPERATIONS. The Company seeks to continuously enhance its product quality and reduce costs through refinements to manufacturing processes. The Company achieves such improvements through collaboration among key customers and its engineering and marketing personnel. Since 1995, the Company has progressively reduced manufacturing costs through improvements in raw material usage and labor efficiency, among other factors. These improvements are driven in part by the Company's goalsharing programs, through which the Company's manufacturing teams share in a portion of the cost reductions they achieve.

INDUSTRY OVERVIEW

  The Company estimates that North American stand alone commercial laundry equipment sales were approximately $500.0 million in 1997, of which the Company's equipment sales represented approximately $187.0 million. The Company believes that North American sales of stand alone commercial laundry equipment have grown at a compound annual rate of approximately 4.5% since 1993. North American commercial laundry equipment sales historically have been relatively insulated from business and economic cycles, given that economic conditions do not tend to affect the frequency of use, or replacement, of laundry equipment. Management believes industry growth will be sustained by continued population expansion and by customers increasingly "trading up" to equipment with enhanced functionality, raising average selling prices.

  Manufacturers of stand alone commercial laundry equipment compete on their ability to satisfy several customer criteria, including: (i) equipment reliability and durability; (ii) performance criteria such as water and energy efficiency, load capacity and ease of use; (iii) availability of innovative technologies such as cashless payment systems and advanced electronic controls, which improve ease of use and management audit capabilities; and
(iv) value-added services such as rapid spare parts delivery, equipment financing and computer aided assistance in the design of commercial laundries.

  Outside of the stand alone commercial laundry equipment market, the Company does not participate in manufacturing or selling commercial dry cleaning equipment or custom engineered, continuous process laundry systems. Each of these other markets is distinct from the stand alone commercial laundry equipment market, employing different technologies and distribution networks and serving different customer groups.

  CUSTOMER CATEGORIES. Each of the stand alone commercial laundry equipment industry's three primary customer groups--laundromat operators, multi-housing laundry operators and on-premise laundry operators--is served through a different distribution channel and has different requirements with respect to equipment load capacity, performance and sophistication. For example, equipment purchased by multi-housing route operators is most similar to consumer machines sold at retail, while equipment purchased by laundromats and on-premise laundries has greater durability, delivers increased capacity and provides superior cleaning and drying capabilities.

  LAUNDROMATS. Management estimates that laundromats accounted for approximately 52% of North American stand alone commercial laundry equipment sales in 1997. These approximately 35,000 facilities typically provide walk-in, self-service washing and drying. Laundromats primarily purchase commercial topload washers, washer-extractors and tumblers. Washer-extractors and tumblers are larger-capacity, higher-performance washing machines and dryers, respectively. Laundromats have historically been owned and operated by sole proprietors. Laundromat owners typically rely on distributors to provide equipment, technical and repair support and broader business services. For example, distributors may host seminars for potential laundry proprietors on laundromat investment opportunities. Independent proprietors also look to distributors and manufacturers for equipment financing. Given the laundromat owner's reliance on the services of its local distributor, the Company believes that a strong distributor network in local markets differentiates manufacturers in serving this customer group.

  In addition to distributor relationships, the Company believes laundromat owners choose among different manufacturers' products based on, among other things: (i) availability of equipment financing; (ii) reputation, reliability and ease and cost of repair; (iii) the water and energy efficiency of the products (approximately 22% to 25% of annual gross wash and dry income of laundromats is consumed by utility costs, according to the Coin Laundry Association ("CLA")); and (iv) the efficient use of physical space in the store (since 15% to 20% of annual gross income of laundromats is expended for rent according to the CLA).

  MULTI-HOUSING LAUNDRIES. Management believes that multi-housing laundries accounted for approximately 26% of North American stand alone commercial laundry equipment sales in 1997. These laundries include common laundry facilities in multi-family apartment and condominium complexes, universities and military installations.

  Most products sold to multi-housing laundries are small-chassis topload and frontload washers and small-chassis dryers similar in appearance to those sold at retail to the consumer market but offering a variety of enhanced durability and performance features. For example, topload washers sold to multi-housing laundries typically last up to 12,000 cycles, approximately twice as long as the expected life of a consumer machine.

  Multi-housing laundries are managed primarily by route operators who purchase, install and service the equipment under contract with building management. Route operators pay rent (which may include a portion of the laundry's revenue) to building management. Route operators are typically direct customers of commercial laundry equipment manufacturers such as the Company and tend to maintain their own service and technical staffs. Route operators compete for long-term contracts on the basis of, among other things:
(i) the reputation and durability of their equipment; (ii) the level of maintenance and quality of repair service; (iii) the ability of building management to audit laundry equipment revenue; and (iv) the water and energy efficiency of products.

  The Company believes reliability and durability are key criteria for route operators in selecting equipment, as they seek to minimize the cost of repairs. The Company also believes route operators prefer water and energy efficient equipment that offers enhanced electronic monitoring and tracking features demanded by building management companies. Given their investments in spare parts inventories and in technician training, route operators are reluctant to change equipment suppliers. Therefore, the Company believes an installed base gives a commercial laundry equipment manufacturer a competitive advantage.

  ON-PREMISE LAUNDRIES. Management believes that on-premise laundries accounted for approximately 22% of North American stand alone commercial laundry equipment sales in 1997. On-premise commercial laundries are located at a wide variety of businesses that wash or process textiles or laundry in large quantities, such as hotels and motels, hospitals, nursing homes, sports facilities, car washes and prisons.

  Most products sold to on-premise laundries are washer-extractors and tumblers, primarily in larger capacities up to 250 pounds. These machines process significantly larger loads of textiles in shorter times than equipment typically sold to laundromats or multi-housing customer groups. Effective and rapid washing (i.e., reduced cycle time) of hotel sheets, for example, reduces both a hotel's linen requirements and labor costs of washing and drying linens. The Company believes that in a typical hotel on-premise laundry, up to 50% of the cost of operations is labor.

  On-premise laundries typically purchase equipment through a distributor who provides a range of selling and repair services on behalf of manufacturers. As with laundromats, the Company believes a strong distributor network is a critical element of sales success. On-premise laundries select their equipment based on the availability of specified product features, including, among other things: (i) reputation and reliability of products; (ii) load capacity and cycle time; (iii) water and energy efficiency; and (iv) ease of use. In addition, the availability of technical support and service is important to an on-premise laundry's selection of an equipment supplier.

 TRENDS AND CHARACTERISTICS

  Growth Drivers. The Company believes that continued population expansion in North America has and will drive steady demand for garment and textile laundering by all customer groups purchasing commercial laundry equipment. The Company believes population growth has historically supported replacement and some modest growth in the installed base of commercial laundry equipment. According to the U.S. Census Bureau, the United States population has grown at a compound annual rate of 0.9% since 1988 and is projected to grow at approximately 1.0% per year on average over the next ten years.

  In addition, customers are increasingly "trading up" to equipment with enhanced functionality, raising average selling prices. For example, national customers in the laundromat and multi-housing customer groups are more likely to take advantage of recently available electronic features, which the Company believes provide such customers with a competitive advantage. Moreover, customers are moving towards equipment with increased water and energy efficiency as the result of government and consumer pressure and a focus on operating cost containment.

  Limited Cyclicality. North American commercial laundry equipment sales historically have been relatively insulated from business and economic cycles because economic conditions do not tend to affect the frequency of use, or replacement, of laundry equipment. Management believes industry growth will be sustained by continued population expansion and by customers increasingly "trading up" to equipment with enhanced functionality, raising average selling prices. Under all economic conditions, owners of commercial laundries typically delay equipment replacement until such equipment can no longer be economically repaired or until competition forces the owner to upgrade such equipment to provide improved appearance or functionality. The economic life of such equipment and thus timing of replacement of such equipment are also generally unaffected by economic conditions; the economic life of stand alone commercial laundry equipment is generally 7-14 years.

  International Growth. The Company anticipates growth in demand for commercial laundry equipment in international markets, especially in developing countries where laundry machine penetration remains low. As of 1995, only 40% of the population of South America and 20% of the Asian population had a washer in their home, compared to over 70% in North America.

  Reducing Customer Operating Costs. The time required to wash and dry a given load of laundry (i.e., cycle time) has a significant impact on the economics of a commercial laundry operation. Accordingly, commercial laundry equipment manufacturers produce equipment that provides progressively shorter cycle times through improved technology and product innovation to decrease labor costs and increase the volume of laundry that can be processed in a given time period. Examples of methods of reducing cycle time are: (i) increasing the fill, wash and drain rates; (ii) increasing water extraction capability by increasing spin rate; and (iii) decreasing the number of unfinished wash cycles by improving out-of-balance performance.

PRODUCTS

  OVERVIEW. The Company offers a full line of stand alone commercial laundry washers and dryers, with service parts and value-added services supporting its products, under the Speed Queen, Huebsch and UniMac brands throughout North America and in over sixty foreign countries. The Company's products range from small washers and dryers primarily for use in laundromats and multi-housing laundry rooms to large laundry equipment with load capacities of up to 250 pounds used in on-premise laundries. The Company also benefits from domestic and international sales of service parts for its large installed base of commercial laundry equipment. Internationally, the Company sells laundry equipment under the Speed Queen and private label brands. In addition, the Company produces consumer laundry washers for Appliance Co. under a supply agreement. See "--Appliance Co. Transaction."

  WASHERS. Washers, including consumer products sold to Appliance Co., represented approximately 63% of 1997 net sales and include washer-extractors, topload washers and frontload washers.

  Washer-Extractors. The Company manufactures washer-extractors, its largest washer products, to process from 18 to 250 pounds of laundry per load. Washer-extractors extract water from laundry with spin speeds that produce over 300g's of centrifugal force, thereby reducing the time and energy costs for the drying cycle. Sold under the Speed Queen, UniMac and Huebsch brands, these products represented approximately 24% of 1997 net sales. Washer-extractors that process up to 80 pounds of laundry per load are sold to laundromats, and washer-extractors that process up to 250 pounds of laundry per load are sold to on-premises laundries. Washer-extractors are built to be extremely durable due to the enormous g-force generated by spinning several hundred pounds of water-soaked laundry, to the constant use of the equipment and to the high cost of failure to the user.

  In 1997, the Company introduced new features and increased capacity for washer-extractors. The Company believes this redesign further strengthens the Speed Queen and UniMac brands of on-premise laundry equipment as the leading products within the industry. Increased capacity models allow the Company to address a broader on-premise laundry customer base. The redesigned line combines greater productivity at less cost with more options to meet the demands of on-premise laundry customers, including improved features such as the Ultra-soft wash cycle, which allows laundering of the most delicate hand-washable draperies or bedspreads.

  Topload Washers. Topload washers are small-chassis washers with the capability to process up to 18 pounds of laundry per load with spin speeds that produce up to 150g's. Sold primarily to multi-housing laundries and laundromats under the Speed Queen and Huebsch brands, these products represented approximately 17% of 1997 net sales. In addition, the Company's sales of consumer washers to Appliance Co. represented approximately 22% of 1997 net sales.

  In 1997, the Company introduced its Automatic Balance System ("ABS"), which it believes provides the industry-leading out-of-balance handling. New topload washers with ABS deliver higher g-force, reducing moisture left in the laundry, thereby reducing drying time and energy usage.

  Frontload Washers. In October 1997, the Company began field tests of a new small-chassis frontload washer with the capability to process up to 18 pounds of laundry per load. Frontload washers are sold under the Speed Queen brand to laundromat and multi-housing customers. The frontload washer's advanced design uses 28% less water compared to commercial topload washers. Furthermore, decreased usage of hot water and superior water extraction in the high g-force spin cycle reduce energy consumption. This new frontload washer is available with front controls (front accessibility complies with Americans with Disabilities Act regulations) and can be purchased with a matching small-chassis dryer (single or stacked). The Company will source frontload washers from Appliance Co. through September 1998. See "--Appliance Co. Transaction" and "--Ripon Transition."

  DRYERS. Dryers represented approximately 26% of 1997 net sales and include tumbler dryers, standard dryers and stacked dryers. The Company also sells a new line of stacked frontload washers and dryers.

  Tumbler Dryers. Tumblers are very large dryers with the capability of drying up to 170 pounds of laundry per load. Tumblers represented approximately 17% of 1997 net sales. Tumblers are sold primarily to laundromats and on-premise laundries under all three of the Company's brands. The Company's new tumbler dryer design, introduced in October 1997, features commonality of internal components between models, reducing parts inventory and improving serviceability. These units have 33% to 50% fewer moving parts as compared to their previous design. In addition, these tumblers reduce drying time using 22% less energy as compared to their previous design. The Company's new product offering expands the capacity range of the tumbler dryer line to include the 25 pound single dryer, which is popular in foreign markets.

  Standard Dryers. Standard dryers are small capacity dryers with the capability to process up to 18 pounds of laundry per load. Sold under the Speed Queen and Huebsch brands, standard dryers (including stacked dryers) represented approximately 9% of 1997 net sales. In 1997, the Company introduced its newly designed standard dryer, which serves the multi-housing and international consumer markets. The Company believes the dryer's increased capacity, measuring 7.1 cubic feet, is among the largest in the industry. The size of the loading door opening has also been increased to improve loading accessibility. The Company believes that the increased drying capacity and enhanced operational convenience that these improvements provide are critical factors to a customer's product satisfaction. The Company will source its standard and stacked dryers from Appliance Co. until September 1999. See "--Appliance Co. Transaction" and "--Ripon Transition."

  Stacked Dryers and Stacked Frontload Washers and Dryers. To enable its multi-housing customers to conserve valuable floor space, the Company offers a stacked unit consisting of two 18 pound standard dryers and will offer a stacked unit consisting of an 18 pound frontload washer paired with an 18 pound standard dryer. The Company believes it will be the only manufacturer of stacked frontload washer and dryer units.

  SERVICE PARTS. The Company benefits from the recurring sales of service parts to its large installed base. Such sales accounted for approximately 9% of 1997 net sales. The Company offers immediate response service whereby many of its parts are available on a 24-hour turnaround for emergency repair parts orders.

  OTHER VALUE-ADDED SERVICES. The Company believes its customers attach significant importance to the value-added services it provides. The Company offers services that it believes are significant drivers of high customer satisfaction, such as equipment financing (which accounted for approximately 2% of 1997 net sales), laundromat site selection assistance, investment seminar training materials, computer-aided commercial laundry room design, sales and service training for distributors, technical support and service training material. In addition, the Company believes it offers an unmatched range of complementary customer services and support, including toll-free technical support and on-call installation and repair service through its highly trained distributors. The Company believes its extensive service capabilities, in addition to the dependability and functionality of its products, will continue to differentiate its products from the competition.

CUSTOMERS

  The Company's customers include more than: (i) 120 distributors to laundromats; (ii) 110 distributors to on-premise laundries; (iii) 110 route operators serving multi-housing laundries; and (iv) 75 international distributors serving more than 60 countries.

  The Company's top ten equipment customers (excluding Appliance Co.) accounted for approximately 27% of 1997 net sales. Coinmach, the largest multi-housing route operator in the United States, Macke Laundry Service, L.P. (which was acquired by Coinmach in early 1998), Lead Laundry Equipment and SpinCycle, an emerging leader in the laundromat industry, were the Company's largest customers (excluding Appliance Co.), none of which individually accounted for more than 8% of 1997 net sales. In addition, sales to Appliance Co. accounted for 22% of 1997 net sales. See "--Appliance Co. Transaction."

SALES AND MARKETING

  SALES FORCE. The Company's sales force of approximately 30 is structured to serve the needs of each customer group. In addition, the Company, through a staff of approximately 40 professionals, provides customers and distributors with a wide range of value-added services such as laundromat site selection assistance, investment seminar training materials, computer-aided commercial laundry room design, sales and service training and technical support.

  MARKETING PROGRAMS. The Company supports its sales force and distributors through a balanced marketing program of advertising and industry trade shows. Advertising expenses totaled $3.4 million in 1997 and included a variety of forms, from print and electronic media to direct mail. In addition, Company representatives attended over 40 trade shows in 1997 to introduce new products, maintain contact with customers, develop new customer relationships and generate demand for the Company's products.

  EQUIPMENT FINANCING. The Company, through the Financing Subsidiaries, offers an extensive off-balance sheet equipment financing program to end-users, primarily laundromat owners, to assist in their purchases of new equipment. Typical terms include 2-7 year loans with an average principal amount of approximately $50,000. Management believes that the Company's off-balance sheet equipment financing program is among the industry's most comprehensive and that the program is an important component of its marketing activities. In addition, this service provides the Company with stable, recurring income.

  The program is structured to minimize risk of loss. The Company adheres to strict underwriting procedures, including comprehensive applicant credit analysis (generally including credit bureau, bank, trade and landlord references, site analysis including demographics of the location and multiple year pro-forma cash flow projections), the receipt of collateral and distributor assistance in remarketing collateral in the event of default. As a result of these risk management tools, losses from the program have been minimal. Net write-offs inclusive of loans sold to third parties since the inception of the program in 1992 have been approximately 0.1% as of December 31, 1997. In addition, pursuant to the Merger Agreement, Raytheon has indemnified the Company for substantially all of the liabilities that might arise from recourse to the Company in the event of default on existing portfolios of loans sold prior to Closing. See "Certain Relationships and Related Transactions" and "Description of Asset Backed Facility."

RESEARCH AND DEVELOPMENT

  The Company's engineering organization is staffed with over 120 engineers and technical support staff. The Company's recent research and development efforts have focused primarily on continuous improvement in the reliability, performance, capacity, energy and water conservation, sound levels and regulatory compliance of its commercial laundry equipment. The Company's engineers and technical personnel, together with its marketing and sales personnel, collaborate with the Company's major customers to redesign and enhance its products to better meet customer needs. Research and development spending has increased from $4.8 million in 1994 to $7.6 million in 1997. The Company has developed numerous proprietary innovations that the Company uses in select products. Over the past two years, the Company has rolled out its MicroMaster line of electronically controlled tumblers and washer-extractors under the Speed Queen brand as well as its CardMate Plus debit card cashless system designed to replace coin payment systems. The Company believes this array of new products allows it to continue to be an innovative leader in electronic controls equipment. The Company believes improvements made to existing products and the introduction of new products have supported the Company's market leadership position.

COMPETITION

  Within the North American stand alone commercial laundry equipment industry, the Company competes with several large competitors. The Company believes, however, it is the only participant in the North American stand alone commercial laundry equipment industry to serve significantly all three customer groups with a full line of washer-extractors, washers, tumbler dryers and standard dryers. With respect to laundromats, the Company's principal competitors include Wascomat (the exclusive North American distributor of Electrolux AB products), Maytag Corporation and The Dexter Company. In multi-housing, the principal competitors include Maytag Corporation and Whirlpool Corporation. In on-premise laundry, the Company competes primarily with Pellerin Milnor Corporation, American Dryer Corporation and Wascomat. The Company does not believe that a significant new competitor has entered the North American stand alone commercial laundry equipment industry during the last ten years, however there can be no assurance that significant new competitors or existing competitors will not compete for the business of different customer groups in the future. Consequently, there can be no assurance that the Company will be able to compete effectively in the future.

  Certain of the Company's principal competitors have greater financial resources and/or are less leveraged than the Company and may be better able to withstand market conditions within the commercial laundry industry. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business, financial condition and results of operations.

MANUFACTURING

  The Company owns and operates three manufacturing facilities in Wisconsin, Florida and Kentucky--with an aggregate of more than 800,000 square feet. The facilities are organized to focus on specific product segments, although each facility serves multiple customer groups. The Ripon plant presently produces the Company's topload washers and is expected to produce the Company's other small-chassis products: frontload washers, beginning in the fall of 1998, and dryers, beginning in fall of 1999. The Company's large-chassis products are produced in Marianna (washer-extractors) and Madisonville (tumblers). The Company's manufacturing plants primarily engage in fabricating, machining, painting, assembly and finishing operations. The Company also operates four regional distribution centers, of which three are owned and one is leased. The Company believes that existing manufacturing facilities provide adequate production capacity to meet expected product demand. See "--Ripon Transition."

  The Company purchases substantially all raw materials and components from a variety of independent suppliers. Key material inputs for manufacturing processes include motors, stainless steel, aluminum, electronic controls, corrugated boxes and plastics; in addition, the Company externally sources finished frontload washers and dryers. The Company believes there are readily available alternative sources of raw materials from other suppliers. The Company has developed long-term relationships with many of its suppliers and has sourced materials from nine of its ten largest suppliers for at least five years.

  The Company is committed to achieving continuous improvement in all aspects of its business in order to maintain its industry leading position. All of the Company's manufacturing facilities are ISO 9001 certified.

PROPERTIES

The following table sets forth certain information regarding significant facilities operated by the Company as of December 31, 1997:

                                                       APPROXIMATE
        LOCATION               FUNCTION/PRODUCTS       SQUARE FEET OWNED/LEASED
        --------         ----------------------------- ----------- ------------
Production Facilities
Ripon, WI............... Manufacture Small Washers        425,400      Owned
Marianna, FL............ Manufacture Washer-Extractors    222,200      Owned(/1/)
Madisonville, KY........ Manufacture Tumbler Dryers       152,700      Owned
Omro, WI................ Die Cast Facility                 37,200     Leased(/2/)
                                                        ---------
                          Subtotal                        837,500
Regional Distribution
 Centers
Ripon, WI............... Washers, Dryers, Tumblers        138,700      Owned
Ripon, WI............... Service Parts                     60,800      Owned
Madisonville, KY........ Tumblers                          80,000     Leased(/3/)
Marianna, FL............ Washers, Washer-Extractors        37,000      Owned
                                                        ---------
                          Subtotal                        316,500
Other
Ripon, WI............... Div. Support                      65,700      Owned
                         Engineering, Procurement          43,100      Owned
                                                        ---------
                          Subtotal                        108,800
                                                        ---------
                          Total                         1,262,800
                                                        =========

--------
(1) The Marianna building is owned, however, the land is leased from the city of Marianna.

(2) This facility was leased for the Company through July, 1998 at which time the transition to outsourced aluminum die castings was completed.
(3) Up to 80,000 square feet of warehouse space is available and is rented on an as needed basis. Currently 40,000 square feet is rented.

  The Company believes existing manufacturing facilities provide adequate production capacity to meet product demand. See "--Ripon Transition."

APPLIANCE CO. TRANSACTION

  On September 10, 1997, Raytheon (the former parent of the Company) completed the sale of its consumer appliances business to Appliance Co. (the "Appliance Co. Transaction"). Prior to the Appliance Co. Transaction, Raytheon owned two plants that manufactured laundry equipment for both consumer and commercial use on the same production lines: (i) a facility in Searcy, Arkansas that manufactures small-chassis frontload washers and dryers and (ii) a facility in Ripon, Wisconsin that manufactures small-chassis topload washers. In connection with the Appliance Co. Transaction, Raytheon sold the Searcy facility to Appliance Co. and retained the Ripon facility. In addition, Appliance Co. entered into a supply agreement (the "Appliance Co. Supply Agreement"), including license and cross license agreements to purchase consumer topload washers from the Company until September 1999 (subject to certain extension rights), and the Company entered into a supply agreement with Appliance Co., including license and cross license agreements to purchase commercial small-chassis frontload washers and dryers until September 1998 and September 1999, respectively. Under both supply agreements, products are sold at prices that approximate cost.

  On April 17, 1998, Appliance Co. filed suit in the United States District Court for the Southern District of New York against Raytheon and the Company seeking (i) declaratory relief that the Company is bound by a non-compete agreement between Appliance Co. and Raytheon that prohibits the participation by Raytheon and corporate affiliates of Raytheon in the consumer retail distribution laundry market, and (ii) unspecified damages from Raytheon and the Company for breach of the non-compete agreement. On June 2, 1998, Appliance Co. filed an amended complaint reiterating the allegations of the original complaint and also asserting that, by virtue of the manner in which they consummated the sale of the Company by Raytheon, both the Company and Bain Capital, Inc. tortiously interfered with the non-compete agreement between Appliance Co. and Raytheon. Appliance Co. now claims to be entitled to damages in excess of $100 million and also contends that, if the Company is not bound by the non-compete agreement, then Appliance Co. should also be relieved of any obligations under the non-compete agreement. Raytheon has agreed to pay the attorney's fees and costs incurred by the Company and Bain in contesting this lawsuit. The defendants dispute all Appliance Co. allegations and deny that Appliance Co. is entitled to any damages. There can be no assurance, however, that the Company will prevail in the lawsuit and, accordingly, the Company may be prohibited for some period of time from participating in the consumer retail distribution laundry market. The Company does not currently participate in this market. In addition, although the Company does not believe that it is reasonably likely that Appliance Co. will prevail in the lawsuit, if Appliance Co. did prevail, the Company could be required to pay the claimed damages in excess of $100 million and if so, such payment would have a material adverse effect on the Company's business, financial condition and results of operations.

  Previously, in early 1998, Appliance Co. alleged that Raytheon had breached certain of its obligations under the sale agreement governing the Appliance Co. Transaction and under the Appliance Co. Supply Agreement, primarily relating to the establishment of full volume production of frontload washers at Appliance Co.'s Searcy facility. The Company is being indemnified by Raytheon with respect to this dispute and believes that the dispute will be resolved without any material monetary obligation to the Company.

RIPON TRANSITION

  The Company is in the process of establishing at its Ripon facility the capability to manufacture small-chassis frontload washers and dryers beginning in September 1998 and September 1999, respectively; until such time, the Company will continue to source these products from Appliance Co. Similarly, the Company expects Appliance Co. to begin producing topload washers at its own facilities in September 1999. The Company's plan to introduce small-chassis frontload washer and dryer production and to cease production of consumer topload washers for Appliance Co. (the "Transition Plan") is expected to require aggregate capital expenditures of approximately $13.0 million in 1998 and 1999 and nonrecurring expenses (such as plant reconfiguration, severance expenses and manufacturing start-up expenses) of approximately $5.0 million in 1998 and 1999. The Company is confident in its ability to successfully execute the Transition Plan for the following reasons: (i) except for certain discrete improvements, the Company is replicating production processes, equipment and tooling that its own engineers designed and installed in the Searcy facility and (ii) the Company will benefit from experience in the Searcy facility to improve upon existing designs and manufacturing processes at the Ripon facility.

  Consumer topload washers sold to Appliance Co. accounted for a substantial percentage of the unit volume of the Ripon facility and represented approximately 22% of 1997 net sales. The Company expects the decline in topload washer production volume at the Ripon facility resulting from termination of the Appliance Co. Supply Agreement will be offset in part by the introduction of dryer and frontload washer production and by growth in sales to other customers.

  After implementation of the Transition Plan, the Company believes the Ripon facility will be the world's largest facility dedicated to manufacturing small-chassis commercial laundry equipment, comprised of three "focused factories," each with its own dedicated manufacturing and engineering teams. The Company believes the implementation of the Transition Plan will enable it to respond more flexibly and rapidly to customer requirements with product changes as a result of (i) improved communication and coordination among the design, engineering, marketing and sales organizations centralized at the Ripon facility and (ii) the ability to concentrate exclusively on medium volume, higher margin products.

NEW BUSINESS OPPORTUNITIES

  The Company is evaluating a number of new business opportunities. For example, the Company sees a potential opportunity to become a full-line supplier of environmentally safe dry-cleaning equipment as the dry-cleaning industry comes under increasing regulatory and consumer pressure to provide environmentally friendly services. The cornerstone of this strategy is the development of a CO/2/-based dry cleaning machine, based on a technology for which the Company holds one of only two North American licenses. The Company is also evaluating certain opportunities to increase sales of existing products in international markets.

PATENTS AND TRADEMARKS

  The Company's trademarks are currently registered with the United States Patent and Trademark Office and in all 50 states and registered or applications are pending in 58 foreign countries. Management believes that such trademarks have significant value and are important in the marketing of its products to customers. The Company owns numerous United States and foreign patents and has patent applications pending in the United States and abroad. In addition, the Company owns United States (federal and state) and foreign registered trade names and service marks and has applications for the registration of trade names and service marks pending in the United States and abroad. The Company also owns several United States copyright registrations and a wide array of unpatented proprietary technology and know-how. Further, the Company licenses certain intellectual property rights from third parties. The Company's ability to compete effectively with other companies depends, to a significant extent, on its ability to maintain the proprietary nature of its owned and licensed intellectual property.

LEGAL PROCEEDINGS

  Various claims and legal proceedings generally incidental to the normal course of business are pending or threatened against the Company. While the Company cannot predict the outcome of these matters, in the opinion of management, any liability arising thereunder will not have a material adverse effect on the Company's business, financial condition and results of operations after giving effect to provisions already recorded. In addition, the Company is currently involved in litigation with Appliance Co. which the Company believes will not result in material monetary obligation to the Company. See "Business--Appliance Co. Transaction."

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

  The Company and its operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws and regulations, including laws and regulations governing emissions of air pollutants, discharges of waste and storm water and the disposal of hazardous wastes. The Company is also subject to liability for the investigation and remediation of environmental contamination (including contamination caused by other parties) at the properties it owns or operates and at other properties where the Company or predecessors have arranged for the disposal of hazardous substances. As a result, the Company is involved, from time to time, in administrative and judicial proceedings and inquires relating to environmental matters. There can be no assurance that the Company will not be involved in such proceedings in the future and that the aggregate amount of future clean-up costs and other environmental liabilities will not have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that its facilities and operations are in material compliance with all environmental, health and safety laws.

  Federal, state and local governments could enact laws or regulations concerning environmental matters that affect the Company's operations or facilities or increase the cost of producing, or otherwise adversely affect the demand for, the Company's products. The Company cannot predict the environmental liabilities that may result from legislation or regulations adopted in the future, the effect of which could be retroactive. Nor can the Company predict how existing or future laws and regulations will be administered or interpreted or what environmental conditions may be found to exist at the Company's facilities or at other properties where the Company or its predecessors have arranged for the disposal of hazardous substances.

  Certain environmental investigatory and remedial work is underway or planned at, or relating to, the Company's Marianna, Florida and Ripon, Wisconsin manufacturing facilities and at a facility in Omro, Wisconsin formerly leased by the Company. With respect to the Marianna facility, such work is being conducted by a former owner of the property and is being funded through an escrow account, the balance of which the Company believes to be adequate based on current allocated amounts in the escrow account and current estimates received by the Company by third parties of remaining remediation. With respect to the Ripon facility, such work will be conducted by the Company. The Company currently expects to incur costs of approximately $200,000 through 1999 at the Ripon facility to complete remedial work, subject to the Raytheon indemnification described below. There can be no assurance, however, that additional remedial costs will not be incurred by the Company in the future with respect to the Ripon facility. With respect to the Omro facility, the Company leased the Omro facility through July 1998 at which time it completed a transition to outsourced aluminum die castings. The remedial work is being conducted by Raytheon, the current owner of the facility, at Raytheon's sole cost and expense. The Company does not currently expect to incur any costs with respect to the remediation of the Omro facility.

  Pursuant to the Merger Agreement, and subject to a three year notice period following the Closing, Raytheon has agreed to indemnify the Company for certain environmental liabilities in excess of $1,500,000 in the aggregate arising from the operations of the Company and its predecessors prior to the Merger, including with respect to environmental liabilities at the Ripon facility. In addition to the Raytheon indemnification, with respect to the Marianna, Florida facility, a former owner of the property has agreed to indemnify the Company for certain environmental liabilities. In the event that Raytheon or the former owner fail to honor their respective obligations under these indemnifications, such liabilities could be borne directly by the Company and could be material.

  The Company has also received an order from the U.S. Environmental Protection Agency requiring participation in clean-up activities at the Marina Cliffs site in South Milwaukee, Wisconsin, the location of a former drum reconditioner. The Company believes that any liability related to the site will be borne by a prior owner of the Company's Ripon facility. In the unlikely event the Company were to incur liability related to the site, the Company currently estimates allocated remediation costs of less than $100,000.

EMPLOYEES

  As of April 1998, the Company had approximately 1,743 full-time employees. Approximately 634 of the Company's employees at its Ripon, Wisconsin and Omro, Wisconsin facilities are represented by The United Steel Workers of America. The Company is periodically in negotiations with The United Steel Workers of America. The Company considers its overall relations with its work force to be satisfactory. The Company's current contract with The United Steel Workers of America for its Ripon and Omro employees is set to expire in February 1999.

                                  MANAGEMENT

MANAGERS AND EXECUTIVE OFFICERS

  The representatives to the Board of Managers and executive officers of the Company following the Merger are as follows:

             NAME           AGE                      POSITION
             ----           ---                      --------
   Thomas F. L'Esperance...  49 Chief Executive Officer and Manager
   Jeffrey J. Brothers.....  51 Senior Vice President, Sales and Marketing
   Bruce P. Rounds.........  42 Vice President, Chief Financial Officer
   Herman W. Beach.........  51 Vice President, Washer-Extractor/Tumbler Operations
   R. Scott Gaster.........  45 Vice President, Washer and Dryer Operations
   Robert T. Wallace.......  42 Vice President, Controller
   Scott L. Spiller........  47 Vice President, Law and Human Resources
   Edward W. Conard........  41 Manager
   Robert C. Gay...........  46 Manager
   Stephen C. Sherrill.....  43 Manager
   Stephen M. Zide.........  38 Manager

  THOMAS F. L'ESPERANCE has been Chief Executive Officer of the Company since March 1996. He had served as President of the Amana Home Appliance Company from 1993 to 1996 and was President of Caloric Corporation, a manufacturer of appliances, for two years prior thereto.

  JEFFREY J. BROTHERS has been Senior Vice President of Sales and Marketing of the Company since October 1989. He has been employed with the Company since 1977. Mr. Brothers has been involved in sales for the Company since 1983 and has held other positions such as Manager of Distribution Development, Plant Controller and Financial Analyst.

  BRUCE P. ROUNDS joined the Company in 1989 as Vice President of Finance and was promoted to his current position in February 1998. He held the position of Vice President, Business Development, for the Company from 1996 to 1998. Before coming to the Company, he served in a variety of capacities for eight years at Mueller Company and for three years with Price Waterhouse. He is a Certified Public Accountant.

  HERMAN W. BEACH has worked for Raytheon and the Company for nearly 20 years and has held his current position since April 1996. His employment with Raytheon began in the Missile Systems Company for two years. His career with the Company began in 1980 with positions in Human Resources and Strategic Planning. Mr. Beach's prior work experiences include the Tennessee Valley Authority and H.D. Lee Company.

  R. SCOTT GASTER joined the Company as Vice President, Procurement and Materials, in June 1995. He took on the added responsibility of Vice President of Washer and Dryer Operations in July 1997. Mr. Gaster has also retained his former purchasing responsibilities. Prior to joining the Company, he was employed by GKN Automotive, Inc. from 1979 to 1995 in such positions as Director of Procurement and Logistics, Corporate Purchasing Agent and Purchasing Manager.

  ROBERT T. WALLACE has been Vice President, Controller, of the Company since June 1996. He held positions as Controller and Manager-Reporting and Analysis for the Company from 1990 to 1996. Mr. Wallace's previous experience includes two years as Controller of Alcolac (chemicals), four years as Manager of Reporting and Analysis with Mueller Company, five years with Ohmeda and two years with Price Waterhouse. He is a Certified Public Accountant.

  SCOTT L. SPILLER has been Vice President of Law & Human Resources, and General Counsel of the Company since February 1998. From April 1996 to February 1998, Mr. Spiller was practicing law as a sole proprietor. Prior to that, he was General Counsel and Secretary of the Company for ten years.

  EDWARD W. CONARD serves as a Manager following the Merger. He has been a Managing Director of Bain since March 1993. From 1990 to 1992, Mr. Conard was a director of Wasserstein Perella, an investment banking firm that specializes in mergers and acquisitions. Previously, he was a Vice President of Bain & Company, where he headed the management consulting firm's operations practice area. Mr. Conard also serves as a director of Waters Corporation, Details Holdings Corp., Details, Inc. and Cambridge Automotive.

  ROBERT C. GAY serves as a Manager following the Merger. Mr. Gay has been a Managing Director of Bain since 1993 and has been a General Partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a principal of Bain Venture Capital. Mr. Gay is Vice Chairman of the Board of Directors of IHF Capital, Inc., parent of ICON Health & Fitness Inc. Mr. Gay also serves as a director of Alliance Entertainment Corp., GT Bicycles, Inc., Physio-Control International Corporation, Cambridge Industries, Inc., Nutraceutical Corporation, American Pad & Paper Company, GS Technologies and Small Fry Snack Foods Limited.

  STEPHEN C. SHERRILL serves as a Manager following the Merger. Mr. Sherrill has been a principal of Bruckmann, Rosser, Sherrill & Co., L.P. since its formation in 1995. Mr. Sherrill was an officer of Citicorp Venture Capital, Ltd. from 1983 through 1994. Mr. Sherrill is a director of Galey & Lord, Inc., Jitney-Jungle Stores of America, Inc., Restaurant Associates Corp., B & G Foods, Inc., Windy Hill Pet Food Company, Inc. and HealthPlus Corporation.

  STEPHEN M. ZIDE serves as a Manager following the Merger and has been an Associate at Bain since August 1997. Previously, he was a partner at the law firm of Kirkland & Ellis from 1992 to 1995 and a private investor from 1995 to 1997. Mr. Zide also serves as a director of Details Holdings Corp. and Details, Inc.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company or its predecessor for 1997 of those persons who served as (i) the chief executive officer during 1997 and (ii) the other four most highly compensated executive officers of the Company or its predecessor for 1997 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                             ----------------------------------
                                                                 OTHER ANNUAL
   NAME AND PRINCIPAL POSITION          YEAR SALARY($) BONUS($) COMPENSATION($)
   ---------------------------          ---- --------- -------- ---------------
   Thomas F. L'Esperance............... 1997  250,000   90,000      60,000(/1/)
   R. Scott Gaster..................... 1997  131,700   15,000      14,700(/1/)
   Jeffrey J. Brothers................. 1997  123,012   17,000      14,645(/1/)
   Herman W. Beach..................... 1997  120,696   17,000      14,369(/1/)
   Bruce P. Rounds..................... 1997  119,700   17,000      14,963(/1/)

--------
(1)Represents payments under retention agreements from Raytheon.

RETENTION AGREEMENTS

  In connection with the Merger, the Company has succeeded to retention agreements originally entered into by Raytheon Commercial Laundry LLC in connection with the sale of its commercial laundry business. The retention agreements are with certain key executives, managers and commissioned salespeople, including Mr. L'Esperance, Mr. Gaster, Mr. Brothers, Mr. Beach, Mr. Rounds and Mr. Wallace and have remaining terms of approximately two years. As of March 29, 1998, the Company's remaining aggregate commitment under these agreements was $3.7 million.

EMPLOYMENT AGREEMENT

  In connection with the Merger, the Company entered into an employment agreement with Thomas F. L'Esperance. Such agreement provides for: (i) a five year employment term; (ii) a minimum base salary and bonus following the end of each fiscal year so long as the Company employs Mr. L'Esperance; (iii) severance benefits; (iv) non-competition, non-solicitation and confidentiality agreements; and (v) other terms and conditions of Mr. L'Esperance's employment.

EXECUTIVE UNIT PURCHASE AGREEMENT

  In connection with the Merger, MergeCo entered into Executive Unit Purchase Agreements with certain members of management of the Company (each, an "Executive"), including Mr. L'Esperance, Mr. Gaster, Mr. Brothers, Mr. Beach, Mr. Rounds, Mr. Spiller and Mr. Wallace. Such agreements govern the sale to the Executives of common membership interests of MergeCo in exchange for cash and/or a promissory note from the Executive and provide for repurchase rights and restrictions on transfer of the common units. In connection with the Merger, the Executives' membership interests in MergeCo were converted into common membership interests of the Parent.

DEFERRED COMPENSATION AGREEMENT

  In connection with the Merger, Raytheon, the Company and the Parent entered into Deferred Compensation Agreements with certain Executives, including Mr. L'Esperance, Mr. Gaster, Mr. Brothers, Mr. Beach, Mr. Rounds and Mr. Wallace whereby the Company assumed certain long term compensation obligations earned by management under programs established by Raytheon. Such agreements provide for the deferral of compensation until the earlier of (i) the payment of a lump sum (the "Benefit Amount") to the Executive ten years after the date of such agreement, regardless of whether the Executive is employed by the Company as of such date or (ii) the payment of the Benefit Amount upon the occurrence of certain events described therein.

PENSION PLAN

  Substantially all eligible salaried employees of the Company, including executive officers of the Company, are covered under the Alliance Laundry Systems Retirement Income Plan (the "Pension Plan"). The cost of the Pension Plan is borne entirely by the Company. Annual amounts of normal retirement pension commencing at age 65 based on the highest consecutive sixty months of compensation over the prior ten years of service are illustrated in the following table:

                              PENSION PLAN TABLE

                                                YEARS OF SERVICE
                                 -----------------------------------------------
          REMUNERATION             15      20      25      30      35      40
          ------------           ------- ------- ------- ------- ------- -------
$ 50,000........................   9,450  12,600  14,700  16,800  18,900  21,000
  75,000........................  15,669  20,892  24,373  27,855  31,377  34,819
 100,000........................  22,419  29,892  34,873  39,855  44,837  49,819
 150,000........................  35,919  47,892  55,873  63,855  71,837  79,819
 200,000........................  49,419  65,892  76,873  87,855  98,837 109,819
 300,000........................  76,419 101,892 118,873 135,855 152,837 169,819
 400,000........................ 103,419 137,872 160,873 183,855 206,837 229,819
 500,000........................ 130,419 173,892 202,873 231,855 260,837 289,819

  The annual pension amount is equal to the participant's highest consecutive sixty months of compensation over the prior ten years of service less the participant's primary social security amount, multiplied by 1.8% for each of the first 20 years of service and multiplied by 1.2% for each year of Benefit Service in excess of 20. The participant's final average earnings is defined generally as a the highest consecutive five year average of the participant's base salary and bonus during the last ten years. The amount of earnings that can be recognized for plan purposes is limited by the IRS to $160,000 in 1998. A participant vests in his benefits accrued under the Pension Plan after five years of service.

  Respective years of benefit service under the Pension Plan, through December 31, 1997, are as follows: Mr. L'Esperance 0; Mr. Gaster 0; Mr. Brothers 19; Mr. Beach 18; and Mr. Rounds 7. Mr. L'Esperance will be covered under Raytheon plans through April 1998, at which time he will become a participant under the Pension Plan.

SAVINGS PLANS

  Substantially all of the salaried employees, including executive officers of the Company, participate in a 401(k) savings plan established by the Company (the "Company 401(k) Plan"). Prior to the transaction, such employees participated in a 401(k) plan and an ESOP sponsored by Raytheon. As part of the Transactions, Raytheon transferred the account balances associated with the Company employees in the Raytheon 401(k) plan to the Company 401(k) Plan. Employees are permitted to defer a portion of their income under the Company 401(k) Plan and the Company will match such contribution. The matching contribution is consistent with that under the prior Raytheon plan which provided a matching contribution equal to 50% of the first 6% of the employee's contribution. In addition, employees received a contribution under the Raytheon ESOP equal to 0.5% of W-2 pay. This contribution is made as a supplemental contribution to the Company 401(k) Plan in the form of a discretionary cash contribution (instead of membership interests).

COMPENSATION OF MANAGERS

  The Company will reimburse Managers for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, the Company may compensate Managers for services provided in such capacity.

                              SECURITY OWNERSHIP

  The Parent owns all of the outstanding equity interests of the Company. The following table sets forth certain information regarding the approximate beneficial ownership of the Parent's common equity interests held by (i) each person (other than Managers and executive officers of the Company) known to the Company to own more than 5% of the outstanding common membership interests of the Company, (ii) certain Managers of the Company and (iii) the Named Executive Officers of the Company. The Parent's common equity interests are comprised of four classes of membership units including Class A, Class L, Class B and Class C.

                                                                 PERCENTAGE OF
                                                               COMMON MEMBERSHIP
NAME AND ADDRESS OF BENEFICIAL OWNER                               INTERESTS
------------------------------------                           -----------------
Bain Funds(/1/)(/2/)..........................................       54.9%
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
BRS Investors(/3/)............................................       27.7%
c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street, 29th Floor
New York, NY 10022
Management Investors(/4/).....................................        9.4%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990
Raytheon Company..............................................        7.0%
141 Spring Street
Lexington, Massachusetts 02173
Edward Conard(/1/)(/2/)(/5/)..................................       54.9%
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
Robert Gay(/1/)(/2/)(/5/).....................................       54.9%
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
Stephen Sherrill(/3/)(/6/)....................................       27.7%
c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street, 29th Floor
New York, NY 10022
Stephen Zide(/1/)(/2/)........................................       16.3%
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
Thomas F. L'Esperance(/4/)....................................        3.4%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990

                                                                PERCENTAGE OF
                                                              COMMON MEMBERSHIP
NAME AND ADDRESS OF BENEFICIAL OWNER                              INTERESTS
------------------------------------                          -----------------
R. Scott Gaster(/4/).........................................        0.6%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990
Jeffrey J. Brothers(/4/).....................................        0.8%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990
Herman W. Beach(/4/).........................................        0.9%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990
Bruce P. Rounds(/4/).........................................        0.7%
c/o Alliance Laundry Systems LLC
P.O. Box 990
Ripon, WI 54971-0990
All Managers and executive officers as a group (21
 persons)(/1/)(/2/)(/3/)(/4/)................................       92.0%

--------
(1) Amounts shown reflect interests in Bain/RCL, L.L.C. which beneficially owns 55.9% of the outstanding common membership interests of the Company through its ownership of Class A and Class L membership units in the Parent.
(2) Amounts shown reflect the aggregate interests held by Bain Capital Fund V, L.P. ("Fund V"), Bain Capital Fund V-B, L.P. ("Fund V-B"), BCIP Trust Associates II ("BCIP Trust"), BCIP Trust Associates II-B ("BCIP Trust II-B"), BCIP Associates II ("BCIP") and BCIP Associates II-B ("BCIP II-B") (collectively, the "Bain Funds"), for the Bain Funds and Messrs. Conard and Gay and the aggregate interests held by BCIP Trust, BCIP Trust II-B, BCIP and BCIP II-B for Mr. Zide.
(3) Amounts shown reflect the aggregate interests held by Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS"), BCB Family Partners, L.P., NAZ Family Partners, L.P., Paul D. Kaminski, Bruce C. Bruckmann, Donald J. Bruckmann, Harold O. Rosser, Stephen C. Sherrill, H. Virgil Sherrill, Nancy A. Zweng, John Rice Edmonds, Susan Kaider, Marilena Tibrea, Walker C. Simmons and MLPF&S Custodian FBO Paul Kaminski (collectively, the "BRS Investors.")

(4) Includes Class A and Class L membership units in the Parent but excludes Class B and Class C membership units which are subject to vesting and generally have no voting rights, representing on a fully diluted basis approximately 10.6% of Parent's membership units for the Management Investors, 3.1% for Mr. L'Esperance, 1.3% for Mr. Gaster, 1.4% for Mr. Brothers, 1.3% for Mr. Beach and 1.3% for Mr. Rounds.
(5) Messrs. Conard and Gay are each Managing Directors of Bain Capital Investors V, Inc., the sole general partner of Bain Capital Partners V, L.P. ("BCPV"), and are limited partners of BCPV, the sole general partner of Fund V and Fund V-B. Accordingly Messrs. Conard and Gay may be deemed to beneficially own the interests owned by Fund V and Fund V-B. Messrs. Conard and Gay are each general partners of BCIP, BCIP II-B, BCIP Trust and BCIP Trust II-B and, accordingly, may be deemed to beneficially own the interests owned by BCIP, BCIP II-B, BCIP Trust and BCIP Trust II-B. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(6) Mr. Sherrill is a director of BRSE Associates, Inc., the sole general partner of BRS Partners, L.P., the sole general partner of BRS and, accordingly, may be deemed to beneficially own the interests owned by BRS. Mr. Sherrill disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARENT SECURITYHOLDERS AGREEMENT

  Upon the consummation of the Merger, the Parent, Raytheon and the Securityholders entered into a securityholders agreement (the "Securityholders Agreement"). The Securityholders Agreement: (i) restricts the transfer of the equity interests of the Parent; (ii) grants tag-along rights on certain transfers of equity interests of the Parent; (iii) requires the Securityholders to consent to a sale of the Parent to an independent third party if such sale is approved by certain holders of the then outstanding equity interests of the Parent; and (iv) grants preemptive rights on certain issuances of equity interests of the Parent. Certain of the foregoing provisions of the Securityholders Agreement will terminate upon the consummation of an Initial Public Offering or a Liquidity Event (each as defined in the Securityholders Agreement).

MANAGEMENT SERVICES AGREEMENT

  In connection with the Transactions, the Company entered into a Management Services Agreement (the "Management Services Agreement") with Bain pursuant to which Bain agreed to provide: (i) general executive and management services;
(ii) identification, support, negotiation and analysis of acquisitions and dispositions; (iii) support, negotiation and analysis of financial alternatives; and (iv) other services agreed upon by the Company and Bain. In exchange for such services, Bain will receive (i) an annual management fee of $1.0 million, plus reasonable out-of-pocket expenses (payable quarterly) and
(ii) a transaction fee in an amount in accordance with the general practices of Bain at the time of the consummation of any additional acquisition or divestiture by the Company and of each financing or refinancing (currently approximately 1.0% of total financings). The Management Services Agreement has an initial term of ten years subject to automatic one-year extensions unless the Company or Bain provides written notice of termination.

PARENT REGISTRATION RIGHTS AGREEMENT

  Upon the consummation of the Merger, the Parent, Raytheon and the Securityholders, entered into a registration rights agreement (the "Parent Registration Rights Agreement"). Under the Parent Registration Rights Agreement, the holders of a majority of the Registrable Securities (as defined in the Parent Registration Rights Agreement) owned by Bain LLC have the right, subject to certain conditions, to require the Parent to register any or all of their common equity interests of the Parent under the Securities Act at the Parent's expense. In addition, all holders of Registrable Securities are entitled to request the inclusion of any common equity interests of the Parent subject to the Parent Registration Rights Agreement in any registration statement at the Parent's expense whenever the Parent proposes to register any of its common equity interests under the Securities Act. In connection with all such registrations, the Parent has agreed to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act.

PARENT AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

  Bain LLC, the BRS Investors, the Management Investors and Raytheon (collectively, the "Members") have entered into an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"). The LLC Agreement governs the relative rights and duties of the Members.

  Membership Interests. The ownership interests of the members in the Parent consist of preferred units (the "Preferred Units") and common units (the "Common Units"). The Common Units represent the common equity of the Company. Holders of the Preferred Units are entitled to return of capital contributions prior to any distributions made to holders of the Common Units.

  Distributions. Subject to any restrictions contained in any financing agreements to which the Parent or any of its Affiliates (as defined in the LLC Agreement) is a party, the Board of Managers (the "Board") may make distributions, whether in cash, property or securities of the Parent, at any time or from time to time in the following order of priority:

    First, to the holders of Preferred Units, an amount determined by the aggregate Unreturned Capital (as defined and described in the LLC Agreement).

    Second, to the holders of Class L Common Units (the "Class L Units"), the aggregate unpaid amount accrued on such Class L Units on a daily basis, at a rate of 12% per annum.

    Third, to the holders of Class L Units, an amount determined by the aggregate Unreturned Capital.

    Fourth, to the holders of Common Units, an amount equal to the amount of such distribution that has not been distributed pursuant to clauses First through Third above.

  The Parent may distribute to each holder of units within 75 days after the close of each fiscal year such amounts as determined by the Board to be appropriate to enable each holder of units to pay estimated income tax liabilities.

  Management. The Board consists of five individuals (each a "Representative"). Pursuant to the Securityholders Agreement, the holder of the majority of the Common Units held by the BRS Investors appointed one Representative. The members of the Parent holding a majority of the Bain Units (as defined in the LLC Agreement) appointed the remaining Representatives. The initial Board consists of Messrs. L'Esperance, Conard, Gay, Zide and Sherrill.

TRANSITION SERVICES AGREEMENT

  Upon consummation of the Merger, the Company and Raytheon entered into a Transition Services Agreement (the "Transition Services Agreement") pursuant to which Raytheon provides to the Company certain services that it had previously provided to the Company's predecessor, Raytheon Commercial Laundry LLC. Such transitional services are to be provided for at least 90 days and include general accounting, legal and computer systems support, and the data related thereto, as well as various other transitional services.

PARENT SELLER SUBORDINATED NOTE

  Upon the consummation of the Merger, the Parent issued a Junior Subordinated Promissory Note (the "Seller Subordinated Note") in the principal amount of $9.0 million due August 21, 2009, to Raytheon. Pursuant to the terms of the Seller Subordinated Note, interest accrues at the rate of 19.0% per annum until the eighth anniversary of the date of issuance of the Seller Subordinated Note and at a rate of 13.0% thereafter. The Seller Subordinated
Note is subordinated in priority and subject in right and priority of payment to certain indebtedness described therein.

PARENT SELLER PREFERRED EQUITY

  Upon the consummation of the Merger, the Parent issued mandatorily redeemable preferred membership interests (the "Seller Preferred Equity") with a liquidation value of $6.0 million to Raytheon. The Seller Preferred Equity does not accrete, accrue or pay dividends and is redeemable at the earlier of
(i) a Change of Control (as defined therein), (ii) any initial public offering or (iii) 2009. The holders of the Seller Preferred Equity are entitled to receive distributions from the Parent in an amount equal to their Unreturned Capital (as defined therein) prior to distributions in respect of any other membership interests of the Parent. See "--Parent Amended and Restated Limited Liability Company Agreement."

MANAGEMENT INVESTOR PROMISSORY NOTES

  In connection with the Transactions, the Parent entered into promissory notes (the "Promissory Notes") aggregating approximately $1.8 million with Mr. L'Esperance, Mr. Gaster, Mr. Brothers, Mr. Beach, Mr. Rounds and Mr. Wallace to help finance the purchase of Common Units in the Parent. The Promissory Notes bear interest at a rate of 5.94% per annum and mature on June 5, 2008.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

  In connection with the Transactions, the Company entered into a credit agreement (the "Senior Credit Facility") with a syndicate of financial institutions (the "Lenders") for which Lehman Brothers Inc. acted as arranger and Lehman Commercial Paper Inc. acted as syndication agent. The following is a summary of the material terms and conditions of the Senior Credit Facility and is subject to the detailed provisions of the Senior Credit Facility and the various related documents entered into in connection therewith.

  Loans; Interest Rates. The Senior Credit Facility is comprised of a $200.0 million Term Loan Facility and a $75.0 million Revolving Credit Facility, which were made available in conjunction with the issuance of the Senior Subordinated Notes. The proceeds of the Senior Credit Facility, together with the proceeds of this Offering, provided a portion of the financing for the Transactions and certain expenses related to the Transactions and provide financing for future working capital and other general corporate purposes.

  The Term Loan Facility was available for one drawing on the date of the Closing and will be repaid in full at the end of seven years. The Revolving Credit Facility is available on a revolving basis during the period commencing on the date of the Closing and ending on the date that is five years after the date of the Closing. The Term Loan Facility bears interest, at the Company's election, at either the Base Rate plus a margin ranging from 1.125% to 1.625% or the Eurodollar Rate plus a margin ranging from 2.125% to 2.625%. The Revolving Credit Facility bears interest, at the Company's election, at either the Base Rate plus a margin ranging from 0.625% to 1.375% or the Eurodollar Rate plus a margin ranging from 1.625% to 2.375%.

  Repayment. The principal amounts of the Term Loan Facility are repayable in quarterly installments in the following approximate aggregate annual amounts:

         YEAR                                           AMOUNT
         ----                                           ------
         1.........................................  $          0
         2.........................................             0
         3.........................................     1,000,000
         4.........................................     1,000,000
         5.........................................     1,000,000
         6.........................................    40,000,000
         7.........................................   157,000,000

  Security. The obligations under the Senior Credit Facility and the related documents are secured by a first priority lien upon substantially all of the real and personal property of the Company and its Domestic Subsidiaries (other than the Financing Subsidiaries) and a pledge of all of the capital stock of the Company's subsidiaries (provided that no lien will be granted on the assets of foreign subsidiaries and no capital stock of foreign subsidiaries will be pledged).

  Guarantees. The obligations of the Company under the Senior Credit Facility are guaranteed by the Parent and substantially all of the Company's subsidiaries (other than the Financing Subsidiaries) (provided that no guarantee by a foreign subsidiary shall be made).

  Prepayments. The Company will be required to make prepayments, with customary exceptions, on loans under the Senior Credit Facility in an amount equal to 100% of the net proceeds of the incurrence of certain indebtedness, 100% of the net proceeds received by the Company and its subsidiaries (other than certain net proceeds reinvested in the business of the Company or its subsidiaries) from the disposition of certain assets (and certain recovery events in connection therewith) including proceeds from the sale of stock of any of the Company's subsidiaries and 75% of excess cash flow (which percentage may be reduced to 50% under certain circumstances).

  Conditions and Covenants. The obligations of the lenders under the Senior Credit Facility are subject to the satisfaction of certain conditions precedent, including consummation of the Offering, customary for similar credit facilities or otherwise appropriate under the circumstances. The Company and each of its subsidiaries are subject to certain negative covenants contained in the Senior Credit Facility, including without limitation covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, consolidations, amalgamations, liquidations, dissolutions and dispositions of assets; (iii) investments, loans and advances; (iv) dividends, stock repurchases and redemptions; (v) prepayment or repurchase of other indebtedness and amendments to certain agreements governing indebtedness, including the Indenture and the Notes; (vi) engaging in transactions with affiliates; (vii) capital expenditures; (viii) sales and leasebacks; (ix) changes in fiscal periods; (x) changes of lines of business; and (xi) entering into agreements which prohibit the creation of liens or limit the Company's subsidiaries ability to pay dividends. The Senior Credit Facility also contains customary affirmative covenants, including compliance with environmental laws, maintenance of corporate existence and rights, maintenance of insurance, property and interest rate protection, financial reporting, inspection of property, books and records, and the pledge of additional collateral and guarantees from certain new subsidiaries. In addition, the Senior Credit Facility requires the Company to maintain compliance with certain specified financial covenants including maximum capital expenditures, a maximum ratio of total debt to EBITDA (as defined in the Senior Credit Facility) and a minimum interest coverage ratio. Certain of these financial, negative and affirmative covenants are more restrictive than those set forth in the Indenture.

  The Senior Credit Facility requires the Company to maintain compliance with two financial covenants which are tested at the end of each fiscal quarter of the Company for the period of the preceding four consecutive fiscal quarters (or on an annualized basis in the case of the Consolidated Interest Coverage Ratio for the first fiscal year from the Closing Date). The Consolidated Leverage Ratio (as defined in the Senior Credit Facility) prohibits the Company from exceeding specified ratios (which decline over time) of Consolidated Total Debt (as defined in the Senior Credit Facility) for the applicable period to Consolidated EBITDA (as defined in the Senior Credit Facility) for such period. The other financial test, the Consolidated Interest Coverage Ratio (as defined in the Senior Credit Facility) requires the Company to maintain specified minimum ratios (which increase over time) of Consolidated EBITDA (as defined in the Senior Credit Facility) for the applicable period to Consolidated Cash Interest Expense (as defined in the Senior Credit Facility) for such period. The Senior Credit Facility also limits the amount of capital expenditures that the Company and its Subsidiaries may make in any fiscal year.

  Events of Default. The Senior Credit Facility also includes events of default that are typical for senior credit facilities and appropriate in the context of the Transactions, including, without limitation, nonpayment of principal, interest, fees or reimbursement obligations with respect to letters of credit, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgements under ERISA and change of control. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Exchange Notes.

                     DESCRIPTION OF ASSET BACKED FACILITY

  In connection with the Transactions, a special purpose single member limited liability company (the "SPE") that is a Subsidiary of the Company entered into a $250.0 million revolving loan agreement (the "Asset Backed Facility") with Lehman Commercial Paper Inc. (the "Facility Lender"), an affiliate of Lehman Brothers Inc., an Initial Purchaser of the Notes. The SPE is operated in a fashion intended to ensure that its assets and liabilities are distinct from those of the Company and its other affiliates, and its assets are not available to satisfy claims of creditors of the Company and its other subsidiaries. As a result of the foregoing, the SPE was not consolidated as a part of the financial statements of the Company. The SPE constitutes an "Unrestricted Subsidiary" and a "Securitization Entity" under the Indenture. In addition, the transactions described in this section constitute "Qualified Securitization Transactions" under the Indenture.

  The Company sells certain eligible trade receivables and certain eligible equipment loans to the SPE. For financial reporting purposes, the transfer of trade receivables and equipment loans from the Company to the SPE is recorded as a sale and results in the derecognition of trade receivables and equipment loans from the financial statements of the Company.

  The following is a summary of the material terms and conditions of the Asset Backed Facility and is subject to the detailed provisions of the Asset Backed Facility and the various related documents entered into in connection therewith.

  Facility Amount. The Asset Backed Facility is a $250.0 million facility, with sublimits of $100.0 million for loans on eligible trade receivables and $200.0 million for loans on eligible equipment loans. The amount of loans may be increased or decreased, subject to certain standard conditions precedent. The Asset Backed Facility has a term of five years. The obligation of the SPE under the Asset Backed Facility is a recourse obligation of the SPE.

  Advance Rate. Loans under the Asset Backed Facility are secured by a pledge of receivables owned by the SPE. With respect to loans secured by trade receivables, the Facility Lender will make loans up to but not exceeding 85% of the outstanding amount of eligible trade receivables. With respect to loans secured by equipment loans, the Facility Lender will make loans up to but not exceeding the lesser of 90% of the outstanding principal balance of eligible equipment loans or 90% of the market value with respect to eligible equipment loans, as determined by the Facility Lender in its reasonable discretion. The eligibility of both trade receivables and equipment loans is subject to certain concentration and other limits. In addition, after 24 months in the Asset Backed Facility, an otherwise eligible equipment loan will no longer be considered an eligible equipment loan, subject to two automatic six-month extensions upon payment of a fee if such equipment loans have not been securitized or otherwise disposed of by the SPE.

  Interest Rate. The interest rate of loans under the Asset Backed Facility is generally equal to one-month LIBOR (adjusted for reserves, if applicable) plus 1.00% per annum.

  Credit Enhancement. The SPE provides additional credit enhancement to the Facility Lender (consisting of an irrevocable letter of credit, an unconditional lending commitment of the Lenders under the Senior Credit Facility or a cash collateral account) in an amount not to exceed 10% of the aggregate principal amount of loans outstanding under the Asset Backed Facility up to $125.0 million and 5% of the aggregate principal amount of loans outstanding above $125 million. The additional credit enhancement is provided by the Lenders. The Company is obligated under the reimbursement provisions of the Senior Credit Facility to reimburse the Lenders for any drawings on the credit enhancement by the Facility Lender. If the credit enhancement is not replenished by the Company after a drawing, the Facility Lender will not be obligated to make further loans under the Asset Backed Facility and the Asset Backed Facility will begin to amortize. In addition, at any time when (i) the aggregate principal amount of loans outstanding under the Asset Backed Facility exceeds $125.0 million and (ii) the delinquency or default ratios with respect to trade receivables or equipment loans exceed certain specified levels (an "Excess Spread Sweep Event"), and for four months after a cure of such excess delinquency or default ratios, the collections on the equipment loans (after payment of accrued interest on the loans under the Asset Backed Facility) will be directed into an excess spread sweep account in the name of the Facility Lender until the amount on deposit in such account is equal to five percent of the aggregate principal amount of loans outstanding under the Asset Backed Facility.

  Collateral. In order to secure payment of principal and of interest on the loans and other amounts owing to the Facility Lender under the Asset Backed Facility documents, the SPE has assigned, pledged, and granted to the Facility Lender a security interest in all of its right, title and interest in, to and under trade receivables and equipment loans originated by the Company and related assets. The Facility Lender will release its security interest in some or all of such collateral under certain specified conditions.

  Prepayment. Early repayment of the loans under the Asset Backed Facility will be required upon the occurrence of certain "events of default," which include: (i) default in the payment of any principal of or interest on any loan under the Asset Backed Facility when due, (ii) the bankruptcy of the SPE, the Company or the issuer of the letter of credit or provider of the line of credit, (iii) any materially adverse change in the properties, business, condition or prospects of the SPE or the Company, or any other condition which constitutes a material impairment of the SPE's ability to perform it obligations under the Asset Backed Facility and related documents, (iv) specified defaults by the SPE or the Company on certain of their respective obligations, (v) delinquency, dilution or default ratios on pledged receivables exceeding certain specified ratios in any given month, (vi) the ratio of (a) the indebtedness of the Company and its subsidiaries minus indebtedness subordinated to the loans under the Asset Backed Facility to (b) the sum of the tangible net worth of the Company and its subsidiaries and the amount of debt subordinated to the loans under the Asset Backed Facility exceeding a specified amount and (vii) a number of other specified events.

  The SPE expects to effect term securitizations of equipment loans on a periodic basis and to use the proceeds to repay the loans under the Asset Backed Facility. There is no assurance, however, that such securitizations will be at an equivalent advance rate or that the cost of funds will be equivalent to or more favorable than the cost of funds under the Asset Backed Facility. In addition, no sooner than the date which is three months prior to the time that an equipment loan will cease to be eligible for financing, or will have a substantially reduced value, under the Asset Backed Facility, the SPE will cause such equipment loan to be included (and may include other specified equipment loans) in a term securitization or to be otherwise disposed of on terms and conditions as favorable to the SPE as are obtainable in the market.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

  The Exchange Notes will be issued pursuant to an Indenture (the "Indenture") among the Company ALC, the Parent and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and the Registration Rights Agreement are available to Holders as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Alliance Laundry Systems LLC and not to any of its Subsidiaries.

  ALC is a wholly owned subsidiary of the Company that was incorporated in Delaware for the purpose of serving as a co-issuer of the Notes in order to facilitate the Note Offering. The Company believes that certain prospective purchasers of the Exchange Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless such debt securities are jointly issued by a corporation. ALC will not have any business operations or assets and will not have any revenues. As a result, prospective purchasers of the Notes should not expect ALC to participate in servicing the interest, principal obligations and Liquidated Damages, if any, on the Notes. See "--Certain Covenants."

  The Exchange Notes will be general unsecured obligations of the Issuers and will be subordinated in right of payment to all current and future Senior Debt, including permitted borrowings under the Senior Credit Facility. The Exchange Notes will rank pari passu in right of payment with all senior subordinated Indebtedness of the Issuers issued in the future, if any, and senior in right of payment to all subordinated Indebtedness of the Issuers issued in the future, if any. As of May 5, 1998, on a pro forma basis giving effect to the application of the net proceeds from the Offering, the Company would have had Senior Debt of approximately $200.0 million. The Indenture will permit the incurrence of additional indebtedness, including additional Senior Debt, subject to certain restrictions, in the future. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  As of the date of the Indenture, all of the Issuers' Subsidiaries will be Restricted Subsidiaries, other than the SPE, Alliance Commercial Appliances Receivables LLC, Alliance Commercial Appliances Finance LLC and Alliance Laundry S.A. However, under certain circumstances, the Issuers will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

  The Indenture provides that two Officers (as defined in the Indenture) shall sign the Exchange Notes for each of the Issuers by manual or facsimile signature. In addition, the Indenture provides that the Trustee shall, upon a written order of each of the Issuers signed by two Officers of each Issuer, authenticate Exchange Notes for original issue up to the aggregate principal amount of $200.0 million. The Trustee may (at the expense of the Issuers) appoint an authenticating agent acceptable to the Issuers to authenticate Exchange Notes. An authenticating agent may authenticate Exchange Notes whenever the Trustee may do so.

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes will be limited in aggregate principal amount to $200.0 million, of which $110.0 million will be issued in the Offering, and will mature on May 1, 2008. Interest on the Exchange Notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 1998, to Holders of record on the immediately preceding April 15 and October 15. Additional Exchange Notes may be issued from time to time after the Offering, subject to the provisions of the

Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages thereon, if any, on the Exchange Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of $1,000 or more principal, premium, if any, interest and Liquidated Damages, if any, with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Issuers at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Exchange Notes, Liquidated Damages, if any, Change of Control Payments or other obligations of the Issuers in respect of the Exchange Notes (collectively, the "Note Payments") will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Issuers in a liquidation or dissolution of any Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of such Issuer's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claim is allowed under applicable law) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Issuers also may not make any Note Payment or any deposit pursuant to provisions described under "--Legal Defeasance and Covenant Defeasance" (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a representative of the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the commencement of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

  The Indenture further requires that the Issuers promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. After giving effect to the Transactions, including the Offering and the application of the proceeds therefrom, the principal amount of Senior Debt outstanding at May 5, 1998 was approximately $200.0 million. The Indenture limits, subject to certain limitations, the amount of additional Indebtedness, including Senior Debt, that the Issuers and their subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuers as "Designated Senior Debt."

  "Permitted Junior Securities" means Equity Interests in or debt securities of any Issuer or any Guarantor that are issued pursuant to a plan of reorganization of such Issuer or such Guarantor and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture so long as (i) the effect of the issuance of such Equity Interests or debt securities is not to cause the Exchange Notes (or the relevant Note Guarantee) to be treated as part of the same class of claims or any class of claims pari passu with, or senior to, such Senior Debt pursuant to such plan of reorganization and (ii) the rights of the holders of such Senior Debt are not altered or impaired without their consent.

  "Senior Debt" means (i) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes and the Note Guarantees and (iii) all Obligations of the Company and any Note Guarantor with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Issuers, (x) any Indebtedness of the Company or any Guarantor to any of their Subsidiaries or other Affiliates (other than Indebtedness of the Company or any Note Guarantor to Sankaty Partners representing Sankaty Partners' participation in any one or more of the Senior Credit Facilities where Sankaty Partners is one of the institutional lenders to such Senior Credit Facilities), (y) any trade payables or (z) any Indebtedness that is incurred in violation of the restrictions described under "Incurrence of Indebtedness and Issuance of Preferred Stock" below; provided that Indebtedness under Senior Credit Facilities will be Senior Debt if the holders of such Senior Debt shall have received a written certificate from an officer of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of up to $75.0 million of revolving credit Indebtedness available to be borrowed under the Senior Credit Facility after the date of the initial borrowing thereunder, that the incurrence of such entire committed amount would not) violate the Indenture.

PARENT GUARANTEE

  The obligations of the Issuers under the Exchange Notes and the Indenture are guaranteed (the "Parent Guarantee") on a senior subordinated basis by the Parent. The Parent Guarantee is subordinated in right of payment to all Senior Debt of the Parent to the same extent that the Exchange Notes are subordinated to Senior Debt of the Issuers. Since the Parent is a holding company with no significant operations, the Parent Guarantee provides little, if any, additional credit support for the Exchange Notes, and investors should not rely on the Parent Guarantee in evaluating an investment in the Exchange Notes.

NOTE GUARANTEES

  After the date of the Indenture, the Issuers will cause each newly acquired or created Domestic Subsidiary (each, a "Note Guarantor"), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee (each, a "Note Guarantee") payment of the Exchange Notes. Each such Note Guarantor as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Exchange Notes, whether for principal of or interest on the Exchange Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees.

  The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

  Each such Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Exchange Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assignees.

  The Indenture provides that, subject to the provisions described in the next succeeding paragraph, no Note Guarantor may consolidate or merge with or into (whether or not such Note Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or the Company) assumes all the obligations of such Note Guarantor under the Note Guarantee, the Registration Rights Agreement and the Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and (y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

  Notwithstanding the preceding paragraph, concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor in accordance with the terms of the Indenture (including the covenant described under "--Asset Sales") by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company, such Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders--Asset Sales."

  In addition, any Note Guarantee of any Note Guarantor will be automatically and unconditionally released and discharged upon the merger or consolidation of such Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation.

  "Guarantors" means each of (i) the Parent and (ii) any Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

OPTIONAL REDEMPTION

  The Exchange Notes are not redeemable at the Issuers' option prior to May 1, 2003. Thereafter, the Exchange Notes are subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

        YEAR                                   REDEMPTION PRICE
        ----                                   ----------------
        2003..................................     104.813%
        2004..................................     103.208%
        2005..................................     101.604%
        2006 and thereafter...................     100.000%

  Notwithstanding the foregoing, at any time prior to May 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Exchange Notes issued under the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 65% of the aggregate principal amount of Exchange Notes issued under the Indenture remains outstanding immediately after each occurrence of such redemption (excluding Exchange Notes held by the Issuers and their Subsidiaries); and provided, further, that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

  If less than all of the Senior Exchange are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

  At any time prior to May 1, 2003, the Exchange Notes may also be redeemed, as a whole but not in part, at the option of the Issuers upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption (the "Redemption Date").

  "Applicable Premium" means, with respect to any Exchange Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Exchange Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Exchange Note at May 1, 2003 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Exchange Note through May 1, 2003 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 75 basis points over (B) the principal amount of such Exchange Note, if greater.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2003; provided, however, that if the period from the Redemption Date to May 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

MANDATORY REDEMPTION

  Except as set forth below under "--Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Issuers repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

  The Senior Credit Facility limits the ability of the Issuers to purchase any Exchange Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit facilities or other agreements relating to Senior Debt to which the Issuers become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers is prohibited from purchasing Exchange Notes, the Issuers could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Exchange Notes. In such case, the Issuers' failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes. See "--Subordination."

  The Issuers will not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuers exercise their option to purchase all the Exchange Notes upon a Change of Control as described above under the caption "Optional Redemption."

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefore received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries are permitted to consummate an Asset Sale without complying with the prior paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company's Board of Managers set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next succeeding paragraph.

  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a corresponding commitment reduction under such credit facility, (ii) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of other Additional Assets or (iii) a combination of prepayment and investment permitted by the forgoing clauses (i) and (ii). Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer to all Holders of Exchange Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture (the first date the aggregate of all such Net Proceeds is equal to $10.0 million or more shall be deemed an "Asset Sale Offer Trigger Date"). Each Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Exchange Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Subordinated Notes or any guarantee thereof, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of
  (i) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash (determined in good faith by the Board of Managers as evidenced by a certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $15.0 million or more, the value shall be as determined based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing)) received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to redeem Notes in accordance with the optional redemption provisions of the Notes) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (iv) any dividends (the fair market value of property other than cash shall be determined in good faith by the Board of Managers as evidenced by a certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $15.0 million or more, the value shall be as determined based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing) received by the Company or a Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus
  (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, if as a result of such redesignation, (x) the Fixed Charge Coverage Ratio of the Company on a pro forma basis is lower than such ratio immediately prior thereto, then the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary or (y) the Fixed Charge Coverage Ratio of the Company on a pro forma basis is equal to or higher than such ratio immediately prior thereto, the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation; provided, further that any increase in the amount of Restricted Payments permitted to be incurred as a result of application of subparagraphs (iii),
  (iv) or (v) above related to dividends, returns of capital or redesignation of foreign joint ventures shall be reduced by the difference between (A) the fair market value of any equipment (as determined by sales by the Company of comparable equipment to unaffiliated third parties) transferred to such joint ventures in reliance on subparagraph (xii) of the covenant entitled "Transactions with Affiliates" and (B) the value received by the Company or any Restricted Subsidiary from such joint venture with respect to such equipment transfer.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company or subordinated Indebtedness of the Company or any Guarantors in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (ii) of the preceding paragraph provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in the aggregate since the date of the Indenture (and shall be increased by the amount of any net cash proceeds to the Company from (x) sales of Equity Interests of the Parent to management employees subsequent to the date of the Indenture and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of the Parent will not be deemed to constitute a Restricted Payment under the Indenture; (vi) the making of distributions, loans or advances to the Parent in an amount not to exceed $1.5 million per annum in order to permit the Parent to pay required and ordinary operating expenses of the Parent (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, but excluding any payments on or repurchases of the Seller Subordinated Note or the Seller Preferred Equity); (vii) distributions to the Parent to fund the required tax obligations of the Parent or its members related to income generated by the Company and its Restricted Subsidiaries and taxable to such members, including the tax distributions contemplated by Article IV of the LLC Agreement as in effect on the date of the Indenture; (viii) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (ix) distributions to the Parent to fund the Transactions (as described under "Use of Proceeds"); (x) distributions to the Parent to purchase or redeem the Seller Subordinated Note and the Seller Preferred Equity pursuant to change of control provisions contained in the governing instrument relating thereto; provided, however, that (x) no offer or purchase obligation may be triggered in respect of such Seller Subordinated Note or Seller Preferred Equity unless a corresponding obligation also arises with respect to the Notes and (y) in any event, no repurchase or redemption of any such Seller Subordinated Note or Seller Preferred Equity may be consummated unless and until the Issuers shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Notes; provided, however, that such purchases or redemption of the Seller Subordinated Note or the Seller Preferred Equity shall be included in the calculation of the amount of Restricted Payments and provided that no Default or Event of Default shall have occurred and be continuing as a consequence thereof; and (xi) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of the Indenture. In addition, any dividend which is declared but not paid shall not be included in the calculation of Restricted Payments under clause (c), and any dividend which is declared and paid shall be included only once in the calculation of Restricted Payments under clause
(c).

  The Board of Managers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Managers whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if (i) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company (and the guarantee thereof by the Guarantors) of Indebtedness and letters of credit under one or more Senior Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under all Senior Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (x) $275.0 million less the aggregate amount of all repayments of any term Indebtedness and all commitment reductions of any revolving indebtedness, in each case, under one or more Senior Credit Facilities pursuant to clause (i) of the third paragraph of the covenant described above under the caption "--Asset Sales" and (y) the Company's Borrowing Base;

    (ii) the incurrence by the Issuers of Indebtedness represented by the Notes and the Guarantees thereof by the Guarantors in an aggregate principal amount of $110.0 million outstanding on the date of the Indenture;

    (iii) the incurrence by a Restricted Subsidiary that is a Foreign Subsidiary and is not a Guarantor of the Exchange Notes in an amount at any one time outstanding that does not exceed (x) $3.0 million plus (y) the Borrowing Base of such Restricted Subsidiary; provided, that none of the Company or any other such Restricted Subsidiary shall be obligated, directly or indirectly, to pay principal, premium, interest or other amounts thereon or in respect thereof (including by way of net worth requirements, equity keepwells, etc.);

    (iv) the incurrence by the Company and its Subsidiaries of other Indebtedness outstanding on the date of the Indenture for so long as such Indebtedness remains outstanding;

    (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capitalized Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed the greater of (x) $10.0 million and (y) 7.5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities);

    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

    (viii) the incurrence by the Company or any of its Restricted
  Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

    (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with an industrial revenue bond in an aggregate principal amount not to exceed $10.0 million for the expansion of the Company's Madisonville, Kentucky facility;

    (x) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) and (iv) of this paragraph or any Indebtedness issued to so refund, refinance or replace such Indebtedness;

    (xi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (xi);

    (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes used for fixing or hedging currency or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding provided, however, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

    (xiii) the guarantee by the Company or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this covenant;

    (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv);

    (xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings and Limited Originator Recourse); and

    (xvi) the incurrence by the Company or any of its Restricted Subsidiaries that is a Guarantor of additional Indebtedness and/or the issuance of Disqualified Stock in an aggregate principal amount or aggregate liquidation value, as applicable (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xvi), not to exceed $30.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or later reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

 Liens

  The Indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless (i) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Notes, the Notes are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien and (ii) in all other cases, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Senior Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity, (n) other Indebtedness of a Restricted Subsidiary that is a Guarantor permitted to be incurred subsequent to the date of the Indenture pursuant to the provisions of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness or preferred stock being incurred or issued (under the relevant circumstances), and (o) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Managers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuers under the Registration Rights Agreement, the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately prior thereto and immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of

Indebtedness and Issuance of Preferred Stock" or (y) the Fixed Charge Coverage Ratio for the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) would be greater than such ratio for the Company or such surviving entity immediately prior to such transaction.

  Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in the Indenture, provided that the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to holders of the Exchange Notes (it being recognized that such reorganization shall not be deemed adverse to the holders of the Exchange Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or
(b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.

  The entity or the Person formed by or surviving any consolidation or merger (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of, the Issuers under the Indenture, but, in the case of a lease of all or substantially all its assets, neither Issuer will be released from the obligation to pay the principal of and interest on the Exchange Notes.

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Managers set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Managers and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions exclusively between or among the Company and/or its Restricted Subsidiaries provided such transactions have not otherwise been prohibited by the Indenture, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) transactions effected as part of a Qualified Securitization Transaction, (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," (vi) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Managers or senior management, (vii) the payment of consulting and advisory fees, annual management fees and related expenses to the Principals made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Managers of the Company or such Restricted Subsidiary in good faith, (viii) any agreement as in effect on the date of the Indenture or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of the Indenture, (ix) payments or loans to employees or consultants which are approved by the Board of Managers of the Company in good faith, (x) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (x) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect,
(xi) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the good faith determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (xii) in the case of foreign joint ventures, transfers of equipment for sale outside of North America in exchange for value not less than the Company's cost of producing such equipment.

 No Senior Subordinated Debt

  The Indenture provides that (i) the Issuers will not, directly or indirectly, incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Guarantee.

 Limitation on Issuances of Guarantees of Indebtedness

  The Indenture will provide that the Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Exchange Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Exchange Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Exchange Notes are subordinated to such Senior Debt. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such Guarantee will be attached as an exhibit to the Indenture.

 Business Activities

  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole and ALC will not own any operating assets or other properties or conduct any business other than to serve as an Issuer and obligor on the Senior Subordinated Notes.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Exchange Notes are outstanding, the Issuers will furnish to the Holders of Exchange Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers) and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. For so long as the Parent is a Guarantor of the Exchange Notes, the Indenture will permit the Issuers to satisfy its obligations in this covenant with respect to financial information relating to the Issuers by furnishing financial information relating to the Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent, on the one hand, and the information relating to the Issuers and their Restricted Subsidiaries on a stand-alone basis, on the other hand. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers and the Guarantors have agreed that, for so long as any Exchange Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture);
(iii) failure by the Issuers or any of their Restricted Subsidiaries to comply with the provisions described under the captions "--Change of Control," or "-- Merger, Consolidation or Sale of Assets;" (iv) failure by the Issuers or any of their Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described under the captions "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) failure by the Issuers or any of their Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders of at least 25% in principal amount of the then outstanding Exchange Notes for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by the Company or any of its Subsidiaries (other than a Securitization Entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries; and (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Issuers, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes and to have each Guarantor's obligations discharged with respect to its Guarantee ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Exchange Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinate Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Subsidiaries are a party or by which the Issuers or any of their Restricted Subsidiaries are bound; (vi) the Issuers must have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and assumptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Exchange Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange the Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Exchange Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

  The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange for, Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder): (i) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note payable in money other than that stated in the Exchange Notes,
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Issuers' obligations to Holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to add additional guarantees with respect to the Exchange Notes, including any new Exchange Note Guarantees, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Exchange and Registration Rights Agreement without charge by writing to Alliance Laundry Systems LLC, P.O. Box 990, Ripon, WI 54971-0990,
Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or
(b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (v) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (vi) the licensing of intellectual property, (vii) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business, (viii) sales of equipment loans on a non-recourse basis to a third party in an amount at least equal to 75% of the fair market value thereof, and (ix) sales of receivables, equipment loans and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including consideration in the amount specified in the proviso to the definition of Qualified Securitization Transaction.

  "Borrowing Base" means, with respect to any Person, the sum of (x) up to 90% of the net book value of the non-affiliated accounts receivable of such Person in accordance with GAAP and (y) up to 60% of the net book value of the inventory of such Person in accordance with GAAP.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), whether or not otherwise in compliance with the provisions of the Indenture (other than the Principals and their Related Parties), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate or (iv) the first day on which a majority of the members of the Board of Managers of the Company or the Parent are not Continuing Managers (as defined below).

  Clause (i) of the definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted

Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require the Issuers to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes, including foreign withholding taxes to the extent paid, based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) one time non-cash legal, accounting and debt issuance charges resulting from the Transactions, minus
(vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Consolidated Cash Flow shall exclude the amortization of debt issuance costs.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any one time non-cash charges relating to the Transition Plan in an amount not to exceed $5.0 million shall be excluded, and (vi) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

  "Continuing Managers" means, as of any date of determination, any member of the Board of Managers of the Company who (i) was a member of such Board of Managers on the date of the Indenture, (ii) was nominated for election or elected to such Board of Managers with the approval of a majority of the Continuing Managers who were members of such Board at the time of such nomination or election or (iii) was nominated by a Principal pursuant to the Securityholders Agreement.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means any offering of Qualified Capital Stock of the Parent, the Company or any successor thereto; provided that, in the event of any Equity Offering by the Parent, the Parent contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest and Liquidated Damages thereon, if any, to the redemption date) of the Notes to be redeemed pursuant to the preceding paragraph.

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company. Fixed Charges shall exclude the amortization of debt issuance costs.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date as if such transaction had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

  "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17.

  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person (but excluding, with respect to Indebtedness of a Qualified Securitization Entity, any Limited Originator Recourse or Standard Securitization Undertakings that might be deemed to constitute guarantees). The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Limited Originator Recourse" means a reimbursement obligation to the Company or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Entity under a facility for the financing of trade receivables and the warehousing of equipment loans and leases; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the principal amount of such Indebtedness at such time.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt under one or more of the Company's Senior Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Parent" means Alliance Laundry Holdings LLC, a Delaware limited liability company, or any corporation as successor thereto.

  "Permitted Business" means the lines of business conducted by the Company and its Subsidiaries on the date hereof and businesses that are reasonably similar, ancillary or related thereto or which constitute a reasonable extension or expansion thereof.

  "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Note Guarantor (whether existing on the date of the Indenture or created thereafter); (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (x) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary and Note Guarantor of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) Hedging Obligations permitted under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (vii) any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest and (viii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (viii) that are at the time outstanding, not to exceed the greater of (x) $7.5 million and
(y) 7.5% of Total Assets.

  "Permitted Liens" means (i) Liens securing Senior Debt (including the Senior Credit Facilities); (ii) Liens in favor of the Company and any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (x) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (xi) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (xii) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction; (xiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xiv) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that were permitted by the Indenture to be incurred; (xv) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xvi) any interest or title of a lessor under any Capital Lease Obligation; (xvii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xviii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xx) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (xxi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xxii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xxiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods; (xxiv) Liens securing Indebtedness under Currency Agreements; and (xxv) Liens securing Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries incurred in reliance on clause (iii) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Notes on terms at least as favorable to the Holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock.

  "Principals" means Bain Capital, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., their respective affiliates and executive officers of the Company as of the date of the Indenture.

  "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

  "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables or equipment loans (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables and equipment loans, all contracts and contract rights and all Guarantees or other obligations in respect of such receivables and equipment loans, proceeds of such receivables and equipment loans and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables and equipment (collectively, "transferred assets"); provided that in the case of any such transfer by the Company or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which (when aggregated with the cash and Purchase Money Notes received by the Company and its Restricted Subsidiaries upon all other such transfers of transferred assets during the ninety days preceding such transfer) is at least equal to 75% of the aggregate face amount of all receivables so transferred during such day and the ninety preceding days.

  "Related Party" with respect to any Principal means (A) any controlling stockholder, 60% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 60% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the date of the Indenture, all Subsidiaries of the Company shall be Restricted Subsidiaries (other than the SPE, Alliance Commercial Appliances Receivables LLC, Alliance Commercial Appliances Finance LLC and Alliance Laundry S.A.).

  "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers receivables or equipment and related assets) that engages in no activities other than in connection with the financing of receivables or equipment and that is designated by the Board of Managers of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Managers of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Seller Preferred Equity" means preferred membership interests with a liquidation value of $6.0 million due August 21, 2009 issued by the Parent to Raytheon.

  "Seller Subordinated Note" means a junior subordinated promissory note in the principal amount of $9.0 million due August 21, 2009 issued by the Parent to Raytheon.

  "Senior Credit Facility" means that certain Senior Credit Facility, dated as of May 5, 1998, by and among the Company, General Electric Capital Corporation, as administrative agent, and Lehman Commercial Paper Inc., as syndication agent, providing for up to $75.0 million of revolving credit borrowings and up to $200.0 million of term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Senior Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

  "SPE" means the special purpose single member limited liability company that is a Subsidiary of the Company and that entered into a $250.0 million revolving loan agreement with Lehman Commercial Paper Inc. at the Closing.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in receivables or equipment loan transactions.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet, except that calculations made for the purpose of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to goodwill, deferred financing costs and other intangibles shown on the balance sheet as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17.

  "Transition Plan" means the process by the Company of establishing at its Ripon, Wisconsin facility the capability to manufacture small-chassis frontload washers and dryers beginning in September 1998 and September 1999, respectively, and to cease production of consumer topload washers for Appliance Co.

  "Unrestricted Subsidiary" means each of the SPE, Alliance Commercial Appliances Receivables LLC, Alliance Commercial Appliances Finance LLC and Alliance Laundry S.A. In addition, "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Managers as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) such Subsidiary shall execute a Note Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture and (iii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or the Board of Managers of such Person, as the case may be.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Notes were originally sold by the Issuers on May 5, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions pursuant to Regulation S under the Securities Act. As a condition to the Purchase Agreement, the Issuers entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Issuers have agreed to: (i) to use their respective best efforts to file with the Commission on or prior to 90 calendar days after the date of issuance of the Notes (the "Issue Date") a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") relating to a registered exchange offer (the "Exchange Offer") for the Notes under the Securities Act and (ii) use their respective best efforts to cause the Exchange Offer Registration Statement to become effective within 180 calendar days after the Issue Date. Upon the effectiveness of the Exchange Offer Registration Statement, unless it would not be permitted by applicable law or Commission policy, the Issuers will promptly offer to exchange any and all of the outstanding Notes for the Exchange Notes that are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Issuers will keep the Exchange Offer open for not less than 20 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes. For each Note surrendered to the Issuers pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the date of its original issue.

  Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Issuers believe that the Exchange Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of either Alliance or ALC or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange
Notes: (i) will not be able to rely on the interpretation of the staff of the Commission; (ii) will not be able to tender its Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  If (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to effect the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following commencement of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a Broker-Dealer and owns Notes acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Note and each Exchange Note, the Holder of which is subject to prospectus delivery requirements of the Securities Act in order to sell such Note or Exchange Note, until the occurrence of any of the following events: (i) the first date on which such Note may be exchanged for an Exchange Note in the Exchange Offer, if following such exchange such Holder would be entitled to resell such Exchange Note to the public without complying with the prospectus delivery requirements of the Securities Act; (ii) the date on which such Note has been registered pursuant to an effective Shelf Registration Statement under the Securities Act and disposed of in accordance with the "Plan of Distribution" section of the Offering Memorandum contained in such Shelf Registration Statement; (iii) the date on which such Note is sold to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Offering Memorandum contained therein); or (iv) such Note or Exchange Note, as the case may be, shall have ceased to be outstanding.

  The Issuers will use their respective best efforts to cause the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") to become effective under the Securities Act by the Commission as soon as practicable after the filing thereof but in no event later than 180 calendar days after the Issue Date.

  Upon the effectiveness of the Exchange Offer Registration Statement, unless it would not be permitted by applicable law or Commission policy, the Issuers will promptly commence the Exchange Offer to enable each Holder of the Notes (other than Holders who are affiliates (within the meaning of the Securities
Act) of either Alliance or ALC or underwriters (as defined in the Securities
Act) with respect to the Exchange Notes) to exchange the Notes for Exchange Notes. If applicable, the Issuers shall keep the Shelf Registration Statement continuously effective for, under certain circumstances, a maximum of two years after the Issue Date.

  In the event that, for any reason whatsoever: (a) the Issuers fail to file any of the Registration Statements on or before the date specified for such filing; (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (c) the Issuers fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Exchange and Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay liquidated damages ("Liquidated Damages") to each Holder of Notes, with respect to the first 90 calendar day period, or any portion thereof, immediately following the occurrence of a Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  The Issuers (i) shall make available for a period of up to one year from the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the Holders covered thereby) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of Notes who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to make representations in the Letter of Transmittal that (a) it is not an "affiliate" of either Alliance or ALC (within the meaning of Rule 405 of the Securities Act); (b) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer; (c) it is acquiring the Exchange Notes in its ordinary course of business; and (d) if it is a Participating Broker-Dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Exchange Notes pursuant to the Exchange Offer. The Commission has taken the position and the Issuers believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Issuers are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

  If the holder is a Participating Broker-Dealer, it will be required to include a representation in such Participating Broker-Dealer's letter of transmittal with respect to the Exchange Offer that such Participating Broker-Dealer has not entered into any arrangement or understanding with the Issuers or any affiliate of the Issuers to distribute the Exchange Notes.

  Holders of the Notes will be required to make certain representations to the Issuers (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  For so long as the Notes are outstanding, the Issuers will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

  The foregoing description of the Registration Rights Agreement contains a discussion of all material elements thereof, but does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreement. The Issuers will provide a copy of the Registration Rights Agreement to holders of Notes identified to the Issuers by any Initial Purchasers upon request.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Offering Memorandum and in the Letter of Transmittal, the Issuers will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that: (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes; (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Offering Memorandum, $110,000,000 aggregate principal amount of Notes were outstanding. The Issuers have fixed the close of business
on      , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Offering Memorandum and the Letter of Transmittal will be mailed initially.

  Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Issuers shall be deemed to have accepted validly tendered Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Issuers.

  If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
    , 1998, unless the Issuers, in their sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing,
the Company will not extend the Expiration Date beyond     , 1998.

  In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, in the next business day after the previously scheduled expiration date.

  The Issuers reserve the right, in its sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest form their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on November 1, 1998. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each May 1 and November 1 commencing on November 1, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth in the eighth paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case maybe, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  The Issuers understand that the Exchange Agent will make a request promptly after the date of this Offering Memorandum to establish accounts with respect to the Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfers Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  The Depositary and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their accept-ance of the Exchange Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Depositary.

  The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Pen-Tab may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Depositary, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

  Notwithstanding the foregoing, in order to validly tender in the Exchange Offer with respect to Securities transferred pursuant to ATOP, a DTC participant using ATOP must also properly complete and duly execute and applicable Letter of Transmittal and deliver it to the Depositary. Pursuant to authority granted by DTC, any DTC participant which has Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a tender as though it were the registered holder by so completing, executing and delivering the applicable Letter of Transmittal to the Depositary. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Notes not properly tendered or any Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserves the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend, to notify holders of defects or irregularities with respect to tenders of Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Notes in the Exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different form that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their respective subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

    (c) any governmental approval has not been obtained, which approval the Issuers shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Issuers determine in their sole discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange

Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Offering Memorandum or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    United States Trust Company of New York
    114 West 47th Street
    New York, New York 10036-1532

  Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their respective affiliates.

  The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only; (i) to the Company (upon redemption thereof or otherwise); (ii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers); (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALES OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of either Alliance or ACL within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (a) it is not an "affiliate" of either Alliance or ALC (within the meaning of Rule 405 of the Securities
Act); (b) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer; (c) it is acquiring the Exchange Notes in its ordinary course of business; and (d) if it is a Participating Broker-Dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Exchange Notes pursuant to the Exchange Offer. As indicated above, each Participating Broker-Dealer that receives and Exchange Note for its own account in exchange for Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following discussion (including the opinion of special counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Issuers recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  Kirkland & Ellis, special counsel to the Issuers, has advised the Issuers that in its opinion, the exchange of the Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Notes pursuant to the Exchange Offer. This Offering Memorandum, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of up to one year from the consummation of the Exchange Offer, it will make this Offering Memorandum, as amended or supplemented, available to any Participating Broker-Dealer for
use in connection with any such resale. In addition, until     , 1998, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Issuers will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation a under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of either Alliance or ACL within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Issuers have agreed that, for a period of up to one year from the consummation of the Exchange Offer, it will make this Offering Memorandum available to any Participating Broker-Dealer for use in connection with any such resale.

                                 LEGAL MATTERS

  Certain legal matters with respect to issuance of the Exchange Notes offered hereby will be passed upon for the Issuers by Kirkland & Ellis, New York, New York.

                                    EXPERTS

  The combined financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this Offering Memorandum, have been included herein in reliance on the report, which includes an explanatory paragraph regarding the fact that the Company operated as a unit of Raytheon Company, PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                    INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Accountants......................................... F-2
Combined Financial Statements:
  Combined Statements of Assets, Liabilities and Parent Company Investment
   at December 31, 1996 and 1997 and March 29, 1998* (Unaudited).......... F-3
  Combined Statements of Income for the years ended December 31, 1995,
   1996 and 1997, and for the quarters ended March 30, 1997 and March 29,
   1998* (Unaudited)...................................................... F-4
  Combined Statements of Parent Company Investment for the years ended
   December 31, 1995, 1996 and 1997, and for the quarter ended March 29,
   1998* (Unaudited)...................................................... F-5
  Combined Statements of Cash Flows for the years ended December 31, 1995,
   1996 and 1997, and for the quarters ended March 30, 1997 and March 29,
   1998* (Unaudited)...................................................... F-6
Notes to Combined Financial Statements.................................... F-7

* The financial statements at and for the quarter ended March 29, 1998 are prepared on a consolidated basis (See Note A--Basis of presentation).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Raytheon Company:

  We have audited the accompanying combined statements of assets, liabilities and parent company investment of the Commercial Laundry Business of Raytheon Company ("Commercial Laundry" as defined in Note A) as of December 31, 1996 and 1997 and the related combined statements of income, parent company investment, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Commercial Laundry's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  Commercial Laundry is an operating unit of Raytheon Company. As discussed in Note A, certain costs and expenses presented in the financial statements represent allocations and management's estimates of the costs of services provided to Commercial Laundry by Raytheon Company. As a result, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Commercial Laundry operated as a nonaffiliated entity.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Commercial Laundry as of December 31, 1996 and 1997 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 23, 1998

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                   COMBINED STATEMENTS OF ASSETS, LIABILITIES
                         AND PARENT COMPANY INVESTMENT
                                 (IN THOUSANDS)

                                                                    CONSOLIDATED
                                                       CONSOLIDATED  PRO FORMA
                                       DECEMBER 31,     MARCH 29,    MARCH 29,
                                     ----------------- ------------ ------------
                                       1996     1997       1998         1998
              ASSETS                 -------- -------- ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
Current assets:
  Cash.............................  $    962 $  1,208   $  1,607    $   1,607
  Accounts receivable (net of
   allowance for doubtful accounts
   of $590, $451 and $498 at
   December 31, 1996 and 1997 and
   March 29, 1998, respectively)...     9,274   21,648     50,505       50,505
  Inventory, net...................    44,260   33,714     36,350       36,350
  Deferred taxes...................     8,361    7,860      7,880          --
  Prepaid expenses.................     1,044    1,732      2,265        2,265
                                     -------- --------   --------    ---------
    Total current assets...........    63,901   66,162     98,607       90,727
Notes receivable...................     4,403   12,424      4,917        3,647
Property, plant and equipment, net.    63,730   69,701     66,810       66,810
Goodwill (net of accumulated
 amortization of $3,247, $4,747 and
 $5,122 at December 31, 1996 and
 1997 and March 29, 1998,
 respectively).....................    52,818   51,318     50,944       50,944
Debt issuance costs................       --       --         --        16,239
Other assets.......................     1,701    5,481      6,337        6,514
                                     -------- --------   --------    ---------
    Total assets...................  $186,553 $205,086   $227,615    $ 234,881
                                     ======== ========   ========    =========
  LIABILITIES AND PARENT COMPANY
            INVESTMENT
Current liabilities:
  Accounts payable.................    17,881   17,410     20,477       20,477
  Finance Program obligation.......     1,356   11,829     44,633       44,633
  Other current liabilities........    20,765   21,489     20,292       20,292
                                     -------- --------   --------    ---------
    Total current liabilities......    40,002   50,728     85,402       85,402
  Deferred compensation............       --       --         --           341
  Deferred taxes...................     4,005    5,785      6,389          --
  Long-term debt:
   Industrial Revenue Bonds........     1,000      --         --           --
   Senior Credit Facility..........       --       --         --       205,146
   Senior Subordinated Notes.......       --       --         --       110,000
                                     -------- --------   --------    ---------
    Total liabilities..............    45,007   56,513     91,791      400,889
Commitments and contingencies (See
 Note J)
Parent company investment..........   141,546  148,573    135,824          --
Contributed capital (deficit)......       --       --         --      (166,008)
                                     -------- --------   --------    ---------
    Total liabilities and parent
     company investment............  $186,553 $205,086   $227,615    $ 234,881
                                     ======== ========   ========    =========


     The accompanying notes are an integral part of the combined financial statements.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                               YEARS ENDED DECEMBER 31,
                              --------------------------
                                                                   CONSOLIDATED
                                                          QUARTER    QUARTER
                                                           ENDED      ENDED
                                                         MARCH 30,  MARCH 29,
                                1995     1996     1997     1997        1998
                              -------- -------- -------- --------- ------------
                                                              (UNAUDITED)
Net sales:
  Commercial laundry......... $213,381 $209,123 $239,255  $52,573    $51,725
  Appliance Co. consumer
   laundry...................   79,382   76,992   76,853   19,637     23,296
  Service parts..............   31,766   32,148   31,601    8,265      8,274
                              -------- -------- --------  -------    -------
                               324,529  318,263  347,709   80,475     83,295
Cost of sales................  259,272  246,017  263,932   61,881     63,945
                              -------- -------- --------  -------    -------
Gross profit.................   65,257   72,246   83,777   18,594     19,350
Selling, general and
 administrative expense......   35,360   34,464   41,070    9,128     10,580
Nonrecurring costs...........      574    3,704      --       --         --
                              -------- -------- --------  -------    -------
    Operating income.........   29,323   34,078   42,707    9,466      8,770
Other income, net............      778      685      --       --         --
                              -------- -------- --------  -------    -------
    Income before taxes......   30,101   34,763   42,707    9,466      8,770
Provision for income taxes...   11,545   13,408   16,431    3,643      3,385
                              -------- -------- --------  -------    -------
    Net income............... $ 18,556 $ 21,355 $ 26,276  $ 5,823    $ 5,385
                              ======== ======== ========  =======    =======


     The accompanying notes are an integral part of the combined financial statements.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                COMBINED STATEMENTS OF PARENT COMPANY INVESTMENT
                                 (IN THOUSANDS)

                                             DECEMBER 31,           CONSOLIDATED
                                      ----------------------------   MARCH 29,
                                        1995      1996      1997        1998
                                      --------  --------  --------  ------------
                                                                    (UNAUDITED)
Parent company investment, beginning
 of period..........................  $ 93,335  $175,317  $141,546    $148,573
Net income..........................    18,556    21,355    26,276       5,385
Dividends...........................    (6,317)   (7,746)      --          --
Net transfers (to)/from parent......    69,743   (47,380)  (19,249)    (18,134)
                                      --------  --------  --------    --------
Parent company investment, end of
 period.............................  $175,317  $141,546  $148,573    $135,824
                                      ========  ========  ========    ========





     The accompanying notes are an integral part of the combined financial statements.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   CONSOLIDATED
                                                          QUARTER    QUARTER
                            YEARS ENDED DECEMBER 31,       ENDED      ENDED
                            ---------------------------  MARCH 30,  MARCH 29,
                             1995      1996      1997      1997        1998
                            -------  --------  --------  --------- ------------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
  Net income..............  $18,556  $ 21,355  $ 26,276   $ 5,823    $ 5,385
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation and
     amortization.........   10,847    11,145    14,445     3,000      3,727
    (Gain) loss on sale of
     property, plant and
     equipment............      (30)      (19)      (32)      (20)        40
    Deferred income taxes.   (2,058)    1,073     2,281     2,281        584
    Changes in assets and
     liabilities:
      Trade and notes
       receivable.........   (5,483)   49,105   (20,395)  (19,879)   (21,350)
      Inventory...........   (6,646)   (3,453)   10,546       718     (2,636)
      Other assets........      884    (2,019)   (3,780)   (4,415)    (1,389)
      Accounts payable....    2,105    (2,054)     (471)    4,019      3,067
      Finance Program
       obligation.........      --      1,356    10,473    12,734     32,804
      Other current
       liabilities........     (658)      703       724    (2,203)    (1,197)
                            -------  --------  --------   -------    -------
        Net cash provided
         by operating
         activities.......   17,517    77,192    40,067     2,058     19,035
                            -------  --------  --------   -------    -------
Cash flows from investing
 activities:
  Additions to property,
   plant and equipment....  (16,177)  (22,030)  (22,623)   (7,949)    (1,457)
  Proceeds on disposal of
   property, plant and
   equipment..............      430       853     3,051     1,308        955
  Acquisition of business
   less cash acquired.....  (65,100)      --        --        --         --
                            -------  --------  --------   -------    -------
        Net cash (used in)
         investing
         activities.......  (80,847)  (21,177)  (19,572)   (6,641)      (502)
                            -------  --------  --------   -------    -------
Cash flows from financing
 activities:
  Transfers (to) from
   parent.................   69,743   (47,380)  (19,249)    4,003    (18,134)
  Dividend payments to
   parent.................   (6,317)   (7,746)      --        --         --
  Increase (decrease) in
   long-term debt.........     (300)     (100)   (1,000)      --         --
                            -------  --------  --------   -------    -------
        Net cash provided
         by (used in)
         financing
         activities.......   63,126   (55,226)  (20,249)    4,003    (18,134)
                            -------  --------  --------   -------    -------
Increase (decrease) in
 cash.....................     (204)      789       246      (580)       399
Cash at beginning of
 period...................      377       173       962       962      1,208
                            -------  --------  --------   -------    -------
Cash at end of period.....  $   173  $    962  $  1,208   $   382    $ 1,607
                            =======  ========  ========   =======    =======
Supplemental disclosures
 of cash flow information:
  Cash paid for:
    Interest..............  $    91  $     70  $     33   $    20    $   --


     The accompanying notes are an integral part of the combined financial statements.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

A. ACCOUNTING POLICIES:

 Basis of Presentation

  The Commercial Laundry Business of Raytheon Company ("Commercial Laundry") is an operating unit of Raytheon Company (the "Parent"). Commercial Laundry designs, manufactures and services a full line of commercial laundry equipment for sale in the U.S. and for export to numerous international markets. Commercial Laundry also manufactures consumer washing machines for sale to Appliance Co. (see "Sale to Appliance Co.") and international customers. Commercial Laundry produces all of its products in the U.S. at three manufacturing plants located in Ripon, Wisconsin, Marianna, Florida and Madisonville, Kentucky. In 1996, Raytheon Appliances, S.A. was established to build, own and operate high quality coin laundromats in Latin America.

  All material intercompany transactions have been eliminated.

  These financial statements present Commercial Laundry's combined results of operations and its financial condition as it operated as a unit of the Parent, including certain adjustments necessary for a fair presentation of the business. The financial statements presented may not be indicative of the results that would have been achieved had Commercial Laundry operated as an unaffiliated entity. Since Commercial Laundry did not operate as a stand-alone legal entity until September 10, 1997, the financial statements have been presented on a combined basis for the years ended December 31, 1995 and 1996 and the quarter ended March 30, 1997. Although Commercial Laundry was a stand-alone legal entity at December 31, 1997, it did not operate as such for the majority of 1997 and therefore the financial statements at December 31, 1997 and the year then ended have also been presented on a combined basis.

 Interim Financial Information

  The combined financial statements of Commercial Laundry as of March 29, 1998 and for the quarters ended March 30, 1997 and March 29, 1998 are unaudited. Adjustments consisting of normal recurring adjustments and adjustments necessary to present the combined results of operations and financial condition of Commercial Laundry as it operated as a unit of the Parent have been made, which in the opinion of management are necessary for a fair presentation. Results of operations for the quarter ended March 29, 1998 are not necessarily indicative of the results that may be expected for the full year or for any future period.

 Background

  Commercial Laundry originated from the acquisition of Speed Queen Company ("Speed Queen") by the Parent in October of 1979. Speed Queen operated as a separate subsidiary of the Parent until March 31, 1996 when it was merged into Amana Refrigeration, Inc. ("Amana"), a wholly-owned subsidiary of the Parent, which manufactures and services home appliances. In connection with this consolidation, the Speed Queen legal entity was dissolved and Amana Refrigeration, Inc. was renamed Raytheon Appliances, Inc. On September 10, 1997, in connection with the sale by the Parent of its consumer laundry business (See Sale to Appliance Co.), Raytheon Appliances, Inc. was dissolved. Concurrently, Raytheon Commercial Laundry LLC was established as a limited liability company to carry on the commercial laundry portion of the Parent's appliance business. In addition, the legal entity Alliance Laundry S.A. became a wholly-owned subsidiary of the newly established entity, Raytheon Commercial Laundry LLC. Similarly, two special-purpose wholly-owned subsidiaries established for the purpose of selling accounts receivable and notes receivable off-balance sheet became wholly-owned subsidiaries of Raytheon Commercial Laundry LLC (See Sales of Accounts Receivable and Notes Receivable).

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

 Sale to Appliance Co.

  Historically, Commercial Laundry reported as one of five operating units comprising the Parent's appliances division. On September 10, 1997, the Parent sold three of the five operating units of its appliances division to a large consumer appliance company ("Appliance Co." or the "Appliance Co. Transaction"). As a result of this sale, the Parent divested its consumer appliance, heating and air conditioning, and commercial cooking operating units, while retaining its commercial laundry and control systems operating units. In connection with the sale, the Parent also sold to Appliance Co. a laundry manufacturing plant in Searcy, Arkansas ("Searcy"). This plant was acquired by the Parent as part of the Speed Queen acquisition. Searcy's operations are predominately related to the production of consumer laundry equipment (approximately 80% consumer and 20% commercial).

  Given that Searcy's operations are principally unrelated to the commercial laundry business and since Searcy was sold as part of the Appliance Co. Transaction, the plant's operations have been excluded from the Commercial Laundry combined financial statements. All assets and liabilities of Searcy have been excluded from these financial statements, except for certain tooling and dies which are specific to the production of commercial laundry products and were retained by Commercial Laundry subsequent to the sale. Production of commercial product by Searcy has been reflected as being purchased by Commercial Laundry at standard cost for all periods presented. Outstanding payables associated with these purchases from Searcy of $1.5 million and $1.3 million are included in accounts payable at December 31, 1996 and 1997, respectively.

  On September 10, 1997, $10.4 million of consumer laundry inventory was located at the Ripon plant. This inventory was sold by the Parent as part of the Appliance Co. Transaction. Commercial Laundry recorded the transfer of this inventory to its Parent at book value as a reduction to inventory and parent company investment.

  Effective September 10, 1997, in connection with the Appliance Co. Transaction, Commercial Laundry and Appliance Co. entered into two supply agreements. Under the first supply agreement, Commercial Laundry has agreed to purchase small chassis front loading washing machines from Appliance Co. for one year and small chassis dryers, stack dryers, and stack front loading washer/dryer combinations for two years commencing on September 10, 1997. Commercial Laundry has agreed to purchase a minimum of 144,000 machines over the two year period at an approximate cost of $40 million. Failure to purchase the minimum quantity in any twelve month period would result in damages due Appliance Co. of $45 per unit of shortfall. Commercial Laundry is currently developing the production capability to produce those products purchased from Appliance Co. at its Ripon, Wisconsin facility.

  Under a second agreement (the "Appliance Co. Purchase Agreement"), Appliance Co. has agreed to purchase a specified quantity of top loading washing machines from Commercial Laundry annually over the term of the agreement. Commercial Laundry believes that Appliance Co. will ultimately seek alternative sources for the production of top loading washing machines. The loss of these revenues and related production is not expected to have a material impact on the carrying value of recorded assets.

 Cash Management

  Under Commercial Laundry's cash management program, which is handled through the treasury function of its parent, checks and amounts in transit are not considered reductions of cash or accounts payable until presented to the appropriate banks for payment. At December 31, 1996 and 1997 and March 29, 1998, checks and amounts in transit were $2.9 million, $3.8 million and $6.0 million, respectively.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

 Revenue Recognition

  Commercial Laundry Revenue

  Commercial Laundry revenue is recognized upon shipment. Commercial Laundry revenues include sales of consumer laundry products to international customers.

  Appliance Co. Consumer Laundry Revenue

  Commercial Laundry sells consumer laundry products manufactured at its Ripon, Wisconsin plant to Appliance Co. and its predecessor Amana. Revenues from consumer laundry sales to Amana have been recognized upon shipment at standard cost plus 7% for all periods presented prior to September 10, 1997. Subsequent to September 10, 1997, sales of consumer laundry products are made to Appliance Co. at standard cost plus 0.6% in accordance with the Appliance Co. Purchase Agreement.

  Service Parts Revenue

  Service parts revenue is recognized upon shipment.

  Financing Program Revenue

  Commercial Laundry sells notes receivable and accounts receivable through its special-purpose bankruptcy remote entities, Raytheon Commercial Appliances Financing Corporation and Raytheon Commercial Appliances Receivables Corporation, to a third-party bank (see Notes B and C). Commercial Laundry, as servicing agent, retains collection and administrative responsibilities for the notes. Commercial Laundry earns a servicing fee, based on the average outstanding balance. In addition, Commercial Laundry records gains or losses on the sales of notes receivable and accounts receivable in the period in which such sales occur in accordance with Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". Commercial Laundry also recognizes interest income on notes receivable retained in the period the interest is earned. Servicing revenue, interest income on notes receivable retained, and gains on the sale of notes receivable are included in Commercial Laundry revenues. Losses on the sales of accounts receivable are recognized in the period in which such sales occur and are included in selling, general and administrative expenses.

 Inventories

  Inventories are stated at cost using the first-in, first-out method but not in excess of net realizable value.

 Warranty Liabilities

  The cost of warranty obligations are estimated and provided for at the time of sale. Standard product warranties cover most parts for two years (three years for products sold beginning in June 1997) and certain parts for five years.

 Research and Development Expenses

  Research and development expenditures are expensed as incurred. Research and development costs were $5.8 million, $6.3 million, $7.6 million, $1.8 million and $1.6 million in 1995, 1996 and 1997 and for the quarters ended March 30, 1997 and March 29, 1998, respectively.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

 Advertising Expenses

  The Company expenses advertising costs as incurred. Commercial Laundry incurred advertising expenses of $2.8 million, $3.0 million, $3.4 million, $0.6 million and $0.5 million in 1995, 1996 and 1997 and for the quarters ended March 30, 1997 and March 29, 1998, respectively.

 Property, Plant and Equipment

  Property, plant and equipment is stated at cost. Betterments and major renewals are capitalized and included in property, plant and equipment while expenditures for maintenance and repairs and minor renewals are charged to expense. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated and any resulting gain or loss is reflected in other income.

  Provisions for depreciation are computed generally on a declining-balance or straight-line method. Depreciation provisions are based on the following estimated useful lives: buildings 40 years; machinery and equipment (including production tooling) 5 to 10 years. Leasehold improvements are amortized over the lesser of the remaining life of the lease or the estimated useful life of the improvement.

 Intangibles

  Goodwill represents the excess of the acquisition cost over the fair value of the net assets acquired in purchase transactions, and is amortized using the straight-line method over 40 years. At each balance sheet date, Commercial Laundry evaluates the realizability of goodwill based on expectations of non-discounted cash flows and operating income. Based on its most recent analysis, Commercial Laundry believes that no material impairment of goodwill exists at the balance sheet date.

  In 1996, Commercial Laundry purchased the LaveRap tradename and franchise rights for use in developing high quality coin laundromats in Latin America. These intangibles were recorded at a cost of $1.6 million and are being amortized on a straight-line basis over 15 years. The net book value of these intangibles is included in other assets.

 Federal and Foreign Income Taxes

  Historically, Commercial Laundry's operations have been included in the consolidated income tax returns filed by the Parent. Income tax expense in Commercial Laundry's statement of income is calculated on a separate tax return basis as if Commercial Laundry had operated as a stand alone entity. The provision for income taxes is calculated in accordance with Statement of Financial Accounting Standards ("SFAS 109"), "Accounting for Income Taxes, " which requires the recognition of deferred income taxes using the liability method.

 Parent Company Investment

  Commercial Laundry receives short-term funding from its Parent to meet its periodic cash flow needs. Commercial Laundry paid dividends from its earnings to its Parent of $6.3 million and $7.7 million for 1995 and 1996, respectively. No dividends were paid to its Parent in 1997 or for the quarter ended March 29, 1998. Interest expense associated with the Parent's general corporate debt has not been allocated to the combined financial statements. Commercial Laundry participates in numerous benefit plans of the Parent (see Note K).

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
Certain services are provided to Commercial Laundry by its Parent, primarily related to treasury, taxes, legal and risk management. The estimated costs of such services have been included in these financial statements. Management believes these allocations are reasonable. The Parent provides certain supplemental services to Commercial Laundry related primarily to general tax and legal, audit and human resources which are not material and have been excluded from these financial statements. During a portion of 1996 and a portion of 1997, certain administrative services were performed by Amana on behalf of Commercial Laundry. In 1996, these costs were not material and were excluded from these financial statements. The estimated cost of these services which consisted mainly of accounting and payroll services have been reflected in the income statement in 1997.

  All transfers to and from the Parent have been reported in the parent company investment account.

 Sales of Accounts Receivable and Notes Receivable (See Notes B and C)

  Effective January 1, 1997, Commercial Laundry adopted Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." According to SFAS 125, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. Beginning in 1997, Commercial Laundry sold a significant portion of accounts receivable and notes receivable to third parties through special-purpose bankruptcy remote entities designed to meet the SFAS 125 requirements for sale treatment. Accordingly, Commercial Laundry removes these receivables from its balance sheet at the time of transfer. The special-purpose bankruptcy remote entities include Raytheon Commercial Appliances Receivables Corporation ("RAYCAR") through which Commercial Laundry sells eligible trade accounts receivable and Raytheon Commercial Appliances Financing Corporation ("RAYCAF") through which Commercial Laundry sells eligible notes receivable. In a subordinated capacity, Commercial Laundry retains rights to the residual portion of interest earned on the notes receivable sold. In determining the gain on sales of notes receivable, the investment in the sold receivable pool is allocated between the portion sold and the portion retained, based on their relative fair values.

  Under these arrangements Commercial Laundry acts as sub-servicer of the accounts receivable and notes receivable sold. As sub-servicer, Commercial Laundry continues to administer and collect amounts outstanding on such receivables. At December 31, 1997 and March 29, 1998, Commercial Laundry had collected approximately $7.2 million and $40.4 million of accounts receivable, respectively, which were subsequently transferred through a monthly settlement process. At the balance sheet dates, these amounts were recorded as an accrued liability. At December 31, 1997 and March 29, 1998, Commercial Laundry had collected approximately $1.9 million and $1.6 million of notes receivable which were subsequently transferred to the buyers through a monthly settlement process. At the balance sheet dates, these amounts were recorded as accounts payable.

 Long-term Debt

  Long-term debt at December 31, 1996 consisted of industrial revenue bonds with a face value of $1.0 million carrying interest at a variable rate per annum equal to 60% of the prime rate. These bonds were repaid in full in May 1997.

 Impairment of Long-Lived Assets

  In 1996, Commercial Laundry adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." Adoption of SFAS 121 did not have a material impact on Commercial Laundry's financial position or results of operations.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

 Risks and Uncertainties

  The raw material component of Commercial Laundry's products consists mainly of commodity materials such as steel, aluminum, copper, plastic and cardboard, over which the company has limited control. Fluctuations in the costs of such commodities can vary widely resulting in significant material cost variances. Wage costs for certain employees at the Ripon plant are determined by a collective bargaining agreement which expires on February 28, 1999. Wage increases through the term of the current agreement are not expected to be significant.

  Commercial Laundry has obtained financing for its day to day operations from its Parent (see "Parent Company Investment").

 Credit Risk

  Financial instruments that potentially subject Commercial Laundry to concentrations of credit risk include trade accounts receivable and notes receivable.

  Concentrations of credit risk with respect to trade receivables and notes receivable are limited because a large number of geographically diverse customers make up Commercial Laundry's customer base, thus spreading the credit risk. Commercial Laundry controls credit risk through credit approvals, credit limits and monitoring procedures. Bad debt expenses have not been material.

 Reclassifications

  Certain amounts in prior year financial statements have been reclassified to conform to the current year presentation.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the manner in which public companies report information about their operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers and the geographic locations in which the entity holds assets and reports revenue. Commercial Laundry will adopt SFAS No. 131 for its fiscal year ending December 31, 1998.

  In February 1998, FASB issued SFAS No. 132, "Employees' Disclosures about Pensions and Other Postretirement Benefits." The new requirements require increased disclosures for public entities. SFAS No. 132 only affects disclosure issues and does not change any existing measurement or recognition provisions previously required. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification for earlier periods is required for comparative purposes. Commercial Laundry will adopt SFAS No. 132 for its fiscal year ended December 31, 1998.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

B. CUSTOMER FINANCING:

  Since 1992, Commercial Laundry has offered a variety of equipment financing programs (capital leases) to finance equipment purchases. These capital leases are transferred immediately to third parties who administer the contracts and earn all associated interest revenues ("External Financing"). These External Financings have terms ranging from 2 to 7 years and carry market interest rates as set by the third-party lender. These third parties have recourse against Commercial Laundry ranging from 15% to 100%. Under these programs, Commercial Laundry sold $48.0 million and $20.2 million during the years ended 1995 and 1996, respectively. At December 31, 1996 and 1997 and March 29, 1998, the uncollected balance of leases with recourse under these programs was $131.0 million, $102.4 million and $41.0 million, respectively.

  In 1996, Commercial Laundry established an internal financing organization to originate and administer promissory notes (the "Notes" or "Internal Financing") for financing of equipment purchases and laundromat operations. These notes typically have terms ranging from Prime plus 2% to Prime plus 3% for variable notes and 11.5% to 14.5% for fixed notes. The average interest rate for all notes ranges from 10.25% to 14.5% and have terms ranging from 2 to 7 years. All notes allow the holder to prepay outstanding principle amounts without penalty, and are therefore subject to prepayment risk. Commercial Laundry through its special-purpose bankruptcy remote entity, RAYCAF, has an agreement with Falcon Asset Securitization Corporation (the "Bank"), a wholly-owned subsidiary of First Chicago/NBD under which it sold (prior to the Transactions) defined pools of notes receivable. Under the terms of the agreement with the Bank, the Bank is paid interest based on the 30-day commercial paper rate plus 0.3% (as of December 31, 1997 and as of March 29, 1998) and has recourse against Commercial Laundry ranging from 15% to 100%. The Company, as servicing agent, retains collection and administrative responsibilities for the Notes. In 1996 and 1997 under its financing program, Commercial Laundry sold $55.9 million and $105.0 million, respectively. For the quarter ended March 29, 1998, Commercial Laundry sold $43.5 million under its financing program. Under the terms of Commercial Laundry's agreement with the Bank, uncollected balances on notes receivable sold may not exceed $159.5 million at March 29, 1998 (increased in 1998 from the previous limit of $135.0 million). The total amount uncollected at December 31, 1996 and 1997 and at March 29, 1998, was $52.0 million, $134.0 million and $154.9 million, respectively.

  Gains on sales of notes receivable in 1996 and 1997, and for the quarters ended March 30, 1997 and March 29, 1998 of approximately $0.6 million, $6.2 million, $1.0 million and $2.4 million, respectively, are included in Commercial Laundry revenues.

  Subsequent to March 29, 1998 Commercial Laundry received a prepayment of notes receivable from a large customer totaling approximately $42.7 million. The impact of this prepayment will be recorded in Commercial Laundry's second quarter results.

C. SALES OF ACCOUNTS RECEIVABLE:

  Commercial Laundry has entered into an agreement through its special-purpose bankruptcy remote entity, RAYCAR, with the Preferred Receivables Funding Corporation, a wholly-owned subsidiary of First Chicago/NBD to sell certain defined pools of trade accounts receivable. Under the terms of the agreement, interest is charged based on the 30-day commercial paper rate plus 0.3% (as of December 31, 1997). The interest rates are adjusted based on the Parent's debt rating. The agreement contains recourse provisions ranging from

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
23% to 100%. As collections reduce accounts receivable included in the pools, Commercial Laundry sells additional accounts receivable to bring the amount sold up to the maximum permitted by the agreement. Commercial Laundry, as servicing agent, retains collection and administrative responsibility for the accounts receivable. Under this agreement, Commercial Laundry sold $56.7 million, $284.5 million and $37.3 million in 1996 and 1997, and during the quarter ended March 29, 1998, respectively. Under the terms of the agreement, uncollected balances on trade accounts receivable sold may not exceed $80 million (increased in 1998 from the previous limit of $60 million). The total amount uncollected at December 31, 1996 and 1997, and March 29, 1998 was $56.7 million, $74.6 million and $63.0 million, respectively.

  Losses on sales of trade accounts receivable of $3.4 million, $0.7 million and $0.7 million in 1997 and for the quarters ended March 30, 1997 and March 29, 1998, respectively, are included in selling, general and administrative expenses.

D. INVENTORIES:

  Inventories consisted of the following at:

                                                      DECEMBER 31,
                                                     ----------------  MARCH 29,
                                                      1996     1997      1998
                                                     -------  -------  ---------
Materials and purchased parts....................... $15,354  $16,701   $16,579
Work in process.....................................   6,105    3,530     3,458
Finished goods......................................  26,769   17,785    20,547
Less: inventory reserves............................  (3,968)  (4,302)   (4,234)
                                                     -------  -------   -------
    Total........................................... $44,260  $33,714   $36,350
                                                     =======  =======   =======

E. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consisted of the following at:

                                                    DECEMBER 31,
                                                  ------------------  MARCH 29,
                                                    1996      1997      1998
                                                  --------  --------  ---------
Land............................................. $    536  $    556  $    550
Buildings and leasehold improvements.............   24,168    26,788    25,898
Machinery and equipment..........................  112,956   137,245   138,214
                                                  --------  --------  --------
                                                   137,660   164,589   164,662
Less: accumulated depreciation...................  (87,853)  (98,555) (100,244)
                                                  --------  --------  --------
                                                    49,807    66,034    64,418
Construction in process..........................   13,923     3,667     2,392
                                                  --------  --------  --------
Property, plant and equipment, net............... $ 63,730  $ 69,701  $ 66,810
                                                  ========  ========  ========

  Depreciation expense was $9.5 million, $9.5 million, $12.9 million, $2.6 million and $3.4 million for the years ended December 31, 1995, 1996 and 1997, and for the quarters ended March 30, 1997 and March 29, 1998, respectively.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

F. OTHER CURRENT LIABILITIES:

  The major components of other current liabilities consisted of the following at:

                                                        DECEMBER 31,
                                                       --------------- MARCH 29,
                                                        1996    1997     1998
                                                       ------- ------- ---------
Warranty reserve...................................... $ 5,493 $ 4,748  $ 4,533
Workers' compensation.................................   1,585   1,585    1,585
Accrued sales promotion and cooperative advertising...   3,953   4,338    4,265
Salaries, wages and other employee benefits...........   6,775   5,878    4,768
Other current liabilities.............................   2,959   4,940    5,141
                                                       ------- -------  -------
    Total............................................. $20,765 $21,489  $20,292
                                                       ======= =======  =======

G. NONRECURRING COSTS:

  During 1996, Commercial Laundry incurred $3.7 million in costs associated with severance and benefit payments to reduce headcount and eliminate certain redundant processes as part of the consolidation of Speed Queen into Amana Refrigeration, Inc. (see Note A).

H. FEDERAL AND FOREIGN INCOME TAXES:

  Commercial Laundry's combined financial statements reflect a charge for federal, state and foreign income taxes based on income as if Commercial Laundry had been subject to income tax on a separate return basis. The charge was computed in accordance with SFAS 109 and the charge is based on the current tax rates.

                                   YEARS ENDED DECEMBER
                                            31,              QUARTERS ENDED
                                  ------------------------ -------------------
                                                           MARCH 30, MARCH 29,
                                   1995     1996    1997     1997      1998
                                  -------  ------- ------- --------- ---------
Current income tax expense:
  Federal and foreign............ $11,121  $10,081 $11,576  $2,570    $2,288
  State..........................   2,482    2,254   2,574     572       513
                                  -------  ------- -------  ------    ------
                                   13,603   12,335  14,150   3,142     2,801
Deferred income tax expense
 (benefit):
  Federal and foreign............  (1,694)     883   1,877     411       481
  State..........................    (364)     190     404      90       103
                                  -------  ------- -------  ------    ------
                                   (2,058)   1,073   2,281     501       584
                                  -------  ------- -------  ------    ------
    Net provision................ $11,545  $13,408 $16,431  $3,643    $3,385
                                  =======  ======= =======  ======    ======

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
  The provision for income taxes for the years 1995 through 1997 and the quarters ended March 30, 1997 and March 29, 1998 differs from the U.S. statutory rate due to the following:

                                  YEARS ENDED DECEMBER
                                           31,                QUARTERS ENDED
                                 -------------------------  -------------------
                                                            MARCH 30, MARCH 29,
                                  1995     1996     1997      1997      1998
                                 -------  -------  -------  --------- ---------
Tax at statutory rate........... $10,535  $12,167  $14,894   $3,301    $3,071
State income tax net of federal
 tax benefit....................   1,377    1,588    1,936      429       400
Other, net......................    (367)    (347)    (399)     (87)      (86)
                                 -------  -------  -------   ------    ------
                                 $11,545  $13,408  $16,431   $3,643    $3,385
                                 =======  =======  =======   ======    ======

  Current income tax expense amounts are included as a transfer to the Parent in the parent company investment account. The effect of temporary differences which give rise to deferred income tax balances was as follows:

                                                       DECEMBER 31,
                                                       --------------  MARCH 29,
                                                        1996    1997     1998
                                                       ------  ------  ---------
Current deferred tax assets:
  Inventory reserve................................... $1,774  $1,588   $1,879
  Accounts receivable allowances......................  1,274   2,384    2,403
  Warranty reserve....................................  2,172   1,878    1,793
  Accrued vacation....................................    736     435      435
  Other reserves......................................  2,405   1,575    1,370
                                                       ------  ------   ------
                                                        8,361   7,860    7,880
Noncurrent deferred tax liabilities:
  Depreciation and amortization....................... (4,005) (5,785)  (6,389)
                                                       ------  ------   ------
    Net deferred tax assets........................... $4,356  $2,075   $1,491
                                                       ======  ======   ======

I. EMPLOYEE STOCK PLANS:

  As an operating unit of its Parent, Commercial Laundry has no employee stock option plan; however, certain employees of Commercial Laundry participate in the Parent's stock option plans.

  The Parent has three stock option plans. The 1976 Stock Option Plan provides for the grant of both incentive and nonqualified stock options at an exercise price which is 100% of the fair market value on the date of grant. The 1991 Stock Plan provides for the grant of incentive stock options at an exercise price which is 100% of the fair market value, and nonqualified stock options at an exercise price which may be less than the fair market value on the date of grant. The 1995 Stock Option Plan provides for the grant of both incentive and nonqualified stock options at an exercise price which is not less than 100% of the fair market value on the date of grant.

  The plans also provide that all stock options may be exercised in their entirety 12 months after the date of grant. Incentive stock options terminate 10 years from the date of grant, and those stock options granted after December 31, 1986 become exercisable to a maximum of $100,000 per year. Nonqualified stock options terminate 11 years from the date of grant or 10 years and a day if issued in connection with the 1995 Stock Option Plan.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

  The following stock option information relates to options granted to Commercial Laundry employees under the Parent's plans. Shares exercisable at the corresponding weighted average exercise price at December 31, 1997, 1996, and 1995, respectively, were 95,928 at $44.19, 73,861 at $34.22, and 52,222 at
$30.57.

  Information for 1995, 1996, and 1997 follows:

                                                                WEIGHTED AVERAGE
                                                       SHARES     OPTION PRICE
                                                       -------  ----------------
   Outstanding at December 31, 1994...................  62,562       $30.81
     Granted .........................................  36,238        39.03
     Exercised........................................ (10,340)       32.02
                                                       -------       ------
   Outstanding at December 31, 1995...................  88,460       $34.04
     Granted..........................................  48,950        52.56
     Exercised........................................ (14,599)       33.14
                                                       -------       ------
   Outstanding at December 31, 1996................... 122,811       $41.53
     Granted.......................................... 115,000        51.69
     Exercised........................................ (26,883)       32.60
                                                       -------       ------
   Outstanding at December 31, 1997................... 210,928       $48.20
                                                       -------       ------

  The following table summarizes information about stock options outstanding at December 31, 1997:

                         OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                  ---------------------------------- ---------------------------------------------------
                       SHARES       WEIGHTED AVERAGE                       SHARES
    EXERCISE       OUTSTANDING AT     CONTRACTUAL    WEIGHTED AVERAGE  EXERCISABLE AT   WEIGHTED AVERAGE
  PRICE RANGE     DECEMBER 31, 1997  REMAINING LIFE   EXERCISE PRICE  DECEMBER 31, 1997  EXERCISE PRICE
  -----------     ----------------- ---------------- ---------------- ----------------- ----------------
$22.98 to $28.44         6,040            5.2             $28.40            6,040            $28.40
$32.88 to $39.03        40,938            7.1              36.52           40,938             36.52
$51.69 to $52.56       163,950            9.2              51.95           48,950             52.56
                       -------                                             ------
  Total                210,928                                             95,928
                       =======                                             ======

  The Parent applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its plans. Accordingly, no compensation expense is recognized for its stock-based compensation plans. The Parent has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-based Compensation" accordingly, no compensation expense is recognized for the stock option plans. Had compensation cost for the stock options awarded to Commercial Laundry employees been determined based on the fair value at the grant date for awards under these plans, consistent with the methodology prescribed under SFAS No. 123 and had such compensation expense been reflected in net income of Commercial Laundry, Commercial Laundry's net income would have approximated the pro forma amounts indicated below:

                                                         1997    1996    1995
                                                        ------- ------- -------
                                                            (IN THOUSANDS)
     Net income--as reported........................... $26,276 $21,355 $18,556
     Net income--pro forma............................. $25,819 $21,131 $18,483

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

  The weighted-average fair value of each option granted in 1997, 1996, and 1995, respectively, is estimated as $9.95, $10.80 and $7.13 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

     Expected life............................................ 4 years
     Assumed annual dividend growth rate (5 year historical
      rate)................................................... 6%
     Expected volatility...................................... 15%
     Risk free interest rate (month-end yields on 4 year
      treasury strips equivalent zero coupon)................. 5% to 7.5% range
     Assumed annual forfeiture rate........................... 5%

  The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995.



J. COMMITMENTS AND CONTINGENCIES:

  At March 29, 1998, Commercial Laundry had commitments under long-term operating leases requiring approximate annual rentals as follows:

        March 30, 1998 through December 31, 1998.......................... $251
        Year ending December 31, 1999.....................................  297
        Year ending December 31, 2000.....................................  187
        Year ending December 31, 2001.....................................   34
        Year ending December 31, 2002.....................................   27
        Thereafter........................................................   75
                                                                           ----
                                                                           $871
                                                                           ====

  Rental expense for 1995, 1996, 1997, and for the quarters ended March 30, 1997 and March 29, 1998 amounted to $0.6 million, $1.1 million, $1.2 million, $0.3 million and $0.3 million, respectively.

  Commercial Laundry's Marianna, Florida plant is located on property leased from the Marianna Municipal Airport Development Authority (acting on behalf of the City of Marianna). The lease expires on February 28, 2005 and may be renewed at Commercial Laundry's option for five additional consecutive ten year terms.

  Commercial Laundry has retention agreements with certain key executives, managers and commissioned salespeople with remaining terms of approximately two years. Commercial Laundry's remaining aggregate commitment under these agreements was $3.7 million at December 31, 1997 and March 29, 1998.

  Recurring costs associated with Commercial Laundry's environmental compliance program are not material and are expensed as incurred. Commercial Laundry is involved in various stages of investigation and cleanup relative to remediation of certain sites. All appropriate costs incurred in connection therewith have been expensed. Due to the complexity of environmental laws and regulations, the varying costs and effectiveness of alternative cleanup methods and technologies, the uncertainty of insurance coverage, and the unresolved extent of Commercial Laundry's responsibility, it is difficult to determine the ultimate outcome of these matters. However, in the opinion of management, any liability will not have a material affect on Commercial Laundry's financial position, liquidity or results of operations after giving affect to provisions already recorded.

  Commercial Laundry adopted Statement of Position 96-1 (SOP 96-1). "Environmental Remediation Liabilities", in 1997. SOP 96-1 provides authoritative guidance with respect to specific accounting issues that are present in the recognition, measurement, display, and disclosure of environmental remediation liabilities. The adoption did not have a material impact on Commercial Laundry's financial position or results of operations.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

  Commercial Laundry adopted the American Institute of Certified Public Accountants Statement of Position 96-1, Environmental Remediation Liabilities, in 1997. The adoption of the standard did not have a material affect on Commercial Laundry's financial position or results of operations.

  Various claims and legal proceedings generally incidental to the normal course of business are pending or threatened against Commercial Laundry. While the ultimate liability from these proceedings is difficult to determine, in the opinion of management, any additional liability will not have a material effect on Commercial Laundry's financial position, liquidity or results of operations.

K. PENSION AND OTHER EMPLOYEE BENEFITS:

  Commercial Laundry has several pension and retirement plans covering the majority of employees. The major plans covering salaried and management employees provide pension benefits that are based on the five highest consecutive years of the employee's compensation in the ten years before retirement. Plans covering hourly and union employees generally provide benefits of stated amounts for each year of service, but in some cases can use a final average pay based calculation. Commercial Laundry's funding policy for the salaried plans is to contribute annually at a rate that is intended to remain at a level percentage of compensation for the covered employees. Commercial Laundry's funding policy on the hourly and union plans is to contribute annually at a rate that is intended to remain level for the covered employees. Unfunded prior service costs under the funding policy are generally amortized over periods from 10 to 30 years.

  Total pension expense for Commercial Laundry's plans was $0.3 million, $0.7 million and $0.2 million in 1995 through 1997, respectively, including the following components:

YEARS ENDING DECEMBER 31:    1995    1996        1997
-------------------------   ------  ------      ------
Service cost benefits
 earned during the period.  $1,057  $1,233      $1,118
Interest cost on projected
 benefit obligation.......   1,403   1,590       1,650
Actual (gain)/loss on
 assets...................  (6,196) (4,508)     (2,278)
Net amortization and
 deferral.................   4,032   2,158        (315)
Curtailment adjustments...     --      213(/1/)    --
                            ------  ------      ------
Net periodic pension
 costs....................  $  296  $  686      $  175
                            ======  ======      ======
Assumptions used in the
 accounting were:
  Discount rate...........    7.50%   7.75%       7.25%
  Expected long-term rate
   of return on assets....    9.00%   9.25%       9.25%
  Rate of increase in
   compensation levels....    4.50%   4.50%       4.50%

(1) Various plan curtailments were recognized as a result of workforce reductions which were planned as part of the restructuring program.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED

  The following table sets forth the funded status of Commercial Laundry's over funded and under funded plans on a combined basis at December 31:

                                                              1996      1997
                                                            --------  --------
Actuarial present value of benefit obligations:
  Vested benefit obligation................................ $(19,174) $(23,269)
                                                            ========  ========
  Accumulated benefit obligation........................... $(20,471) $(24,812)
                                                            ========  ========
  Projected benefit obligation............................. $(22,992) $(27,546)
                                                            ========  ========
  Plan assets at fair value................................   30,150    37,661
  Projected benefit obligation less than plan assets.......    7,158    10,115
  Unrecognized net (gain)..................................   (8,799)  (11,523)
  Prior service cost not yet recognized in net periodic
   pension cost............................................    1,643     1,657
  Unrecognized net (assets) at transition..................     (577)     (467)
                                                            --------  --------
  Prepaid (accrued) pension cost........................... $   (575) $   (218)
                                                            ========  ========

  Plan assets primarily include equity and fixed income securities.

  Commercial Laundry's salaried pension plan provides that in the event of a termination of the plan within three years after an involuntary change of control of Commercial Laundry, the assets of the plan will be applied to satisfy all liabilities to participants and beneficiaries in accordance with
Section 4044 of the Employee Retirement Income Security Act of 1974. Any remaining assets will be applied on a pro rata basis to increase the benefits to the participants and beneficiaries.

  In addition to providing pension benefits, Commercial Laundry (through its Parent) provides certain health care and life insurance benefits for retired employees. Substantially, all of Commercial Laundry's employees may become eligible for these benefits if they reach normal retirement age while working for Commercial Laundry. Retiree health plans are paid for in part by employee contributions, which are adjusted annually. Benefits are provided through various insurance companies whose charges are based either on the benefits paid during the year or annual premiums. Health benefits are provided to retirees, their covered dependents, and beneficiaries. Retiree life insurance plans are noncontributory and cover the retiree only.

  In 1993, the Parent adopted Statement of Financial Accounting Standards No. 106 ("SFAS 106"), "Employer's Accounting for Postretirement Benefits Other than Pensions," which requires recognition of an accumulated postretirement benefit obligation for retiree costs existing at the time of implementation, as well as an incremental expense recognition for changes in the obligation attributable to each successive year. Past service costs are amortized over the allowable 20 year period.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
  The net postretirement benefit cost for Commercial Laundry in 1995, 1996 and 1997 included the following components:

YEARS ENDING DECEMBER 31:                                      1995  1996  1997
-------------------------                                      ----  ----  ----
Service cost benefits earned during the period................ $ 35  $ 45  $ 52
Interest cost on projected benefit obligation.................  109   110   107
Net amortization and deferral.................................   63    64    63
                                                               ----  ----  ----
Net postretirement benefit costs.............................. $207  $219  $222
                                                               ====  ====  ====
Assumptions used in the accounting were:
  Discount rate............................................... 7.50% 7.75% 7.25%
  Expected long-term rate of return on assets................. 8.50% 8.75% 8.75%
  Rate of increase in compensation levels..................... 4.50% 4.50% 4.50%
  Health care trend rate in the first year.................... 7.50% 7.00% 6.50%
  Gradually declining to a trend rate in the years 2001 &
   beyond of.................................................. 5.00% 5.00% 5.00%

  The following amounts are recognized in the balance sheet at December 31:

                                                      1995     1996     1997
                                                     -------  -------  -------
Accumulated postretirement benefit obligation:
  Retirees.........................................  $   (58) $  (255) $  (342)
  Active employees eligible for benefits...........     (111)     (83)     (63)
  Active employees not yet eligible for benefits...   (1,339)  (1,006)  (1,125)
                                                     -------  -------  -------
    Total obligation...............................   (1,508)  (1,344)  (1,530)
Plan assets at fair value..........................      --       --       --
                                                     -------  -------  -------
Total obligation (in excess of) plan assets........   (1,508)  (1,344)  (1,530)
Unrecognized net (gain)............................      185       22      147
Unrecognized net obligation at transition..........    1,000      942      893
                                                     -------  -------  -------
Prepaid (accrued) postretirement benefit cost......  $  (323) $  (380) $  (490)
                                                     =======  =======  =======
The effect of a one percentage point increase in
 the assumed health care trend rate for each future
 year on:
 1) Aggregate of service and interest cost.........  $     8  $     9  $     9
 2) Accumulated postretirement benefit obligation..  $    83  $    80  $    92

  Commercial Laundry's employees also participate in the Parent's Savings and Investment Plan and the Parent's Employee Stock Ownership Plan.

  Under the terms of the Savings and Investment Plan, a defined contribution plan, covered employees are allowed to contribute up to 17 percent of their pay up to a limit of $9,500. Commercial Laundry contributes amounts equal to 50 percent of the employee's contributions, up to a maximum of three percent of the employee's pay. Total expense for the plan was $1.0 million in 1995, 1996 and 1997. In the quarters ended March 30, 1997 and March 29, 1998 the expense totaled $0.2 million.

  Commercial Laundry's annual contribution to the Employee Stock Ownership Plan is approximately one half of one percent of salaries and wages, limited to $150,000 of substantially all United States salaried and a

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
majority of hourly employees. The expense was $0.3 million, $0.1 million, $0.3 million, $0.1 million and $0.1 million for 1995, 1996 and 1997, and for the quarters ended March 30, 1997 and March 29, 1998, respectively.

  Commercial Laundry's employees are covered under the Parent's workers compensation program. Commercial Laundry's allocated expense for workers compensation during the three years ended December 31, 1995, 1996 and 1997, and the quarters ended March 30, 1997 and March 29, 1998 was $0.9 million, $1.0 million, $0.8 million, $0.3 million and $0.3 million, respectively.

L. EXPORT SALES:

  Export sales were $54.2 million, $45.4 million, $45.5 million, $11.7 million and $8.0 million in 1995, 1996 and 1997, and for the quarters ended March 30, 1997 and March 29, 1998, respectively.

M. ACQUISITIONS:

  In November 1994, Commercial Laundry expanded its commercial laundry product line with the acquisition of UniMac, Inc., a manufacturer of front loading washing machines, for $75.1 million in cash ($10.0 million paid in 1994 and $65.1 million paid in 1995). Goodwill of $60.0 million is being amortized on a straight-line basis over 40 years.

N. SUBSEQUENT EVENTS (UNAUDITED)

 Merger of Business

  The Parent and Raytheon Commercial Laundry LLC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Bain LLC and RCL Acquisitions LLC ("MergerCo") pursuant to which, MergerCo was merged on May 4, 1998 with and into Raytheon Commercial Laundry LLC (the "Merger") with Raytheon Commercial Laundry LLC (renamed immediately following the Merger to "Alliance Laundry Systems LLC") being the surviving entity. Prior to the Merger, Raytheon owned 100% of the equity securities of Raytheon Commercial Laundry LLC and Bain LLC, the BRS Investors and certain members of management owned 100% of the equity securities of MergerCo. As a result of the Merger (i) the Parent's limited liability company interest in Commercial Laundry LLC was converted into the right to receive (a) an aggregate amount of cash equal to $339.5 million, subject to pre-closing and post-closing working capital adjustments, (b) a Junior Subordinated Promissory Note from Alliance Laundry Systems LLC ("Alliance Laundry") in the original principal amount of $9.0 million which matures in 2009, (c) preferred membership interests of Alliance Laundry with a liquidation value of approximately $6.0 million which are mandatorily redeemable in 2009 and (d) common units of Alliance Laundry representing 7% of the total common membership interests of Alliance Laundry and (ii) Bain LLC's, the BRS Investors' and certain members of management's limited liability company interests in MergerCo were converted into 93% of the total common membership interests of Alliance Laundry. The Merger has been accounted for as a recapitalization.

  The transactions contemplated by the Merger Agreement were funded in large part through the issuance of various debt instruments including a $200.0 million term loan borrowing and the issuance of $110.0 million of senior subordinated notes due in 2008. Also in connection with the Merger, Alliance Laundry entered into a $250.0 million revolving loan agreement to finance trade accounts receivable and notes receivable related to equipment loans. This agreement was entered into through newly established special purpose entities. Sales of accounts receivable and notes receivable subsequent to the Merger will be transacted under these new arrangements (see notes B and C for discussion of previous arrangements).

  Due to the significance of the Merger, an unaudited proforma balance sheet has been provided on the face of the financial statements for the most recent balance sheet date. The unaudited proforma balance sheet as of March 29, 1998 gives effect to the Merger as if it occurred on such date. The Merger has been accounted for as a recapitalization and therefore the basis in the assets and liabilities is unchanged.

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                                (IN THOUSANDS)

  INFORMATION AS OF MARCH 29, 1998, AND FOR THE QUARTERS ENDED MARCH 30, 1997
                       AND MARCH 29, 1998, IS UNAUDITED
 Litigation

  On April 17, 1998, Appliance Co. filed suit in the United States District Court for the Southern District of New York against Raytheon Company ("Raytheon") and Commercial Laundry seeking (i) declaratory relief that Commercial Laundry is bound by a non-compete agreement between Appliance Co. and Raytheon that prohibits the participation by Raytheon and corporate affiliates of Raytheon in the consumer retail distribution laundry market, and
(ii) unspecified damages from Raytheon and Commercial Laundry for breach of the non-compete agreement. On June 2, 1998, Appliance Co. filed an amended complaint reiterating the allegations of the original complaint and also asserting that, by virtue of the manner in which they consummated the sale of Commercial Laundry by Raytheon, both Commercial Laundry and Bain Capital, Inc. tortiously interfered with the non-compete agreement between Appliance Co. and Raytheon. Appliance Co. now claims to be entitled to damages in excess of $100 million and also contends that, if Commercial Laundry (Alliance Laundry subsequent to the Merger) is not bound by the non-compete agreement, then Appliance Co. should also be relieved of any obligations under the non-compete agreement. Raytheon has agreed to pay the attorneys' fees and costs incurred by Alliance Laundry and Bain in contesting this lawsuit. The defendants dispute all Appliance Co. allegations and deny that Appliance Co. is entitled to any damages. There can be no assurance, however, that Alliance Laundry will prevail in the lawsuit and, accordingly, Alliance Laundry may be prohibited for some period of time from participating in the consumer retail distribution laundry market. Alliance Laundry does not currently participate in this market.

  Previously, in early 1998, Appliance Co. alleged that Raytheon had breached certain of its obligations under the sale agreement governing the Appliance Co. Transaction and under a related supply agreement, primarily relating to the establishment of full volume production of frontload washers at Appliance Co.'s Searcy facility. Alliance Laundry is being indemnified by Raytheon with respect to this dispute and does not believe that the dispute will have a material impact on Alliance Laundry's financial position.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT IN THIS OFFERING MEMORANDUM, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE INITIAL PURCHASERS. THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS OFFERING MEMORANDUM OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Offering Memorandum Summary...............................................    1
Risk Factors..............................................................   14
The Transactions..........................................................   23
Use of Proceeds...........................................................   25
Capitalization............................................................   26
Unaudited Pro Forma Combined Financial Data...............................   27
Selected Historical Combined Financial Data...............................   35
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   37
Business..................................................................   44
Management................................................................   56
Security Ownership........................................................   60
Certain Relationships and Related Transactions............................   62
Description of Senior Credit Facility.....................................   64
Description of Asset Backed Facility......................................   66
Description of the Exchange Notes.........................................   68
The Exchange Offer .......................................................  100
Certain United States Federal Income Tax Considerations...................  108
Plan of Distribution......................................................  109
Legal Matters.............................................................  110
Experts...................................................................  110
Index to Combined Financial Statements....................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $110,000,000

                                    [LOGO]
                                    ALLIANCE
                                    LAUNDRY SYSTEMS

                         ALLIANCE LAUNDRY SYSTEMS LLC
                         ALLIANCE LAUNDRY CORPORATION

                      OFFER TO EXCHANGE THEIR SERIES B
                         9 5/8% SENIOR SUBORDINATED
                         NOTES DUE 2008 FOR SERIES A
                         9 5/8% SENIOR SUBORDINATED
                                NOTES DUE 2008

                               -----------------

                              OFFERING MEMORANDUM

                               -----------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                      SCHEDULE I

                COMMERCIAL LAUNDRY BUSINESS OF RAYTHEON COMPANY

                    SCHEDULE OF COMBINED VALUATION ACCOUNTS
                                 (IN THOUSANDS)

ACCOUNTS RECEIVABLE:

                                     BALANCE AT                       BALANCE AT
                                     BEGINNING  CHARGES TO              END OF
                                     OF PERIOD   EXPENSE   DEDUCTIONS   PERIOD
                                     ---------- ---------- ---------- ----------
Year ended:
  December 31, 1995.................   $1,324       205         97      $1,432
  December 31, 1996.................   $1,432       643        129      $1,946
  December 31, 1997.................   $1,946     3,218        669      $4,495
Quarter ended:
  March 30, 1997....................   $1,946       283          4      $2,225
  March 29, 1998*...................   $4,495       997        780      $4,712

INVENTORY:

                                     BALANCE AT                       BALANCE AT
                                     BEGINNING  CHARGES TO              END OF
                                     OF PERIOD   EXPENSE   DEDUCTIONS   PERIOD
                                     ---------- ---------- ---------- ----------
Year ended:
  December 31, 1995.................   $3,198     3,146      1,526      $4,818
  December 31, 1996.................   $4,818       836      1,686      $3,968
  December 31, 1997.................   $3,968     1,625      1,291      $4,302
Quarter ended:
  March 30, 1997....................   $3,968       214         51      $4,131
  March 29, 1998*...................   $4,302       294        362      $4,234

--------

* Amounts at March 29, 1998 and on a consolidated basis.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Raytheon Company:

  In connection with our audits of the combined financial statements of the Commercial Laundry Business of Raytheon Company as of December 31, 1996 and 1997, and for the three years then ended, we have also audited the financial statement schedule referred to on page II-6 of this Form S-4.

  In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 23, 1998

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Each of Alliance Laundry Systems LLC (the "Company") and Alliance Laundry Holdings LLC (the "Parent") is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

  Section 6.4 of the Parent's Limited Liability Company Agreement (the "Parent LLC Agreement") provides, among other things, that the Company shall indemnify and hold harmless any Person (each an "Indemnified Person") to the fullest extent permitted under the DLLCA, as the same exists or as thereafter amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Parent to provide broader indemnification rights than the Parent is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such Person is or was a Unitholder or is or was serving as a Representative, officer, director, principal, member, employee or agent of the Parent or is or was serving at the request of the Parent as a Representative, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Parent. The Parent LLC Agreement further provides that expenses, including attorneys' fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Parent in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Parent.

  The Parent LLC Agreement defines "Person" as an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity. The Parent LLC Agreement defines "Affiliate" of any Person as any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. The Parent LLC Agreement defines "Unitholder" as any owner of one or more Units as reflected on the Parent's books and records. In addition, as used in the Parent LLC Agreement, each member of the Parent's Board is referred to as a "Representative". According to the LLC Agreement, the Parent shall have power to purchase and maintain insurance on behalf of any Indemnified Party against any expense, liability or loss incurred by such Person in any capacity or arising out of its status as such, whether or not the Parent would have power to indemnify against such liability or cost.

  Section 4.3 of the Company's Limited Liability Company Agreement (the "Company LLC Agreement") provides, among other things, that, except as limited by law and subject to the provisions of Section 4.3, each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the Company (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the DLLCA (including indemnification for negligence, gross negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys' fees and expenses, arising from claims, actions and proceedings in which such person or entity may be involved, as a party or otherwise, by reason of his being or having been on the Board, a Participant or officer of the Company, or by reason of his serving at the request of the Company as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan whether or not such person or entity continues to be such at the time any such loss, liability or expense is paid or incurred. The Company LLC Agreement further provides that the rights of indemnification provided in Section 4.3 are in addition to any rights to which such person may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the Company against expenses (as incurred), including attorneys' fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the Company of a written undertaking (reasonably acceptable to the Board). The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of
Section 4.3 with respect to the indemnification and advancement of expenses of the Board, Participants and officers of the Company.

  The Company LLC Agreement defines "Participant" as a Member, a Terminated Member or an Assignee. The Company LLC Agreement defines "Member" as the Parent and any Person admitted to the Company as a Substituted Member or Additional Member, but only so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Company LLC Agreement defines "Terminated Member" as a Person who has ceased to be a Member pursuant to Section 4.7 of the Company LLC Agreement. In addition, the Company LLC Agreement defines "Assignee" as a Person or entity to whom a LLC interest has been transferred in a Transfer described in Section 4.4, unless and until such person or entity becomes a Member with respect to such LLC interest.

  Alliance Laundry Corporation (the "Corporation") is a Delaware corporation.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Certificate of Incorporation of the Corporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may thereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Certificate of Incorporation of the Corporation further provides that any repeal or modification of this provision of the Certificate of Incorporation of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  Article V of the Bylaws of the Corporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 of the Bylaws of the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Corporation. Article V of the Bylaws of the Corporation further provides that the right to indemnification conferred in
Article V of the Bylaws of the Corporation shall be a contract right and, subject to Sections 2 and 5 of the Bylaws of the Corporation, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Corporation's Bylaws provide for the maintenance of insurance under the circumstances described in Section 145.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (A) EXHIBITS.

  2.1 Agreement and Plan of Merger, dated as of February 21, 1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Commercial
        Laundry LLC and Raytheon Company.***
  2.2  Amendment No. 1 to Agreement and Plan of Merger, dated as of May 2,
        1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon
        Commercial Laundry LLC and Raytheon Company.***
  3.1  Certificate of Formation of Alliance Laundry Systems LLC***
  3.2  Amended and Restated Limited Liability Company Agreement of Alliance
        Laundry Systems LLC.***
  3.3  Certificate of Incorporation of Alliance Laundry Corporation.***
  3.4  Bylaws of Alliance Laundry Corporation.***
  4.1  Indenture, dated as of May 5, 1998, among Alliance Laundry Systems LLC,
        Alliance Laundry Corporation, the Guarantors and United States Trust
        Company of New York.*
  5.1  Opinion and Consent of Kirkland & Ellis.*
  8.1  Opinion of Kirkland & Ellis as to federal income tax consequences.*
 10.1  Purchase Agreement, dated as of April 29,1998, by and among Alliance
        Laundry Systems LLC, Alliance Laundry Corporation and the Initial
        Purchasers.***
 10.2  Registration Rights Agreement, dated as of May 5, 1998, by and among
        Alliance Laundry Systems LLC, Alliance Laundry Corporation, Alliance
        Laundry Holdings LLC, and Lehman Brothers Inc. and Credit Suisse First
        Boston Corporation.***
 10.3  Credit Agreement, dated as of May 5, 1998, among Alliance Laundry
        Holdings LLC, Alliance Laundry Systems LLC, the several banks or other financial institutions or entities from time to time parties to this Agreement, Lehman Brothers Inc., Lehman Commercial Paper Inc., and
        General Electric Capital Corporation.***
 10.4  Loan and Security Agreement dated May 5, 1998, between Alliance Laundry
        Receivables Warehouse LLC, the Lenders and Lehman Commercial Paper
        Inc.***
 10.5  Amended and Restated Limited Liability Agreement of Alliance Laundry
        Holdings LLC, dated as of May 5, 1998.***
 10.6  Alliance Laundry Holdings LLC, Securityholders Agreement, dated as of
        May 5, 1998, between Alliance Laundry Holdings LLC and the
        Securityholders.***
 10.7  Alliance Laundry Holdings LLC, Registration Rights Agreement, made as if
        May 5, 1998, by and among Alliance Laundry Holdings LLC, Raytheon
        Company, Bain/RCL and the Securityholders.***
 10.8  Employment Agreement, made as of May 5, 1998, by and between Alliance
        Laundry Systems LLC and Thomas F. L'Esperance.***
 10.9 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, Thomas F. L'Esperance and Stifel,
        Nicolaus Custodian for Thomas F. L'Esperance IRA and Stifel, Nicolaus
        Custodian for Paula K. L'Esperance IRA.***
 10.10 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, R. Scott Gaster and Robert W. Baird
        & Co. Inc. TTEE for R. Scott Gaster IRA.***
 10.11 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Jeffrey J. Brothers and Delaware
        Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers,
        IRA.***
 10.12 Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., and Herman Beach.***
 10.13 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Bruce P. Rounds and Stifel,
        Nicolaus Custodian for Bruce P. Rounds IRA.***
 10.14 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Scott L. Spiller and Stifel,
        Nicolaus Custodian for Scott Spiller IRA.***

 10.15 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Robert T. Wallace and Edward
        Jones, Cust FBO Robert T. Wallace, IRA.***
 10.16 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Thomas F. L'Esperance, Raytheon Company, Alliance
        Laundry Holdings LLC, and Alliance Laundry Systems LLC.***
 10.17 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among R. Scott Gaster, Alliance Laundry Holdings LLC, and
        Alliance Laundry Systems LLC.***
 10.18 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Jeffrey J. Brothers, Alliance Laundry Holdings LLC and Alliance Laundry Systems LLC.***
 10.19 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Herman W. Beach, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.20 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Bruce P. Rounds, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.21 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Robert T. Wallace, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.22 Retention Agreement, dated as of September 30, 1997, by and between
        Thomas F. L'Esperance and Raytheon Commercial Laundry LLC.***
 10.23 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, be
        and between Thomas F. L'Esperance and Raytheon Commercial Laundry
        LLC.***
 10.24 Retention Agreement, dated as of September 30, 1997, by and between R.
        Scott Gaster and Raytheon Commercial Laundry LLC.***
 10.25 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between R. Scott Gaster and Raytheon Commercial Laundry LLC.***
 10.26 Retention Agreement, dated as of September 30, 1997, by and between
        Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.***
 10.27 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.***
 10.28 Retention Agreement, dated as of September 30, 1997, by and between
        Herman W. Beach and Raytheon Commercial Laundry LLC.***
 10.29 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Herman W. Beach and Raytheon Commercial Laundry LLC.***
 10.30 Retention Agreement, dated as of September 30, 1997, by and between
        Bruce P. Rounds and Raytheon Commercial Laundry LLC.***
 10.31 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Bruce P. Rounds and Raytheon Commercial Laundry LLC.***
 10.32 Retention Agreement, dated as of September 30, 1997, by and between
        Robert T. Wallace and Raytheon Commercial Laundry LLC.***
 10.33 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Robert T. Wallace and Raytheon Commercial Laundry LLC.***
 10.34 Promissory Note, dated as of May 5, 1998, from Thomas F. L'Esperance to
        RCL Acquisitions, L.L.C.***
 10.35 Promissory Note, dated as of May 5, 1998, from R. Scott Gaster to RCL
        Acquisitions, L.L.C.***
 10.36 Promissory Note, dated as of May 5, 1998, from Jeffrey J. Brothers to
        RCL Acquisitions, L.L.C.***
 10.37 Promissory Note, dated as of May 5, 1998, from Herman W. Beach to RCL
        Acquisitions, L.L.C.***
 10.38 Promissory Note, dated as of May 5, 1998, from Bruce P. Rounds to RCL
        Acquisitions, L.L.C.***
 10.39 Promissory Note, dated as of May 5, 1998, from Robert T. Wallace to RCL
        Acquisitions, L.L.C.***
 10.40 Advisory Agreement, dated as of      , 1998, by and between Alliance
        Laundry Systems LLC, and Bain Capital, Inc.***
 10.41 Transition Services Agreement, dated as of May   , 1998, by and among
        Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Company, and
        Raytheon Commercial Laundry LLC.***
 10.42 Junior Subordinated Promissory Note, dated as of      , 1998, from
        Alliance Laundry Holdings LLC to Raytheon Company.***

 10.43 Supply Agreement, dated as of September 10, 1997, between Appliance Co.
        and Raytheon Commercial Laundry LLC.*+
 10.44 Supply Agreement II, dated as of September 10, 1997, between Appliance
        Co. and Raytheon Commercial Laundry LLC.*+
 10.45 Supply Agreement, dated as of May 1, 1998, by and among Coinmach
        Corporation, Super Laundry Equipment Corporation and Raytheon
        Commercial Laundry LLC (incorporated by reference from exhibit 10.57 to Coinmach Corporation's Annual Report on Form 10-K dated as of June
        29, 1998, file number 033-49830).*
 12.1  Statement of Computation of Ratios.***
 21.1  Subsidiaries of Alliance Laundry Systems LLC.*
 23.1  Consent of PricewaterhouseCoopers LLP*
 23.2  Consent of Kirkland & Ellis (included in exhibits 5.1 and 8.1).*
 24.1  Powers of Attorney (included in signature page).***
 25.1  Statement of Eligibility of Trustee on Form T-1.***
 27.1  Financial Data Schedule.***
 99.1  Form of Letter of Transmittal.*
 99.2  Form of Notice of Guaranteed Delivery.*
 99.3  Form of Tender Instructions.*

--------
  * Filed herewith

 ** To be filed by amendment
*** Previously filed

  + Confidential treatment has been requested for certain omitted portions of this exhibit

 (B) FINANCIAL STATEMENT SCHEDULES

  Combined Schedule of Valuation Accounts

 (C) REPORT OF INDEPENDENT ACCOUNTANTS

ITEM 22. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter is such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON AUGUST 3, 1998.

                                          Alliance Laundry Systems LLC

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Manager

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON AUGUST 3, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Manager (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial and
           BRUCE P. ROUNDS              accounting officer)

                  *                    Manager
-------------------------------------
          EDWARD W. CONARD

                  *                    Manager
-------------------------------------
            ROBERT C. GAY

                  *                    Manager
-------------------------------------
         STEPHEN C. SHERRILL

                  *                    Vice President and
-------------------------------------   Manager

--------

        STEPHEN M. ZIDE
* means signed by attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON AUGUST 3, 1998.

                                          Alliance Laundry Holdings LLC

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Manager

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON AUGUST 3, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Manager (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial
           BRUCE P. ROUNDS              and accounting officer)

                  *                    Manager
-------------------------------------
          EDWARD W. CONARD

                  *                    Manager
-------------------------------------
            ROBERT C. GAY

                  *                    Manager
-------------------------------------
         STEPHEN C. SHERRILL

                  *                    Vice President and
-------------------------------------   Manager

           STEPHEN M. ZIDE
--------
* means signed by attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON AUGUST 3, 1998.

                                          Alliance Laundry Corporation

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON AUGUST 3, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Director (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial and
           BRUCE P. ROUNDS              accounting officer)

                  *                    Director
-------------------------------------
          EDWARD W. CONARD

                  *                    Director
-------------------------------------
            ROBERT C. GAY

                  *                    Director
-------------------------------------
         STEPHEN C. SHERRILL

                  *                    Vice President and
-------------------------------------   Director
           STEPHEN M. ZIDE
--------
* means signed by attorney-in-fact

                                 EXHIBITS INDEX

 (A) EXHIBITS.

  2.1 Agreement and Plan of Merger, dated as of February 21, 1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Commercial
        Laundry LLC and Raytheon Company.***
  2.2  Amendment No. 1 to Agreement and Plan of Merger, dated as of May 2,
        1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon
        Commercial Laundry LLC and Raytheon Company.***
  3.1  Certificate of Formation of Alliance Laundry Systems LLC***
  3.2  Amended and Restated Limited Liability Company Agreement of Alliance
        Laundry Systems LLC.***
  3.3  Certificate of Incorporation of Alliance Laundry Corporation.***
  3.4  Bylaws of Alliance Laundry Corporation.***
  4.1  Indenture, dated as of May 5, 1998, among Alliance Laundry Systems LLC,
        Alliance Laundry Corporation, the Guarantors and United States Trust
        Company of New York.*
  5.1  Opinion and Consent of Kirkland & Ellis.*
  8.1  Opinion of Kirkland & Ellis as to federal income tax consequences.*
 10.1  Purchase Agreement, dated as of April 29,1998, by and among Alliance
        Laundry Systems LLC, Alliance Laundry Corporation and the Initial
        Purchasers.***
 10.2  Registration Rights Agreement, dated as of May 5, 1998, by and among
        Alliance Laundry Systems LLC, Alliance Laundry Corporation, Alliance
        Laundry Holdings LLC, and Lehman Brothers Inc. and Credit Suisse First
        Boston Corporation.***
 10.3  Credit Agreement, dated as of May 5, 1998, among Alliance Laundry
        Holdings LLC, Alliance Laundry Systems LLC, the several banks or other financial institutions or entities from time to time parties to this Agreement, Lehman Brothers Inc., Lehman Commercial Paper Inc., and
        General Electric Capital Corporation.***
 10.4  Loan and Security Agreement dated May 5, 1998, between Alliance Laundry
        Receivables Warehouse LLC, the Lenders and Lehman Commercial Paper
        Inc.***
 10.5  Amended and Restated Limited Liability Agreement of Alliance Laundry
        Holdings LLC, dated as of May 5, 1998.***
 10.6  Alliance Laundry Holdings LLC, Securityholders Agreement, dated as of
        May 5, 1998, between Alliance Laundry Holdings LLC and the
        Securityholders.***
 10.7  Alliance Laundry Holdings LLC, Registration Rights Agreement, made as if
        May 5, 1998, by and among Alliance Laundry Holdings LLC, Raytheon
        Company, Bain/RCL and the Securityholders.***
 10.8  Employment Agreement, made as of May 5, 1998, by and between Alliance
        Laundry Systems LLC and Thomas F. L'Esperance.***
 10.9 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, Thomas F. L'Esperance and Stifel,
        Nicolaus Custodian for Thomas F. L'Esperance IRA and Stifel, Nicolaus
        Custodian for Paula K. L'Esperance IRA.***
 10.10 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, R. Scott Gaster and Robert W. Baird
        & Co. Inc. TTEE for R. Scott Gaster IRA.***
 10.11 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Jeffrey J. Brothers and Delaware
        Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers,
        IRA.***
 10.12 Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., and Herman Beach.***
 10.13 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Bruce P. Rounds and Stifel,
        Nicolaus Custodian for Bruce P. Rounds IRA.***
 10.14 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Scott L. Spiller and Stifel,
        Nicolaus Custodian for Scott Spiller IRA.***
 10.15 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Robert T. Wallace and Edward
        Jones, Cust FBO Robert T. Wallace, IRA.***
 10.16 Deferred Compensation Agreement, made and entered into as of May 5, 1998, by and among Thomas F. L'Esperance, Raytheon Company, Alliance
        Laundry Holdings LLC, and Alliance Laundry Systems LLC.***
 10.17 Deferred Compensation Agreement, made and entered into as of May 5, 1998, by and among R. Scott Gaster, Alliance Laundry Holdings LLC, and
        Alliance Laundry Systems LLC.***

 10.18 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Jeffrey J. Brothers, Alliance Laundry Holdings LLC and Alliance Laundry Systems LLC.***
 10.19 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Herman W. Beach, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.20 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Bruce P. Rounds, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.21 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Robert T. Wallace, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.***
 10.22 Retention Agreement, dated as of September 30, 1997, by and between
        Thomas F. L'Esperance and Raytheon Commercial Laundry LLC.***
 10.23 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, be
        and between Thomas F. L'Esperance and Raytheon Commercial Laundry
        LLC.***
 10.24 Retention Agreement, dated as of September 30, 1997, by and between R.
        Scott Gaster and Raytheon Commercial Laundry LLC.***
 10.25 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between R. Scott Gaster and Raytheon Commercial Laundry LLC.***
 10.26 Retention Agreement, dated as of September 30, 1997, by and between
        Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.***
 10.27 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.***
 10.28 Retention Agreement, dated as of September 30, 1997, by and between
        Herman W. Beach and Raytheon Commercial Laundry LLC.***
 10.29 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Herman W. Beach and Raytheon Commercial Laundry LLC.***
 10.30 Retention Agreement, dated as of September 30, 1997, by and between
        Bruce P. Rounds and Raytheon Commercial Laundry LLC.***
 10.31 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Bruce P. Rounds and Raytheon Commercial Laundry LLC.***
 10.32 Retention Agreement, dated as of September 30, 1997, by and between
        Robert T. Wallace and Raytheon Commercial Laundry LLC.***
 10.33 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Robert T. Wallace and Raytheon Commercial Laundry LLC.***
 10.34 Promissory Note, dated as of May 5, 1998, from Thomas F. L'Esperance to
        RCL Acquisitions, L.L.C.***
 10.35 Promissory Note, dated as of May 5, 1998, from R. Scott Gaster to RCL
        Acquisitions, L.L.C.***
 10.36 Promissory Note, dated as of May 5, 1998, from Jeffrey J. Brothers to
        RCL Acquisitions, L.L.C.***
 10.37 Promissory Note, dated as of May 5, 1998, from Herman W. Beach to RCL
        Acquisitions, L.L.C.***
 10.38 Promissory Note, dated as of May 5, 1998, from Bruce P. Rounds to RCL
        Acquisitions, L.L.C.***
 10.39 Promissory Note, dated as of May 5, 1998, from Robert T. Wallace to RCL
        Acquisitions, L.L.C.***
 10.40 Advisory Agreement, dated as of      , 1998, by and between Alliance
        Laundry Systems LLC, and Bain Capital, Inc.***
 10.41 Transition Services Agreement, dated as of May   , 1998, by and among
        Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Company, and
        Raytheon Commercial Laundry LLC.***
 10.42 Junior Subordinated Promissory Note, dated as of      , 1998, from
        Alliance Laundry Holdings LLC to Raytheon Company.***
 10.43 Supply Agreement, dated as of September 10, 1997, between Appliance Co.
        and Raytheon Commercial Laundry LLC.*+
 10.44 Supply Agreement II, dated as of September 10, 1997, between Appliance
        Co. and Raytheon Commercial Laundry LLC.*+
 10.45 Supply Agreement, dated as of May 1, 1998, by and among Coinmach
        Corporation, Super Laundry Equipment Corporation and Raytheon
        Commercial Laundry LLC (incorporated by reference from exhibit 10.57 to
        Coinmach Corporation's Annual Report on Form 10-K dated as of June 29,
        1998, file number 033-49830).*
 12.1  Statement of Computation of Ratios.***
 21.1  Subsidiaries of Alliance Laundry Systems LLC.*
 23.1  Consent of PricewaterhouseCoopers LLP*
 23.2  Consent of Kirkland & Ellis (included in exhibits 5.1 and 8.1).*

 24.1 Powers of Attorney (included in signature page).***
 25.1 Statement of Eligibility of Trustee on Form T-1.***
 27.1 Financial Data Schedule.***
 99.1 Form of Letter of Transmittal.*
 99.2 Form of Notice of Guaranteed Delivery.*
 99.3 Form of Tender Instructions.*

-------
  * Filed herewith

 ** To be filed by amendment
*** Previously filed

  + Confidential treatment has been requested for certain omitted portions of this exhibit

                                       3